                                              OPPENHEIMER GLOBAL FUND
                                      Supplement dated March 31, 2003 to the
                            Statement of Additional Information dated November 22, 2002

         The Statement of Additional Information is changed as follows:

1.       The supplement dated March 4, 2003 is replaced with this supplement.

2.       The section captioned "Other Investment Techniques and Strategies" is amended as follows:

a.       The first sentence under the caption "Futures" on page 11 is revised to read as follows:

              "Futures.  The Fund can buy and sell  futures  contracts  that relate to (1)  broadly-based stock indices  (these are referred to as "stock index  futures"),  (2) an individual  stock
              ("single  stock  futures"),  (3)  bond  indices  (these  are  referred  to as  "bond  index futures"),  (4) debt securities (these are referred to as "interest rate futures"), and (5)
              foreign currencies (these are referred to as "forward contracts")."

b.       The following is added to the end of the third paragraph under the "Futures" caption:

              "Similarly,  a single stock future  obligates  the seller to deliver (and the  purchaser to take) cash or a specified equity security to settle the futures  transaction.  Either party could  also enter into an  offsetting  contract  to close out the  position.  Single  stock futures trade on a very limited number of exchanges,  with contracts typically not fungible among the exchanges."

c.       The third paragraph  under the caption  "Buying and Selling  Options on Foreign  Currencies" on page 15 is revised to read as follows:

              "A call the Fund writes on a foreign  currency is "covered" if the Fund owns the underlying foreign  currency  covered by the call or has an absolute  and  immediate  right to acquire that  foreign  currency  without  additional  cash  consideration  (or  it  can  do so  for additional  cash  consideration  identified  on its books) upon  conversion  or exchange of other foreign currency held in its portfolio."

d.       The last  sentence  of the fourth  paragraph  under the caption  "Buying  and  Selling  Options on Foreign
         Currencies" is revised to read as follows:

              "In those circumstances,  the Fund covers the option by identifying on its books cash, U.S.
              government  securities or other liquid  securities in an amount equal to the exercise price of the option."

e.       The first sentence of the sixth paragraph under the caption  "Forward  Contracts" on page 17 is revised to read as follows:

              "The Fund will cover its short  positions in these cases by identifying on its books liquid assets having a value equal to the aggregate amount of the Fund's  commitment under forward contracts."

3.       The section captioned "Board of Trustees and Oversight Committees" on page 26 is amended as follows:

     a.   The second sentence of the second paragraph under that caption is revised to read:

              "The members of the Audit Committee are Kenneth A. Randall (Chairman) and Edward Reagan."

    b.   The first sentence of the third paragraph under that caption is revised to read:

              "The members of the Study Committee are Robert G. Galli  (Chairman),  Elizabeth  Moynihan and
              Joel Motley."

4.       Effective  December 31, 2002, Mr. Leon Levy retired as a Trustee of the Fund and Mr.  Clayton  Yeutter was
     elected as  Chairman  of the  Board,  effective  January  1, 2003.  Effective  March 31,  2003,  Mr.  Benjamin
     Lipstein  retired as a Trustee.  Therefore,  the  Statement of Additional  Information  is revised by deleting the  biography  for  Messrs.  Levy and  Lipstein  on page 28 and by  adding  the  following  to Mr.  Yeutter's biography: "Chairman of the Board of Trustees."

5.       In the Trustee  compensation  table on page 33, the title of  "Chairman"  after Mr. Levy's name is deleted and the title of "Chairman" is added after Mr.  Yeutter's name. In addition,  the following  footnote is added following the names of Messrs. Levy, Lipstein and Yeutter:

          7.  Effective  January 1, 2003,  Mr.  Yeutter  became  Chairman of the Board of Trustees of the
              Board I Funds upon the  retirement  of Mr. Levy.  Effective  March 31, 2003,  Mr.  Lipstein
              retired as a Trustee.

March 31, 2003                                                                          PX330.008

-------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Fund
-------------------------------------------------------------------------------------------------------------------

6803 South Tucson Way, Centennial, CO 80112
1.800.225.5677

Statement of Additional Information dated November 22, 2002

         This  Statement  of  Additional  Information  is  not a  Prospectus.  This  document  contains  additional information  about the Fund and  supplements  information in the  Prospectus  dated November 22, 2002. It should be read  together  with the  Prospectus.  You can obtain the  Prospectus  by  writing  to the Fund's  Transfer  Agent,
OppenheimerFunds  Services,  at P.O. Box 5270,  Denver,  Colorado  80217,  or by calling the Transfer  Agent at the
toll-free   number  shown  above,   or  by  downloading   it  from  the   OppenheimerFunds   Internet   website  at
www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund

About Your Account

Financial Information About the Fund

-------------------------------------------------------------------------------------------------------------------

ABOUT THE FUND
-------------------------------------------------------------------------------------------------------------------

         Additional Information About the Fund's Investment Policies and Risks

              The  investment  objective,  the  principal  investment  policies  and the main risks of the Fund are described in the Prospectus.  This Statement of Additional  Information  contains  supplemental  information  about those policies and risks and the types of securities that the Fund's  investment  Manager,  OppenheimerFunds,  Inc.
(the  "Manager") can select for the Fund.  Additional  information  is also provided about the strategies  that the
Fund may use to try to achieve its objective.

The Fund's  Investment  Policies.  The  composition of the Fund's  portfolio and the techniques and strategies that the Manager may use in  selecting  portfolio  securities  will vary over time.  The Fund is not required to use all of the investment  techniques and strategies  described  below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some times or not at all.

         In selecting  securities for the Fund's  portfolio,  the Manager evaluates the merits of particular equity and  fixed-income  securities  primarily  through the  exercise of its own  investment  analysis.  That process may include,  among other  things,  evaluation  of the issuer's  historical  operations,  prospects for the industry of which the issuer is part, the issuer's  financial  condition,  its pending product  developments  and business (and those of  competitors),  the effect of  general  market and  economic  conditions  on the  issuer's  business,  and legislative proposals that might affect the issuer.

           Investments  in Equity  Securities.  The Fund  focuses its  investments  in equity  securities  of both foreign and U.S. companies.  Equity securities include common stocks,  preferred stocks,  rights and warrants,  and securities  convertible  into common stock.  The Fund's  investments  can include stocks of companies in any market capitalization  range, if the Manager  believes the investment is consistent with the Fund's  objective,  including the  preservation  of  principal.  Certain  equity  securities  may be  selected  not only for  their  appreciation possibilities but because they may provide dividend income.

         Small-cap growth companies may offer greater  opportunities  for capital  appreciation  than securities of large,  more  established  companies.  However,  these  securities  also involve  greater risks than  securities of larger  companies.  Securities  of small  capitalization  issuers  may be subject to greater  price  volatility  in general  than  securities  of  large-cap  and  mid-cap  companies.  Therefore,  to the  degree  that  the  Fund has investments  in  smaller  capitalization  companies  at times of market  volatility,  the  Fund's  share  price may fluctuate more. Those  investments may be limited to the extent the Manager  believes that such  investments  would be  inconsistent  with the goal of  preservation  of  principal.  As noted below,  the Fund limits  investments  in unseasoned small cap issuers.

               Growth  Companies.  The Fund may invest in securities of "growth"  companies.  Growth companies are those  companies  that the  Manager  believes  are  entering  into a  growth  cycle  in  their  business,  with the expectation  that  their  stock  will  increase  in  value.  They  may be  established  companies  as well as newer companies in the development stage.  Growth companies may have a variety of  characteristics  that in the Manager's view define them as "growth" issuers.

         They may be  generating  or applying new  technologies,  new or improved  distribution  techniques  or new services.  They may own or  develop  natural  resources.  They may be  companies  that can  benefit  from  changing consumer  demands or  lifestyles,  or  companies  that have  projected  earnings in excess of the average for their sector or industry.  In each case,  they have prospects that the Manager  believes are favorable for the long term.
The portfolio  manager of the Fund looks for growth companies with strong,  capable  management sound financial and accounting policies, successful product development and marketing and other factors.

                Convertible  Securities.  The value of a  convertible  security is a function  of its  "investment value" and its  "conversion  value." If the  investment  value  exceeds the  conversion  value,  the security  will behave more like a debt  security  and the  security's  price will likely  increase  when  interest  rates fall and decrease when  interest  rates rise.  If the  conversion  value  exceeds the  investment  value,  the security will behave more like an equity  security.  In that case,  it will likely sell at a premium  over its  conversion  value and its price will tend to fluctuate directly with the price of the underlying security.

         While some  convertible  securities are a form of debt security,  in many cases their  conversion  feature
(allowing  conversion  into  equity  securities)  causes  them  to be  regarded  by the  Manager  more  as  "equity equivalents."  As a result,  the rating  assigned  to the  security  has less  impact on the  Manager's  investment decision than in the case of non-convertible debt fixed-income securities.

         To  determine  whether  convertible  securities  should be regarded as "equity  equivalents,"  the Manager examines the following factors:
(1)      whether,  at the option of the investor,  the convertible  security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the  convertible  securities  has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the  convertible  security  may be a  defensive  "equity  substitute,"  providing  the ability to participate in any appreciation in the price of the issuer's common stock.

               Rights and  Warrants.  Warrants  basically  are options to purchase  equity  securities at specific prices valid for a specific  period of time.  Their prices do not  necessarily  move  parallel to the prices of the underlying  securities.  Rights are similar to warrants,  but normally  have a short  duration and are  distributed directly by the issuer to its  shareholders.  Rights and warrants have no voting  rights,  receive no dividends and have no rights with respect to the assets of the issuer.

              Foreign  Securities.  The Fund expects to have  substantial  investments  in foreign  securities.
These include equity  securities  issued by foreign  companies and debt securities  issued or guaranteed by foreign companies  or  governments,  including  supra-national  entities.  "Foreign  securities"  include  equity  and debt securities of companies  organized  under the laws of countries  other than the United  States and debt  securities issued or guaranteed by governments  other than the U.S.  government or by foreign  supra-national  entities.  They also include  securities of companies  (including  those that are located in the U.S. or organized  under U.S. law)
that derive a significant  portion of their revenue or profits from foreign  businesses,  investments or sales,  or that have a significant  portion of their assets abroad.  They may be traded on foreign securities  exchanges or in the foreign over-the-counter markets.

         Securities of foreign issuers that are represented by American  Depository  Receipts or that are listed on a U.S. securities exchange or traded in the U.S.  over-the-counter  markets are not considered "foreign securities"
for the  purpose  of the  Fund's  investment  allocations,  because  they are not  subject  to many of the  special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Because the Fund may  purchase  securities  denominated  in foreign  currencies,  a change in the value of such  foreign  currency  against  the U.S.  dollar  will  result in a change in the  amount of income  the Fund has available  for  distribution.  Because a portion  of the  Fund's  investment  income  may be  received  in  foreign currencies,  the Fund will be required to compute its income in U.S. dollars for distribution to shareholders,  and therefore  the Fund  will  absorb  the cost of  currency  fluctuations.  After  the  Fund has  distributed  income, subsequent  foreign currency losses may result in the Fund's having  distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

         Investing  in foreign  securities  offers  potential  benefits  not  available  from  investing  solely in securities of domestic  issuers.  They include the  opportunity  to invest in foreign  issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business cycles different from those of the
U.S., or to reduce  fluctuations in portfolio  value by taking  advantage of foreign stock markets that do not move in a manner parallel to U.S.  markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

               Risks of Foreign  Investing.  Investments  in foreign  securities  may offer special  opportunities for  investing  but also  present  special  additional  risks and  considerations  not  typically  associated  with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in value of  foreign  investments  due to  changes  in  currency  rates or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio  transactions  or loss of certificates  for portfolio securities;
o        possibilities in some countries of expropriation,  confiscatory taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S.  Government  policies have discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

                Special  Risks of  Emerging  Markets.  Emerging  and  developing  markets  abroad  may also  offer special  opportunities  for growth investing but have greater risks than more developed  foreign  markets,  such as those in Europe,  Canada,  Australia,  New Zealand and Japan.  There may be even less liquidity in their securities markets,  and  settlements  of purchases and sales of  securities  may be subject to  additional  delays.  They are subject  to  greater  risks  of  limitations  on the  repatriation  of  income  and  profits  because  of  currency restrictions  imposed by local  governments.  Those countries may also be subject to the risk of greater  political and economic  instability,  which can greatly  affect the  volatility of prices of  securities in those  countries.
The Manager will consider  these factors when  evaluating  securities  in these  markets,  because the selection of those securities must be consistent with the Fund's goal of preservation of principal.

         The Fund intends to invest less than 5% of its total assets in securities  of issuers of Eastern  European countries.  The social,  political  and economic  reforms in most  Eastern  European  countries  are still in their early stages,  and there can be no assurance that these reforms will continue.  Eastern European  countries in many cases do not have a  sophisticated  or  well-established  capital  market  structure  for the sale and  trading  of securities.  Participation  in the  investment  markets in some of those  countries  may be available  initially or solely through investment in joint ventures,  state enterprises,  private placements,  unlisted securities or other similar illiquid investment vehicles.

         In addition,  although  investment  opportunities may exist in Eastern European  countries,  any change in the leadership or policies of the governments of those  countries,  or changes in the leadership or policies of any other  government  that  exercises a  significant  influence  over those  countries,  may halt the  expansion of or reverse the  liberalization of foreign  investment  policies now occurring.  As a result  investment  opportunities which may currently exist may be threatened.

         The  prior  authoritarian   governments  of  a  number  of  the  Eastern  European  countries   previously
expropriated large amounts of real and personal  property,  which may include property which will be represented by or held by entities  issuing  the  securities  the Fund might wish to  purchase.  In many cases,  the claims of the prior property  owners against those  governments  were never finally  settled.  There can be no assurance that any property  represented  by or  held  by  entities  issuing  securities  purchased  by the  Fund  will  not  also  be expropriated,  nationalized,  or confiscated. If that property were confiscated,  the Fund could lose a substantial portion  of its  investments  in such  countries.  The  Fund's  investments  could also be  adversely  affected  by exchange control regulations imposed in any of those countries.

             Investing  in Debt  Securities.  While the Fund does not  invest for the  purpose of seeking  current income,  at times the Fund can invest in debt  securities,  including the  convertible  debt  securities  described above under the  description  of equity  investments.  Debt  securities  also can be selected for investment by the
Fund for  defensive  purposes,  as described  below.  For example,  when the stock market is volatile,  or when the portfolio  manager believes that growth  opportunities in stocks are not attractive,  certain debt securities might provide not only offer defensive opportunities but also some opportunities for capital appreciation.

         The Fund's debt investments can include  corporate bonds and notes of foreign or U.S.  companies,  as well as U.S. and foreign government  securities.  It is not expected that this will be a significant  portfolio strategy of the Fund under normal  market  circumstances,  and the Fund  normally  does not intend to invest more than 5% of its total assets in debt securities.

                 Credit  Risk.  Credit  risk  relates to the ability of the issuer to meet  interest or  principal payments or both as they become due. In general,  lower-grade,  higher-yield  bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds.

                  The  Fund's  debt  investments  can  include  investment-grade  and  non-investment-grade   bonds
(commonly  referred  to as "junk  bonds").  Investment-grade  bonds  are  bonds  rated at  least  "Baa" by  Moody's
Investors  Service,  Inc., at least "BBB" by Standard & Poor's Ratings Services or Fitch,  Inc., or have comparable ratings by another nationally recognized statistical rating organization.

                  In making  investments in debt securities,  the Manager may rely to some extent on the ratings of
                  ratings   organizations   or  it  may  use  its   own   research   to   evaluate   a   security's
                  credit-worthiness.  If the securities are unrated,  to be considered  part of the Fund's holdings of  investment-grade  securities,  they must be judged by the Manager to be of comparable quality to bonds rated as investment grade by a rating organization.

                Interest  Rate  Risk.  Interest  rate risk  refers to the  fluctuations  in value of  fixed-income securities  resulting from the inverse  relationship  between price and yield. For example,  an increase in general interest rates will tend to reduce the market value of already-issued  fixed-income  investments,  and a decline in general  interest rates will tend to increase their value. In addition,  debt  securities  with longer  maturities, which tend to have  higher  yields,  are  subject to  potentially  greater  fluctuations  in value from  changes in interest rates than obligations with shorter maturities.

              Fluctuations  in the  market  value of  fixed-income  securities  after  the Fund  buys them will not affect  the  interest  payable  on  those  securities,  nor  the  cash  income  from  them.  However,  those  price fluctuations  will be reflected in the  valuations  of the  securities,  and  therefore the Fund's net asset values will be affected by those fluctuations.

          Portfolio  Turnover.  "Portfolio  turnover"  describes  the rate at which the Fund traded its  portfolio securities  during its last fiscal year.  For example,  if a fund sold all of its  securities  during the year, its portfolio  turnover  rate would have been 100%.  The Fund's  portfolio  turnover rate will  fluctuate  from year to year, and the Fund may have a portfolio turnover rate of more than 100% annually.

         Increased portfolio turnover creates higher brokerage and transaction costs for the Fund, which may reduce its overall  performance.  Additionally,  the realization of capital gains from selling  portfolio securities may result in distributions  of taxable  long-term  capital gains to  shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal  Revenue
Code.

Other  Investment  Techniques  and  Strategies.  In seeking its  objective,  the Fund may from time to time use the types  of  investment  strategies  and  investments  described  below.  It is  not  required  to use  all of  these strategies at all times, and at times may not use them.

          Zero Coupon  Securities.  The Fund may buy zero-coupon and delayed interest  securities,  and "stripped"
securities.  Stripped  securities are debt  securities  whose interest  coupons are separated from the security and sold  separately.  The Fund can buy  different  types of  zero-coupon  or  stripped  securities,  including,  among others,  U.S.  Treasury  notes or bonds that have been stripped of their  interest  coupons,  U.S.  Treasury  bills issued without interest coupons, and certificates representing interests in stripped securities.

         Zero-coupon  securities do not make periodic  interest payments and are sold at a deep discount from their face value. The buyer  recognizes a rate of return  determined by the gradual  appreciation of the security,  which is  redeemed  at face value on a  specified  maturity  date.  This  discount  depends on the time  remaining  until maturity,  as well as  prevailing  interest  rates,  the  liquidity of the  security and the credit  quality of the issuer.  In the  absence of threats to the  issuer's  credit  quality,  the  discount  typically  decreases  as the maturity date approaches.  Some zero-coupon  securities are  convertible,  in that they are zero-coupon  securities until a predetermined date, at which time they convert to a security with a specified coupon rate.

         Because  zero-coupon  securities pay no interest and compound  semi-annually at the rate fixed at the time of their  issuance,  their value is generally  more volatile than the value of other debt  securities.  Their value may  fall  more  dramatically  than the  value of  interest-bearing  securities  when  interest  rates  rise.  When prevailing  interest  rates fall,  zero-coupon  securities  tend to rise more rapidly in value  because they have a fixed rate of return.

         The  Fund's  investment  in  zero-coupon  securities  may  cause  the Fund to  recognize  income  and make distributions  to  shareholders  before it receives any cash payments on the  zero-coupon  investment.  To generate cash to satisfy those distribution  requirements,  the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

         Repurchase Agreements. The Fund may acquire securities subject to repurchase agreements. It may do so
o        for liquidity purposes to meet anticipated redemptions of Fund shares, or
o        pending the investment of the proceeds from sales of Fund shares, or
o        pending the settlement of portfolio securities transactions, or
o        for temporary defensive purposes, as described below.

         In a  repurchase  transaction,  the Fund  buys a  security  from,  and  simultaneously  resells  it to, an approved  vendor for delivery on an  agreed-upon  future date.  The resale price  exceeds the purchase  price by an amount that reflects an agreed-upon  interest rate  effective for the period during which the repurchase  agreement is in effect.  Approved vendors include U.S.  commercial  banks,  U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government  securities.  They must meet credit  requirements set by the Fund's Board of Trustees from time to time.

         The majority of these  transactions  run from day to day, and  delivery  pursuant to the resale  typically occurs  within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond seven days are subject to the Fund's  limits on holding  illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase  agreements,  considered  "loans"  under the  Investment  Company Act of 1940 (the  "Investment
Company Act") are  collateralized  by the underlying  security.  The Fund's repurchase  agreements  require that at all times  while the  repurchase  agreement  is in  effect,  the value of the  collateral  must equal or exceed the repurchase price to fully  collateralize the repayment  obligation.  However, if the vendor fails to pay the resale price on the delivery date,  the Fund may incur costs in disposing of the  collateral and may experience  losses if there is any delay in its  ability to do so. The Manager  will  monitor the  vendor's  creditworthiness  to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         Pursuant to an Exemptive  Order issued by the Securities  and Exchange  Commission,  the Fund,  along with other  affiliated  entities  managed by the Manager,  may transfer  uninvested cash balances into one or more joint repurchase accounts.  These balances are invested in one or more repurchase agreements,  secured by U.S. government securities.  Securities  pledged as collateral  for  repurchase  agreements  are held by a custodian bank until the agreements  mature.  Each  joint  repurchase  arrangement  requires  that the  market  value of the  collateral  be sufficient  to cover  payments of interest and  principal;  however,  in the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.

         Illiquid  and  Restricted  Securities.  Under the  policies  and  procedures  established  by the Fund's
Board of Trustees,  the Manager determines the liquidity of certain of the Fund's  investments.  To enable the Fund to sell its holdings of a restricted  security not  registered  under the Securities Act of 1933, the Fund may have to cause those  securities to be registered.  The expenses of registering  restricted  securities may be negotiated by the Fund with the  issuer  at the time the Fund buys the  securities.  When the Fund must  arrange  registration because the Fund wishes to sell the security,  a  considerable  period may elapse  between the time the decision is made to sell the security and the time the  security is  registered  so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund may also  acquire  restricted  securities  through  private  placements.  Those  securities  have contractual  restrictions on their public resale.  Those  restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.

         The Fund has limitations  that apply to purchases of restricted  securities,  as stated in the Prospectus.
Those  percentage  restrictions  do not limit  purchases  of  restricted  securities  that are eligible for sale to qualified  institutional  purchasers  under Rule 144A of the Securities Act of 1933, if those  securities have been determined to be liquid by the Manager under  Board-approved  guidelines.  Those  guidelines  take into account the trading  activity for such securities and the availability of reliable  pricing  information,  among other factors.
If there is a lack of trading  interest in a particular  Rule 144A security,  the Fund's  holdings of that security may be considered to be illiquid.

         Illiquid  securities  include  repurchase  agreements  maturing in more than seven days and  participation interests that do not have puts exercisable within seven days.

         Forward Rolls.  The Fund can enter into "forward  roll"  transactions  with respect to mortgage  related securities.  In this type of transaction,  the Fund sells a mortgage related security to a buyer and simultaneously agrees to repurchase a similar  security (the same type of security,  and having the same coupon and maturity) at a later date at a set price.  The securities that are repurchased  will have the same interest rate as the securities that are sold, but typically will be  collateralized  by different pools of mortgages  (with  different  prepayment histories)  than  the  securities  that  have  been  sold.  Proceeds  from  the sale  are  invested  in  short-term instruments,  such as  repurchase  agreements.  The income from those  investments,  plus the fees from the forward roll  transaction,  are expected to generate  income to the Fund in excess of the yield on the securities that have been sold.

         The Fund will only enter into "covered"  rolls.  To assure its future payment of the purchase  price,  the
Fund will identify on its books cash, U.S.  government  securities or other high-grade debt securities in an amount equal to the payment obligation under the roll.

         These  transactions have risks.  During the period between the sale and the repurchase,  the Fund will not be entitled to receive  interest and principal  payments on the securities that have been sold. It is possible that the market  value of the  securities  the Fund sells may decline  below the price at which the Fund is obligated to repurchase securities.

         Loans of Portfolio  Securities.  To raise cash for liquidity  purposes or income,  the Fund can lend its portfolio  securities to brokers,  dealers and other types of financial  institutions  approved by the Fund's Board of  Trustees.  These  loans are  limited  to not more  than 25% of the value of the  Fund's  net  assets.  The Fund currently does not intend that its loans of securities in the current year will exceed 15% of its total assets.

         There  are some  risks in  connection  with  securities  lending.  The Fund  might  experience  a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults.  The Fund must receive collateral for a loan. Under current  applicable  regulatory  requirements  (which are  subject to  change),  on each  business  day the loan  collateral  must be at least  equal to the value of the loaned  securities.  It must consist of cash, bank letters of credit,  or securities of the U.S.  Government or its agencies  or  instrumentalities,  or other  cash  equivalents  in which  the Fund is  permitted  to  invest.  To be acceptable  as  collateral,  letters of credit  must  obligate a bank to pay  amounts  demanded  by the Fund if the demand  meets the  terms of the  letter.  The terms of the  letter  of  credit  and the  issuing  bank both must be satisfactory to the Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest  on  loaned securities.  It also  receives  one or more of (a)  negotiated  loan  fees,  (b)  interest  on  securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of  interest  may be shared  with the  borrower.  The Fund may also pay  reasonable  finder's,  custodian  bank and administrative  fees in  connection  with these  loans.  The terms of the Fund's loans must meet  applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities  on five days' notice or in time to vote on any important matter.

          Borrowing  for  Leverage.  The Fund has the  ability to borrow up to 10% of the value of its net assets from banks on an unsecured basis to invest the borrowed funds in portfolio  securities.  This speculative technique is known as "leverage."  The Fund may borrow only from banks.  Under current  regulatory  requirements,  borrowings can be made only to the extent that the value of the Fund's assets,  less its  liabilities  other than  borrowings, is equal to at least 300% of all borrowings  (including the proposed borrowing).  If the value of the Fund's assets fails to meet this 300% asset  coverage  requirement,  the Fund will reduce its bank debt within three days to meet the requirement. To do so, the Fund might have to sell a portion of its investments at a disadvantageous time.

         The Fund will pay interest on these loans,  and that interest  expense will raise the overall  expenses of the Fund and reduce its returns.  If it does borrow,  its expenses  will be greater than  comparable  funds that do not borrow for  leverage.  Additionally,  the Fund's net asset  value per share might  fluctuate  more than that of funds that do not borrow.  Currently,  the Fund does not  contemplate  using this technique in the next year but if it does so, it will not likely be to a substantial degree.

          Derivatives.  The Fund can  invest  in a  variety  of  derivative  investments  to seek  income  or for hedging  purposes.  Some  derivative  investments the Fund can use are the hedging  instruments  described below in this  Statement of  Additional  Information.  However,  the Fund does not use, and does not  currently  contemplate using,  derivatives or hedging  instruments  to a significant  degree in the coming year and it is not obligated to use them in seeking its objective.

         Some of the derivative  investments  the Fund can use include "debt  exchangeable  for common stock" of an issuer or  "equity-linked  debt  securities" of an issuer.  At maturity,  the debt security is exchanged for common stock of the issuer or it is payable in an amount  based on the price of the  issuer's  common stock at the time of maturity.  Both  alternatives  present a risk that the amount  payable at maturity  will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

         Other  derivative  investments  the Fund can  invest in include  "index-linked"  notes.  Principal  and/or interest  payments on these notes depend on the  performance of an underlying  index.  Currency-indexed  securities are another  derivative the Fund may use.  Typically  these are short-term or  intermediate-term  debt  securities.
Their  value at maturity  or the rates at which they pay income are  determined  by the change in value of the U.S.
dollar against one or more foreign  currencies or an index.  In some cases,  these  securities may pay an amount at maturity  based on a  multiple  of the  amount of the  relative  currency  movements.  This type of index  security offers the potential for increased  income or principal  payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

         Hedging.  Although the Fund does not anticipate the extensive use of hedging  instruments,  the Fund can use  hedging  instruments.  It is not  obligated  to use them in  seeking  its  objective.  To  attempt  to protect against  declines in the market value of the Fund's  portfolio,  to permit the Fund to retain  unrealized  gains in the value of portfolio  securities  which have  appreciated,  or to facilitate  selling  securities  for investment reasons, the Fund could:
o        sell futures contracts,
o        buy puts on such futures or on securities, or
o        write  covered  calls on  securities  or futures.  Covered  calls may also be used to increase  the Fund's income, but the Manager does not expect to engage extensively in that practice.

         The Fund can use hedging to establish a position in the  securities  market as a temporary  substitute for purchasing  particular  securities.  In that case the Fund would  normally seek to purchase the securities and then terminate  that  hedging  position.  The Fund might also use this type of hedge to attempt to protect  against  the possibility that its portfolio  securities  would not be fully included in a rise in value of the market.  To do so the Fund could:
o        buy futures, or
o        buy calls on such futures or on securities.

         The Fund's  strategy  of hedging  with  futures and options on futures  will be  incidental  to the Fund's activities  in the  underlying  cash market.  The  particular  hedging  instruments  the Fund can use are described below.  The Fund may employ new hedging  instruments  and strategies when they are developed,  if those  investment methods are consistent  with the Fund's  investment  objective and are  permissible  under  applicable  regulations governing the Fund.

              Futures.  The Fund can buy and sell  futures  contracts  that  relate to (1)  broadly-based  stock indices  (these are referred to as "stock index  futures"),  (2) bond indices (these are referred to as "bond index futures"),  (3) debt  securities  (these are referred to as "interest rate  futures"),  and (4) foreign  currencies
(these are referred to as "forward contracts").

         A  broadly-based  stock  index is used as the basis for  trading  stock  index  futures.  They may in some cases be based on stocks of  issuers  in a  particular  industry  or group of  industries.  A stock  index  assigns relative values to the common stocks  included in the index and its value  fluctuates in response to the changes in value of the  underlying  stocks.  A stock index  cannot be  purchased  or sold  directly.  Bond index  futures are similar  contracts based on the future value of the basket of securities  that comprise the index.  These contracts obligate the seller to deliver,  and the  purchaser to take,  cash to settle the futures  transaction.  There is no delivery  made of the  underlying  securities  to settle the futures  obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         An interest  rate future  obligates  the seller to deliver (and the purchaser to take) cash or a specified type of debt  security  to settle the  futures  transaction.  Either  party  could  also  enter into an  offsetting contract to close out the position.

         No money is paid or  received  by the Fund on the  purchase  or sale of a  future.  Upon  entering  into a futures  transaction,  the Fund will be required to deposit an initial margin  payment with the futures  commission merchant (the "futures  broker").  Initial margin  payments will be deposited with the Fund's  custodian bank in an account  registered  in the futures  broker's  name.  However,  the futures  broker can gain access to that account only  under  specified  conditions.  As the future is marked to market  (that is, its value on the Fund's  books is changed) to reflect changes in its market value,  subsequent  margin  payments,  called variation  margin,  will be paid to or by the futures broker daily.

         At any time prior to expiration  of the future,  the Fund may elect to close out its position by taking an opposite  position,  at which time a final  determination  of variation margin is made and any additional cash must be  paid by or  released  to the  Fund.  Any  loss or gain on the  future  is then  realized  by the  Fund  for tax purposes.  All futures  transactions  (except forward  contracts) are effected  through a clearinghouse  associated with the exchange on which the contracts are traded.

              Put and Call  Options.  The Fund can buy and sell  certain  kinds of put options  ("puts") and call options ("calls").  The Fund can buy and sell exchange-traded and over-the-counter put and call options,  including index  options,  securities  options,  currency  options,  commodities  options,  and options on the other types of futures described above.

              ? Writing  Covered  Call  Options.  The Fund can write (that is,  sell)  covered  calls.  If the Fund sells a call option,  it must be covered.  That means the Fund must own the security  subject to the call while the call is  outstanding,  or, for certain types of calls,  the call may be covered by liquid assets  identified on the
Fund's  books to enable the Fund to  satisfy  its  obligations  if the call is  exercised.  Up to 25% of the Fund's total assets may be subject to calls the Fund writes.

         When the Fund  writes a call on a  security,  it receives  cash (a  premium).  The Fund agrees to sell the underlying  security to a purchaser of a corresponding  call on the same security during the call period at a fixed exercise  price  regardless  of market price  changes  during the call period.  The call period is usually not more than nine months.  The exercise  price may differ from the market price of the  underlying  security.  The Fund has the risk of loss that the price of the  underlying  security may decline  during the call period.  That risk may be offset to some extent by the  premium the Fund  receives.  If the value of the  investment  does not rise above the call price,  it is likely that the call will lapse without being  exercised.  In that case, the Fund would keep the cash premium and the investment.

         When  the  Fund  writes  a call on an  index,  it  receives  cash (a  premium).  If the  buyer of the call exercises  it, the Fund will pay an amount of cash equal to the  difference  between the closing  price of the call and the exercise  price,  multiplied by a specified  multiple that  determines the total value of the call for each point of difference.  If the value of the underlying  investment  does not rise above the call price,  it is likely that the call will lapse without being exercised. In that case, the Fund would keep the cash premium.

         The Fund's  custodian  bank, or a securities  depository  acting for the custodian  bank,  will act as the
Fund's escrow agent,  through the facilities of the Options Clearing  Corporation ("OCC"), as to the investments on which the Fund has written  calls traded on exchanges or as to other  acceptable  escrow  securities.  In that way, no margin will be  required  for such  transactions.  OCC will  release the  securities  on the  expiration  of the option or when the Fund enters into a closing transaction.

         When the Fund  writes an  over-the-counter  ("OTC")  option,  it will  enter  into an  arrangement  with a primary U.S.  government  securities  dealer which will  establish a formula  price at which the Fund will have the absolute  right to  repurchase  that OTC option.  The formula  price will  generally  be based on a multiple of the premium received for the option,  plus the amount by which the option is exercisable  below the market price of the underlying  security (that is, the option is "in the money").  When the Fund writes an OTC option, it will treat as illiquid (for purposes of its  restriction on holding  illiquid  securities)  the  mark-to-market  value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its  obligation  on a call it has written,  the Fund may purchase a  corresponding  call in a
"closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending  upon whether the net of the amount of the option  transaction  costs and the  premium  received  on the call the Fund wrote is more or less than the price of the call the Fund  purchases to close out the  transaction.  The Fund may realize a profit if the call expires  unexercised,  because the Fund will retain the  underlying  security and the premium it received when it wrote the call. Any such profits are  considered  short-term  capital gains for federal income tax purposes,  as are the premiums on lapsed calls.  When  distributed by the Fund they are taxable as ordinary  income.  If the Fund cannot  effect a  closing  purchase  transaction  due to the lack of a market,  it will  have to hold the  callable securities until the call expires or is exercised.

         The Fund may also write calls on a futures  contract  without  owning the futures  contract or  securities deliverable  under  the  contract.  To do so,  at the time the call is  written,  the Fund  must  cover the call by identifying  an equivalent  dollar amount of liquid assets on the Fund's books.  The Fund will identify  additional liquid  assets on the Fund's books if the value of the  identified  assets drops below 100% of the current value of the  future.  Because of this  identification  requirement,  in no  circumstances  would the  Fund's  receipt of an exercise notice as to that future require the Fund to deliver a futures  contract.  It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

               Writing  Put  Options.  The Fund can sell put  options.  A put  option  on  securities  gives  the purchaser  the right to sell,  and the writer the  obligation  to buy, the  underlying  investment  at the exercise price  during the  option  period.  The Fund will not write  puts if, as a result,  more than 50% of the Fund's net assets would be required to be identified to cover such put options.

         If the Fund writes a put, the put must be covered by liquid assets  identified  on the Fund's  books.  The premium  the Fund  receives  from  writing  a put  represents  a  profit,  as long as the  price of the  underlying investment  remains  equal  to or above  the  exercise  price  of the put.  However,  the  Fund  also  assumes  the obligation  during the option  period to buy the  underlying  investment  from the buyer of the put at the exercise price,  even if the value of the investment  falls below the exercise  price. If a put the Fund has written expires unexercised,  the Fund realizes a gain in the amount of the premium less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must fulfill its  obligation  to purchase the  underlying  investment  at the exercise price.  That price will usually  exceed the market value of the  investment  at that time.  In that case,  the Fund may incur a loss if it sells the  underlying  investment.  That loss will be equal to the sum of the sale  price of the underlying  investment and the premium  received minus the sum of the exercise price and any transaction  costs the Fund incurred.

         When writing a put option on a security,  to secure its obligation to pay for the underlying  security the
Fund will  identify  liquid  assets  with a value equal to or greater  than the  exercise  price of the  underlying securities.  The Fund  therefore  forgoes the  opportunity  of investing  the  identified  assets or writing  calls against those assets.

         As long as the Fund's  obligation as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer  through  which the put was sold.  That  notice will  require  the Fund to take  delivery of the underlying  security and pay the exercise  price.  The Fund has no control over when it may be required to purchase the underlying  security,  since it may be assigned an exercise  notice at any time prior to the termination of its obligation  as the  writer  of the  put.  That  obligation  terminates  upon  expiration  of the  put.  It may also terminate  if,  before  it  receives  an  exercise  notice,  the Fund  effects a closing  purchase  transaction  by purchasing  a put of the same series as it sold.  Once the Fund has been  assigned an  exercise  notice,  it cannot effect a closing purchase transaction.

         The Fund may decide to effect a closing  purchase  transaction to realize a profit on an  outstanding  put option it has  written  or to  prevent  the  underlying  security  from being  put.  Effecting  a closing  purchase transaction  will also permit the Fund to write  another put option on the  security,  or to sell the  security and use the  proceeds  from the sale for  other  investments.  The Fund  will  realize  a profit or loss from a closing purchase  transaction  depending on whether the cost of the  transaction is less or more than the premium  received from writing the put option.  Any profits from writing puts are  considered  short-term  capital  gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

              Purchasing  Calls and Puts. The Fund can purchase  calls to protect  against the  possibility  that the Fund's  portfolio will not participate in an anticipated  rise in the securities  market.  When the Fund buys a call  (other than in a closing  purchase  transaction),  it pays a premium.  The Fund then has the right to buy the underlying  investment  from a seller of a corresponding  call on the same  investment  during the call period at a fixed exercise  price.  The Fund benefits only if it sells the call at a profit or if, during the call period,  the market price of the  underlying  investment is above the sum of the call price plus the  transaction  costs and the premium  paid for the call and the Fund  exercises  the  call.  If the Fund does not  exercise  the call or sell it
(whether or not at a profit),  the call will become  worthless at its  expiration  date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts whether or not it holds the underlying  investment in its  portfolio.  When the Fund purchases  a put,  it pays a premium  and,  except  as to puts on  indices,  has the  right to sell the  underlying investment to a seller of a put on a  corresponding  investment  during the put period at a fixed  exercise  price.
Buying a put on  securities  or futures the Fund owns enables the Fund to attempt to protect  itself during the put period  against a decline  in the value of the  underlying  investment  below the  exercise  price by  selling  the underlying  investment  at the  exercise  price to a seller of a  corresponding  put.  If the  market  price of the underlying  investment  is equal to or above the  exercise  price and,  as a result,  the put is not  exercised  or resold,  the put will become  worthless at its  expiration  date.  In that case the Fund will have paid the premium but lost the right to sell the underlying  investment.  However, the Fund may sell the put prior to its expiration.
That sale may or may not be at a profit.

         Buying a put on an  investment  the Fund does not own  (such as an index or  future)  permits  the Fund to resell the put or to buy the underlying  investment and sell it at the exercise  price.  The resale price will vary inversely to the price of the  underlying  investment.  If the market price of the  underlying  investment is above the exercise  price and, as a result,  the put is not  exercised,  the put will become  worthless on its expiration date.

         When the Fund  purchases  a call or put on an index or future,  it pays a premium,  but  settlement  is in cash rather  than by delivery of the  underlying  investment  to the Fund.  Gain or loss  depends on changes in the index in question (and thus on price movements in the securities  market  generally) rather than on price movements in individual securities or futures contracts.

         The Fund may buy a call or put only if,  after the  purchase,  the value of all call and put options  held by the Fund will not exceed 5% of the Fund's total assets.

         Buying and Selling  Options on Foreign  Currencies.  The Fund can buy and sell calls and puts on foreign currencies.  They  include  puts  and  calls  that  trade  on a  securities  or  commodities  exchange  or  in  the over-the-counter  markets  or are quoted by major  recognized  dealers  in such  options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign  securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager  anticipates  a rise in the dollar value of a foreign  currency in which  securities  to be acquired are  denominated,  the increased cost of those  securities may be partially  offset by purchasing calls or writing  puts on that  foreign  currency.  If the Manager  anticipates  a decline in the dollar  value of a foreign currency,  the decline in the dollar value of portfolio securities  denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign  currency.  However,  the currency rates could fluctuate in a direction  adverse to the Fund's  position.  The Fund will then have  incurred  option  premium  payments  and transaction costs without a corresponding benefit.

         A call the Fund  writes  on a foreign  currency  is  "covered"  if the Fund  owns the  underlying  foreign currency  covered by the call or has an absolute  and  immediate  right to acquire that  foreign  currency  without additional cash consideration (or it can do so for additional cash  consideration  identified on its books with the
Custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund  could  write a call on a  foreign  currency  to  provide a hedge  against a decline  in the U.S.
dollar  value of a  security  which the Fund  owns or has the right to  acquire  and  which is  denominated  in the currency  underlying  the option.  That decline might be one that occurs due to an expected  adverse  change in the exchange rate. This is known as a  "cross-hedging"  strategy.  In those  circumstances,  the Fund covers the option by maintaining cash, U.S.  government  securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, with the Fund's Custodian bank.

         Risks of Hedging with Options and Futures.  The use of hedging  instruments  requires special skills and knowledge of investment  techniques that are different than what is required for normal  portfolio  management.  If the  Manager  uses a  hedging  instrument  at the wrong  time or  judges  market  conditions  incorrectly,  hedging strategies may reduce the Fund's  return.  The Fund could also  experience  losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option  activities  could affect its portfolio  turnover  rate and brokerage  commissions.  The exercise of calls written by the Fund might cause the Fund to sell related  portfolio  securities,  thus increasing its turnover  rate. The exercise by the Fund of puts on securities  will cause the sale of underlying  investments, increasing  portfolio  turnover.  Although  the  decision  whether to  exercise a put it holds is within the Fund's control,  holding a put might cause the Fund to sell the related  investments  for reasons  that would not exist in the absence of the put.

         The Fund could pay a brokerage  commission  each time it buys a call or put,  sells a call or put, or buys or sells an underlying  investment in connection  with the exercise of a call or put.  Those  commissions  could be higher on a relative  basis than the  commissions  for direct  purchases  or sales of the  underlying  investments.
Premiums paid for options are small in relation to the market value of the  underlying  investments.  Consequently, put and call options  offer large amounts of leverage.  The leverage  offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered  call  written by the Fund is exercised on an  investment  that has  increased in value,  the
Fund will be required to sell the  investment  at the call price.  It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides  secondary  trading for options of the same series,  and there is no assurance that a liquid  secondary market will exist for any particular  option.  The
Fund might  experience  losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on  broadly-based  indices or futures to attempt to protect against  declines in the value of the Fund's portfolio  securities.  The risk is that the prices of the futures or the applicable  index will correlate  imperfectly with the behavior of the cash prices of the Fund's  securities.  For  example,  it is possible  that while the Fund has used  hedging  instruments  in a short hedge,  the market might advance and the value of the securities held in the Fund's  portfolio might decline.
If that occurred,  the Fund would lose money on the hedging  instruments and also experience a decline in the value of its  portfolio  securities.  However,  while this could occur for a very brief period or to a very small degree, over time the value of a  diversified  portfolio  of  securities  will  tend to move in the same  direction  as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities  included in the  applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of the  portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund may use hedging  instruments  in a greater  dollar  amount than the dollar  amount of  portfolio  securities  being hedged.  It might do so if the  historical  volatility  of the prices of the portfolio  securities  being hedged is more than the historical volatility of the applicable index.

                  The ordinary  spreads  between prices in the cash and futures markets are subject to distortions, due to  differences  in the nature of those  markets.  First,  all  participants  in the  futures market  are  subject  to  margin  deposit  and  maintenance  requirements.  Rather  than  meeting
                  additional   margin  deposit   requirements,   investors  may  close  futures  contracts  through
                  offsetting  transactions  which  could  distort  the  normal  relationship  between  the cash and futures  markets.  Second,  the liquidity of the futures market depends on participants  entering into offsetting  transactions  rather than making or taking delivery.  To the extent participants decide  to make or take  delivery,  liquidity  in the  futures  market  could  be  reduced,  thus producing  distortion.  Third,  from the point of view of speculators,  the deposit  requirements in the futures  market are less  onerous  than margin  requirements  in the  securities  markets.
                  Therefore,  increased  participation  by speculators  in the futures  market may cause  temporary price distortions.

         The Fund can use hedging  instruments  to  establish a position in the  securities  markets as a temporary substitute  for the  purchase of  individual  securities  (long  hedging) by buying  futures  and/or  calls on such futures,  broadly-based  indices or on  securities.  It is  possible  that when the Fund does so the  market  might decline.  If the Fund then  concludes  not to invest in  securities  because  of  concerns  that the  market  might decline further or for other reasons,  the Fund will realize a loss on the hedging  instruments  that is not offset by a reduction in the price of the securities purchased.

              Forward  Contracts.  Forward  contracts are foreign currency exchange  contracts.  They are used to buy or sell  foreign  currency  for  future  delivery  at a fixed  price.  The Fund uses them to "lock in" the U.S.
dollar  price of a security  denominated  in a foreign  currency  that the Fund has  bought or sold,  or to protect against  possible losses from changes in the relative values of the U.S.  dollar and a foreign  currency.  The Fund limits its exposure in foreign currency  exchange  contracts in a particular  foreign currency to the amount of its assets  denominated  in that  currency  or a  closely-correlated  currency.  The Fund may also use  "cross-hedging"
where the Fund  hedges  against  changes in  currencies  other than the  currency  in which a security  it holds is denominated.

         Under a forward  contract,  one party  agrees to  purchase,  and another  party agrees to sell, a specific currency at a future date.  That date may be any fixed number of days from the date of the contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These  contracts are traded in the inter-bank  market conducted  directly among currency  traders  (usually large  commercial  banks) and their customers.

         The Fund may use  forward  contracts  to  protect  against  uncertainty  in the level of  future  exchange rates.  The use of forward  contracts does not eliminate the risk of  fluctuations  in the prices of the underlying securities  the Fund owns or intends to acquire,  but it does fix a rate of exchange in advance.  Although  forward contracts  may reduce the risk of loss from a decline  in the value of the hedged  currency,  at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund  enters into a contract  for the  purchase  or sale of a security  denominated  in a foreign currency,  or when it  anticipates  receiving  dividend  payments in a foreign  currency,  the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend  payments.  To do so, the Fund could enter into a forward  contract for the purchase or sale of the amount of foreign  currency  involved in the underlying  transaction,  in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a  "transaction  hedge." The  transaction  hedge will protect the Fund against a loss from an adverse change in the currency  exchange  rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward  contracts to lock in the U.S. dollar value of portfolio  positions.  This is called a "position  hedge." When the Fund believes  that foreign  currency  might suffer a  substantial  decline against  the U.S.  dollar,  it could  enter  into a forward  contract  to sell an amount of that  foreign  currency approximating  the value of some or all of the Fund's portfolio  securities  denominated in that foreign  currency.
When the Fund  believes that the U.S.  dollar might suffer a substantial  decline  against a foreign  currency,  it could enter into a forward  contract to buy that foreign  currency for a fixed dollar  amount.  Alternatively,  the
Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar amount if the Fund believes that the U.S.  dollar value of the foreign  currency to be sold pursuant to its forward  contract will fall whenever  there is a decline in the U.S.  dollar value of the currency in which  portfolio  securities of the Fund are denominated. That is referred to as a "cross hedge."

         The Fund will cover its short  positions  in these  cases by  identifying  to its  custodian  bank  assets having a value equal to the aggregate amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such  contracts if the  consummation  of the  contracts would  obligate  the Fund to deliver an amount of foreign  currency in excess of the value of the Fund's  portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

         However,  to avoid excess  transactions  and  transaction  costs,  the Fund may maintain a net exposure to forward  contracts  in excess of the value of the  Fund's  portfolio  securities  or other  assets  denominated  in foreign  currencies if the excess amount is "covered" by liquid securities  denominated in any currency.  The cover must be at least  equal at all times to the amount of that  excess.  As one  alternative,  the Fund may  purchase a call  option  permitting  the Fund to  purchase  the  amount of foreign  currency  being  hedged by a forward  sale contract at a price no higher than the forward  contract  price.  As another  alternative,  the Fund may purchase a put option  permitting the Fund to sell the amount of foreign currency subject to a forward purchase  contract at a price as high or higher than the forward contact price.

         The precise  matching of the amounts under  forward  contracts  and the value of the  securities  involved generally  will not be possible  because the future value of  securities  denominated  in foreign  currencies  will change as a consequence of market  movements  between the date the forward contract is entered into and the date it is sold. In some cases,  the Manager might decide to sell the security and deliver  foreign  currency to settle the original purchase  obligation.  If the market value of the security is less than the amount of foreign currency the
Fund is obligated to deliver,  the Fund might have to purchase  additional foreign currency on the "spot" (that is, cash)  market to settle the security  trade.  If the market  value of the  security  instead  exceeds the amount of foreign  currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot market some of the foreign currency  received upon the sale of the security.  There will be additional  transaction costs on the spot market in those cases.

         The  projection  of  short-term  currency  market  movements is extremely  difficult,  and the  successful execution  of a  short-term  hedging  strategy  is  highly  uncertain.  Forward  contracts  involve  the risk  that anticipated  currency  movements  will not be  accurately  predicted,  causing the Fund to sustain  losses on these contracts and to pay additional  transactions  costs. The use of forward  contracts in this manner might reduce the
Fund's  performance if there are unanticipated  changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity of a forward  contract  requiring  the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the alternative the Fund might retain the  security and offset its  contractual  obligation  to deliver the currency by  purchasing a second contract.  Under that  contract the Fund will obtain,  on the same maturity  date,  the same amount of the currency that it is obligated to deliver.  Similarly,  the Fund might close out a forward contract  requiring it to purchase a specified  currency by entering into a second contract  entitling it to sell the same amount of the same currency on the maturity  date of the first  contract.  The Fund would  realize a gain or loss as a result of entering  into such an  offsetting  forward  contract  under  either  circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the  currencies  involved  moved between the execution  dates of the first contract and offsetting contract.

         The costs to the Fund of  engaging  in  forward  contracts  varies  with  factors  such as the  currencies involved,  the length of the contract period and the market  conditions then prevailing.  Because forward contracts are usually  entered into on a principal  basis,  no brokerage  fees or  commissions  are  involved.  Because these contracts  are not  traded  on an  exchange,  the  Fund  must  evaluate  the  credit  and  performance  risk of the counterparty under each forward contract.

         Although  the Fund  values its assets  daily in terms of U.S.  dollars,  it does not intend to convert its holdings of foreign  currencies  into U.S.  dollars on a daily basis.  The Fund may convert  foreign  currency from time to time, and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for conversion,  but they do seek to realize a profit  based on the  difference  between  the prices at which they buy and sell  various currencies.  Thus,  a dealer  might  offer to sell a foreign  currency  to the Fund at one rate,  while  offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

              Interest  Rate Swap  Transactions.  The Fund can enter into interest  rate swap  agreements.  In an interest  rate swap,  the Fund and  another  party  exchange  their  right to receive  or their  obligation  to pay interest on a security.  For example,  they might swap the right to receive  floating  rate payments for fixed rate payments.  The Fund can enter into swaps only on securities  that it owns.  The Fund will not enter into swaps with respect to more than 25% of its total assets.  Also,  the Fund will  identify  liquid assets on the Fund's books to cover any amounts it could owe under  swaps that  exceed the amounts it is entitled to receive,  and it will adjust that amount daily, as needed.

         Swap  agreements  entail  both  interest  rate  risk  and  credit  risk.  There is a risk  that,  based on movements of interest  rates in the future,  the payments made by the Fund under a swap  agreement  will be greater than the payments it received.  Credit risk arises from the  possibility  that the  counterparty  will default.  If the counterparty  defaults,  the Fund's loss will consist of the net amount of contractual  interest  payments that the Fund has not yet  received.  The Manager  will monitor the  creditworthiness  of  counterparties  to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter  into  swap  transactions  with  certain  counterparties  pursuant  to  master  netting agreements.  A master netting agreement  provides that all swaps done between the Fund and that counterparty  shall be regarded as parts of an integral  agreement.  If amounts are payable on a particular  date in the same  currency in respect of one or more swap  transactions,  the amount  payable on that date in that  currency  shall be the net amount.  In addition,  the master  netting  agreement  may provide that if one party  defaults  generally or on one swap,  the  counterparty  can  terminate  all of the swaps with that party.  Under these  agreements,  if a default results in a loss to one party,  the measure of that  party's  damages is  calculated  by  reference to the average cost of a  replacement  swap  for  each  swap.  It is  measured  by the  mark-to-market  value  at the  time of the termination  of  each  swap.  The  gains  and  losses  on  all  swaps  are  then  netted,  and  the  result  is the counterparty's  gain or loss on  termination.  The  termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

              Regulatory  Aspects of Hedging  Instruments.  When using  futures and options on futures,  the Fund is  required  to  operate  within  certain  guidelines  and  restrictions  with  respect  to the use of  futures as established by the Commodities  Futures Trading Commission (the "CFTC").  In particular,  the Fund is exempted from registration  with the CFTC as a "commodity  pool operator" if the Fund complies with the  requirements of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage  of the Fund's  assets  that may be used for  futures margin and related  options  premiums  for a bona fide hedging  position.  However,  under the Rule,  the Fund must limit its  aggregate  initial  futures  margin and related  options  premiums to not more than 5% of the Fund's net assets for hedging  strategies  that are not  considered  bona fide hedging  strategies  under the Rule.  Under the
Rule,  the Fund must also use short  futures and options on futures  solely for bona fide hedging  purposes  within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges  limit the  maximum  number of  options  that may be  written  or held by a single  investor  or group of investors  acting in concert.  Those  limits apply  regardless  of whether the options were written or purchased on the same or different  exchanges or are held in one or more accounts or through one or more different  exchanges or through  one or more  brokers.  Thus,  the number of  options  that the Fund may write or hold may be  affected  by options written or held by other  entities,  including other  investment  companies  having the same Advisor as the
Fund (or an Advisor that is an affiliate of the Fund's  Advisor).  The  exchanges  also impose  position  limits on futures  transactions.  An exchange  may order the  liquidation  of  positions  found to be in  violation  of those limits and may impose certain other sanctions.

         Under the  Investment  Company Act,  when the Fund  purchases a future,  it must  maintain cash or readily marketable  short-term  debt  instruments in an amount equal to the market value of the  securities  underlying the future, less the margin deposit applicable to it.

             Tax Aspects of Certain Hedging  Instruments.  Certain foreign currency exchange  contracts in which the Fund may invest are treated as "Section 1256  contracts"  under the Internal  Revenue  Code. In general,  gains or losses relating to Section 1256 contracts are  characterized  as 60% long-term and 40% short-term  capital gains or losses under the Code.  However,  foreign  currency gains or losses arising from Section 1256 contracts that are forward  contracts  generally are treated as ordinary  income or loss. In addition,  Section 1256 contracts held by the Fund at the end of each  taxable year are  "marked-to-market,"  and  unrealized  gains or losses are treated as though they were realized.  These  contracts also may be  marked-to-market  for purposes of determining  the excise tax applicable to investment  company  distributions and for other purposes under rules prescribed  pursuant to the
Internal  Revenue  Code.  An  election  can  be  made  by  the  Fund  to  exempt  those   transactions   from  this
marked-to-market treatment.

         Certain  forward  contracts  the Fund  enters  into may  result in  "straddles"  for  federal  income  tax purposes.  The straddle  rules may affect the character  and timing of gains (or losses)  recognized by the Fund on straddle  positions.  Generally,  a loss sustained on the disposition of a position making up a straddle is allowed only to the  extent  that  the loss  exceeds  any  unrecognized  gain in the  offsetting  positions  making  up the straddle.  Disallowed  loss  is  generally  allowed  at the  point  where  there  is no  unrecognized  gain  in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
1.        gains or losses  attributable  to  fluctuations  in exchange  rates that occur  between the time the Fund accrues  interest or other  receivables  or accrues  expenses or other  liabilities  denominated in a foreign currency and the time the Fund actually  collects such receivables or pays such  liabilities,
          and
2.        gains or losses  attributable  to  fluctuations  in the value of a foreign  currency  between the date of acquisition  of a debt  security  denominated  in a foreign  currency  or  foreign  currency  forward contracts and the date of disposition.

         Currency gains and losses are offset  against  market gains and losses on each trade before  determining a net "Section 988" gain or loss under the Internal  Revenue Code for that trade,  which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

         Temporary Defensive  Investments.  When market,  economic or political  conditions are unstable,  or the
Manager  believes it is otherwise  appropriate  to reduce  holdings in stocks,  the Fund can invest in a variety of debt  securities  for defensive  purposes.  The Fund can also purchase these  securities for liquidity  purposes to meet cash needs due to the  redemption of Fund shares,  or to hold while waiting to reinvest cash received from the sale of other portfolio securities. The Fund can buy:
o        obligations issued or guaranteed by the U. S. government or its instrumentalities or agencies,
o        commercial paper (short-term,  unsecured,  promissory notes of domestic or foreign companies) rated in the three top rating categories of a nationally recognized rating organization,
o        short-term debt  obligations of corporate  issuers,  rated investment grade (rated at least Baa by Moody's
              Investors Service,  Inc. or at least BBB by Standard & Poor's Corporation,  or a comparable rating by another  rating  organization),  or unrated  securities  judged by the  Manager to have a  comparable quality to rated securities in those categories,
o        certificates  of deposit and bankers'  acceptances  of domestic  and foreign  banks having total assets in excess of $1 billion, and
o        repurchase agreements.

         Short-term debt securities  would normally be selected for defensive or cash management  purposes  because they can  normally be disposed of quickly,  are not  generally  subject to  significant  fluctuations  in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

Investment Restrictions

         What Are "Fundamental  Policies?"  Fundamental  policies are those policies that the Fund has adopted to govern its  investments  that can be changed  only by the vote of a  "majority"  of the Fund's  outstanding  voting securities.  Under the  Investment  Company  Act, a  "majority"  vote is defined as the vote of the  holders of the lesser of:

o        67% or more of the shares  present or  represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o        more than 50% of the outstanding shares.

         The Fund's investment  objective is a fundamental  policy.  Other policies  described in the Prospectus or this Statement of Additional  Information are  "fundamental"  only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental  policies without  shareholder  approval.  However,  significant changes to investment  policies will be described in  supplements or updates to the Prospectus or this Statement of Additional
Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         What  Are the  Fund's  Additional  Fundamental  Policies?  The  following  investment  restrictions  are fundamental policies of the Fund.

o        The Fund  cannot  buy  securities  issued  or  guaranteed  by any one  issuer if more than 5% of its total assets would be invested in  securities  of that issuer or if it would then own more than 10% of that issuer's voting  securities.  That restriction  applies to 75% of the Fund's total assets.  The limit
              does  not  apply  to  securities   issued  by  the  U.S.   Government  or  any  of  its  agencies  or
              instrumentalities.
o        The Fund cannot lend money.  However, it can invest in all or a portion of an issue of bonds,  debentures, commercial paper or other similar  corporate  obligations of the types that are usually  purchased by institutions,  whether or not they are publicly distributed.  The Fund may also enter into repurchase agreements.
o        The Fund cannot  concentrate  investments.  That means it cannot invest 25% or more of its total assets in
              companies   in  any  one   industry.   Obligations   of  the  U.S.   government,   its  agencies  and
              instrumentalities  are  not  considered  to be  part  of an  "industry"  for  the  purposes  of  this restriction.
o        The Fund cannot buy or sell real estate.  However,  the Fund can purchase debt securities  secured by real estate or  interests  in real  estate,  or issued by  companies,  including  real  estate  investment trusts, which invest in real estate or interests in real estate.
o        The Fund cannot underwrite  securities of other companies.  A permitted  exception is in case it is deemed to be an underwriter  under the Securities Act of 1933 when reselling any securities  held in its own portfolio.
o        The Fund  cannot  invest in  commodities  or  commodity  contracts,  other  than the  hedging  instruments permitted  by any of its  other  fundamental  policies.  It  does  not  matter  whether  the  hedging instrument is considered to be a commodity or commodity contract.
o        The Fund cannot invest in the  securities  issued by any company for the purpose of exercising  management control of that company.
o        The Fund cannot  invest in or hold  securities  of any issuer if officers  and Trustees of the Fund or the
              Manager  individually  beneficially  own more than 1/2 of 1% of the  securities  of that  issuer  and together own more than 5% of the securities of that issuer.
o        The Fund cannot  mortgage  or pledge any of its  assets.  However,  this does not  prohibit  the Fund from pledging  its  assets  for  the  collateral  arrangements  in  connection  with  the  use of  hedging instruments.
o        The Fund cannot buy securities on margin.  However,  the Fund can make margin  deposits in connection with its use of hedging instruments.
o        The Fund cannot invest in oil, gas or other mineral exploration or development programs.
o        The Fund cannot invest in securities of other open-end investment  companies,  except in connection with a merger,  consolidation,  reorganization  or acquisition of assets,  or invest more than 5% of its net assets in closed-end  investment  companies,  including  small business  investment  companies.  Such investments may not be made at commission rates in excess of normal brokerage commissions.
o        The Fund cannot issue "senior  securities",  but this does not prohibit certain investment  activities for which assets of the Fund are designated as identified on the Fund's books,  or margin,  collateral or
              escrow  arrangements  are  established,   to  cover  the  related  obligations.   Examples  of  those
              activities include borrowing money, reverse repurchase  agreements,  delayed-delivery and when-issued arrangements  for  portfolio  securities  transactions,  and  contracts  to buy or sell  derivatives, hedging instruments, options or futures.
o        The Fund  cannot  invest  more than 5% of its total  assets in  warrants  or  rights.  That limit does not apply to warrants acquired as part of a unit or that are attached to other  securities.  No more than
              2% of the Fund's  total  assets may be  invested  in  warrants  that are not listed on either the New
              York Stock Exchange or the American Stock Exchange.

         Unless the Prospectus or this  Statement of Additional  Information  states that a percentage  restriction applies  on an ongoing  basis,  it applies  only at the time the Fund makes an  investment.  The Fund need not sell securities  to meet the  percentage  limits if the value of the  investment  increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to  concentrate  its  investments as described  above,  the Fund has adopted the industry  classifications  set forth in Appendix A to this  Statement of Additional  Information.  This is not a fundamental policy.

         As a  non-fundamental  restriction,  the  Fund  cannot  sell  securities  short  except  in  "short  sales
"against-the-box."  However,  the Fund does not  engage in this type of  transaction  at all  because of changes in applicable tax laws.

         How the Fund is Managed

Organization and History.  The Fund is an open-end,  diversified  management  investment  company with an unlimited number of authorized shares of beneficial  interest.  The Fund was organized in 1969 and is presently  organized as a Massachusetts business trust.

|X|      Classes of Shares. The Trustees are authorized,  without  shareholder  approval,  to create new series and classes of shares.  The Trustees may reclassify  unissued shares of the Fund into  additional  series or classes of shares.  The  Trustees  also may divide or combine the shares of a class into a greater or lesser  number of shares without  changing  the  proportionate  beneficial  interest  of a  shareholder  in the  Fund.  Shares  do not  have cumulative  voting  rights or  preemptive  or  subscription  rights.  Shares  may be voted in person or by proxy at shareholder meetings.

         The Fund  currently  has five  classes  of  shares:  Class A,  Class B,  Class C, Class N and Class Y. All
classes invest in the same investment  portfolio.  Only retirement plans may purchase Class N shares.  Only certain
institutional investors may elect to purchase Class Y shares.   Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate  voting rights on matters in which  interests of one class are different  from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable,  and each share of each class has one vote at shareholder  meetings,  with fractional shares voting  proportionally  on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

|X|      Meetings of  Shareholders.  As a Massachusetts  business trust, the Fund is not required to hold, and does not plan to hold,  regular annual meetings of  shareholders.  The Fund will hold meetings when required to do so by the  Investment  Company Act or other  applicable  law. It will also do so when a shareholder  meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders  have the right,  upon the  declaration  in writing or vote of two-thirds of the  outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of  shareholders  to vote on the removal of a Trustee  upon the written  request of the record  holders of 10% of its  outstanding  shares.  If the Trustees receive a request from at least 10 shareholders  stating that they wish to communicate  with other  shareholders to request a meeting to remove a Trustee,  the Trustees will then either make the Fund's  shareholder  list  available to the  applicants  or  mail  their  communication  to all  other  shareholders  at the  applicants'  expense.  The shareholders  making the request  must have been  shareholders  for at least six months and must hold shares of the
Fund valued at $25,000 or more or  constituting  at least 1% of the Fund's  outstanding  shares.  The  Trustees may also take other action as permitted by the Investment Company Act.

|X|      Shareholder  and Trustee  Liability.  The Fund's  Declaration of Trust  contains an express  disclaimer of
shareholder  or  Trustee  liability  for  the  Fund's  obligations.   It  also  provides  for  indemnification  and
reimbursement  of  expenses  out of the  Fund's  property  for  any  shareholder  held  personally  liable  for its obligations.  The  Declaration  of Trust also states that upon  request,  the Fund shall  assume the defense of any claim made  against a  shareholder  for any act or  obligation  of the Fund and shall  satisfy any judgment on that claim.  Massachusetts  law  permits a  shareholder  of a business  trust  (such as the Fund) to be held  personally liable as a "partner" under certain  circumstances.  However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively  remote  circumstances in which the Fund would be unable to meet its obligations.

         The  Fund's  contractual  arrangements  state  that any  person  doing  business  with the Fund  (and each shareholder  of the  Fund)  agrees  under its  Declaration  of Trust to look  solely to the  assets of the Fund for satisfaction  of any claim or demand that may arise out of any dealings with the Fund.  Additionally,  the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees and Oversight Committees.  The Fund is governed by a Board of Trustees,  which is responsible for protecting the interests of shareholders  under  Massachusetts  law. The Trustees meet periodically  throughout the year to oversee the Fund's  activities,  review its  performance,  and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its  shareholders,  it may hold  shareholder  meetings from time to time on  important  matters,  and  shareholders  have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

         The Board of Trustees has an Audit  Committee,  a Study  Committee and a Proxy  Committee.  The members of the Audit Committee are Kenneth Randall  (Chairman),  Benjamin  Lipstein and Edward Regan. The Audit Committee held
5 meetings  during the Fund's fiscal year ended  September 30, 2002.  The Audit  Committee  provides the Board with recommendations  regarding the selection of the Fund's  independent  auditor.  The Audit Committee also reviews the scope and  results  of audits and the audit fees  charged,  reviews  reports  from the Fund's  independent  auditor concerning the Fund's internal  accounting  procedures,  and controls and reviews reports of the Manager's internal auditor, among other duties as set forth in the Committee's charter.

         The  members  of the Study  Committee  are  Benjamin  Lipstein  (Chairman),  Robert  Galli  and  Elizabeth
Moynihan.  The Study  Committee held 8 meetings  during the Fund's fiscal year ended  September 30, 2002. The Study
Committee  evaluates and reports to the Board on the Fund's  contractual  arrangements,  including  the  Investment
Advisory and  Distribution  Agreements,  transfer and shareholder  service  agreements and custodian  agreements as well as the  policies  and  procedures  adopted by the Fund to comply  with the  Investment  Company  Act and other applicable law, among other duties as set forth in the Committee's charter.

         The members of the Proxy  Committee are Edward Regan  (Chairman),  Russell  Reynolds and Clayton  Yeutter.
The Proxy  Committee  held 1 meeting during the Fund's fiscal year ended  September 30, 2002.  The Proxy  Committee provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

Trustees and Officers of the Fund.  Except for Mr. Murphy,  each of the Trustees is an  independent  trustee of the
Fund ("Independent  Trustee").  Mr. Murphy is an "Interested Trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.

         The Fund's  Trustees  and officers  and their  positions  held with the Fund and length of service in such position(s) and their  principal  occupations  and business  affiliations  during the past five years are listed in the chart below.  The  information for the Trustees also includes the dollar range of shares of the Fund as well as the aggregate dollar range of shares  beneficially  owned in any of the Oppenheimer funds overseen by the Trustees.
All of the Trustees are also trustees or directors of the following  publicly offered  Oppenheimer  funds (referred to as "Board I Funds"):

Oppenheimer California Municipal Fund                       Oppenheimer International Growth Fund
Oppenheimer Capital Appreciation Fund                       Oppenheimer International Small Company Fund
Oppenheimer Capital Preservation Fund                       Oppenheimer Money Market Fund, Inc.
Oppenheimer Developing Markets Fund                         Oppenheimer Multiple Strategies Fund
Oppenheimer Discovery Fund                                  Oppenheimer Multi-Sector Income Trust
Oppenheimer Emerging Growth Fund                            Oppenheimer Multi-State Municipal Trust
Oppenheimer Emerging Technologies Fund                      Oppenheimer Municipal Bond Fund
Oppenheimer Enterprise Fund                                 Oppenheimer New York Municipal Fund
Oppenheimer Europe Fund                                     Oppenheimer Series Fund, Inc.
Oppenheimer Global Fund                                     Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund                     Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Gold & Special Minerals Fund                    Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                                     Oppenheimer U.S. Government Trust

         In addition to being a trustee or director of the Board I Funds,  Mr.  Galli is also a director or trustee of 10 other  portfolios  in the  OppenheimerFunds  complex.  Present or former  officers,  directors,  trustees and employees (and their immediate  family members) of the Fund, the Manager and its affiliates,  and retirement  plans established  by them for  their  employees  are  permitted  to  purchase  Class A shares  of the Fund and the other
Oppenheimer  funds at net asset value without sales charge.  The sales charges on Class A shares is waived for that group because of the economies of sales efforts realized by the Distributor.

         Messrs. Murphy, Masterson,  Molleur,  Vottiero,  Wixted, Wilby and Zack, and Mses. Bechtolt, Feld and Ives
and  respectively  hold the  same  offices  with one or more of the  other  Board I Funds as with the  Fund.  As of
October 29, 2002, the Trustees and officers of the Fund, as a group,  owned of record or beneficially  less than 1%
of each class of shares of the Fund.  The  foregoing  statement  does not reflect  ownership  of shares of the Fund held of record by an employee benefit plan for employees of the Manager,  other than the shares  beneficially owned under the plan by the officers of the Fund listed above.  In addition,  each  Independent  Trustee,  and his or her family  members,  do not own  securities  of either the Manager or  Distributor  of the Board I Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

Affiliated  Transactions and Material Business  Relationships.  Mr. Reynolds has reported that he has a controlling interest in The Directorship  Search Group,  Inc. ("The  Directorship  Search Group"),  a director  recruiting firm that provided consulting  services to Massachusetts  Mutual Life Insurance Company (which controls the Manager) for fees aggregating  $110,000 from January 1, 2000 through December 31, 2001, an amount  representing  less than 5% of the annual revenues of The Directorship  Search Group,  Inc. Mr. Reynolds  estimates that The  Directorship  Search
Group will bill  Massachusetts  Mutual Life  Insurance  Company  $150,000  for  services to be provided  during the calendar year 2002.

         The Independent  Trustees have unanimously  (except for Mr. Reynolds,  who abstained)  determined that the consulting  arrangements  between The  Directorship  Search Group,  Inc. and  Massachusetts  Mutual Life  Insurance
Company were not material business or professional  relationships  that would compromise Mr. Reynolds' status as an
Independent  Trustee.  Nonetheless,  to assure  certainty  as to  determinations  of the Board and the  Independent
Trustees  as to matters  upon which the  Investment  Company  Act or the rules  thereunder  require  approval  by a majority of Independent  Trustees,  Mr.  Reynolds will not be counted for purposes of determining  whether a quorum of Independent Trustees was present or whether a majority of Independent Trustees approved the matter.

         The address of each Trustee in the chart below is 6803 S. Tucson Way, Centennial, CO 80112-3924. Each
Trustee serves for an indefinite term, until his or her resignation, retirement, death or removal.

---------------------------------------------------------------------------------------------------------------------------
                                                   Independent Trustees
---------------------------------------------------------------------------------------------------------------------------
----------------------------- ----------------------------------------------------------- ---------------- ----------------
Name;                         Principal Occupation(s) During Past 5 Years;                Dollar Range     Aggregate
                                                                                                           Dollar Range
                                                                                                           of Shares
                                                                                                           Beneficially
                                                                                                           Owned in any
                                                                                          of Shares        of the
Position(s) Held with Fund;   Other Trusteeships/Directorships Held by Trustee;           Beneficially     Oppenheimer
Length of Service;            Number of Portfolios in Fund Complex Currently Overseen     Owned in the     Funds Overseen
Age                           by Trustee                                                  Fund             by Trustee
----------------------------- ----------------------------------------------------------- ---------------- ----------------
----------------------------- ----------------------------------------------------------- ---------------------------------
                                                                                              As of December 31, 2001
----------------------------- ----------------------------------------------------------- ---------------------------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Leon Levy, Chairman of the    General  Partner  (since 1982) of Odyssey  Partners,  L.P.        $0               $0
Board of Trustees             (investment  partnership) and Chairman of the Board (since
Trustee since 1969            1981) of Avatar Holdings,  Inc. (real estate development).
Age: 77                       Oversees 31 portfolios in the OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Robert G. Galli,              A  trustee  or  director  of  other   Oppenheimer   funds.   $1 - $10,000    Over $100,000
Trustee since 1993            Formerly Vice  Chairman  (October  1995-December  1997) of
Age: 69                       the    Manager.    Oversees   41    portfolios    in   the
                              OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Phillip A. Griffiths,         The Director (since 1991) of the Institute for Advanced           $0         Over $100,000
Trustee since 1999            Study, Princeton, N.J., director (since 2001) of GSI
Age: 64                       Lumonics and a member of the National Academy of Sciences
                              (since 1979); formerly (in descending chronological
                              order) a director of Bankers Trust Corporation, Provost
                              and Professor of Mathematics at Duke University, a
                              director of Research Triangle Institute, Raleigh, N.C.,
                              and a Professor of Mathematics at Harvard University.
                              Oversees 31 portfolios in the OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Benjamin Lipstein, Trustee    Professor Emeritus of Marketing,  Stern Graduate School of    $10,001 -      Over $100,000
since 1974                    Business Administration,  New York University. Oversees 31     $50,000
Age: 79                       portfolios in the OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Joel W. Motley,               Director (January 2002-present), Columbia Equity            $01                   $01
Trustee since 2002            Financial Corp. (privately-held financial adviser);
Age: 50                       Managing Director (January 2002-present), Carmona Motley,
                              Inc. (privately-held financial adviser); Formerly he held
                              the following positions: Managing Director (January
                              1998-December 2001), Carmona Motley Hoffman Inc.
                              (privately-held financial adviser); Managing Director
                              (January 1992-December 1997), Carmona Motley & Co.
                              (privately-held financial adviser). Oversees 31
                              portfolios in the OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Elizabeth B. Moynihan,        Author  and  architectural  historian;  a  trustee  of the    $10,001 -     $50,001-$100,000
Trustee since 1992            Freer  Gallery  of  Art  and  Arthur  M.  Sackler  Gallery     $50,000
Age: 73                       (Smithsonian Institute),  Trustees Council of the National
                              Building  Museum;  a  member  of  the  Trustees   Council,
                              Preservation  League  of  New  York  State.   Oversees  31
                              portfolios in the OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Kenneth A. Randall, Trustee   A director of Dominion  Resources,  Inc. (electric utility  Over $100,000    Over $100,000
since 1980                    holding  company)  and Prime  Retail,  Inc.  (real  estate
Age: 75                       investment   trust);   formerly  a  director  of  Dominion
                              Energy,  Inc.  (electric  power  and oil & gas  producer),
                              President and Chief  Executive  Officer of The  Conference
                              Board,   Inc.   (international   economic   and   business
                              research)  and a director of  Lumbermens  Mutual  Casualty
                              Company,   American   Motorists   Insurance   Company  and
                              American Manufacturers Mutual Insurance Company.  Oversees
                              31 portfolios in the OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Edward V. Regan,              President, Baruch College, CUNY; a director of RBAsset       $1 - $10,000   $50,001-$100,000
Trustee since 1993            (real estate manager); a director of OffitBank; formerly
Age: 72                       Trustee, Financial Accounting Foundation (FASB and GASB),
                              Senior Fellow of Jerome Levy Economics Institute, Bard
                              College, Chairman of Municipal Assistance Corporation for
                              the City of New York, New York State Comptroller and
                              Trustee of New York State and Local Retirement Fund.
                              Oversees 31 investment companies in the OppenheimerFunds
                              complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Russell S. Reynolds, Jr.,     Chairman (since 1993) of The Directorship Search Group,       $10,001 -     $10,001-$50,000
Trustee since 1989            Inc. (corporate governance consulting and executive            $50,000
Age: 70                       recruiting); a life trustee of International House
                              (non-profit educational organization), and a trustee
                              (since 1996) of the Greenwich Historical Society.
                              Oversees 31 portfolios in the OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Donald W. Spiro, Vice         Chairman  Emeritus  (since  January  1991) of the Manager.  Over $100,000    Over $100,000
Chairman of the Board of      Formerly  a  director  (January  1969-August  1999) of the
Trustees,                     Manager.  Oversees 31 portfolios  in the  OppenheimerFunds
Trustee since 1985            complex.
Age: 76
----------------------------- ----------------------------------------------------------- --------------- -----------------
----------------------------- ----------------------------------------------------------- --------------- -----------------
Clayton K. Yeutter, Trustee   Of  Counsel  (since  1993),  Hogan & Hartson (a law firm).        $0        $50,001-$100,000
since 1991                    Other  directorships:  Caterpillar,  Inc. (since 1993) and
Age: 71                       Weyerhaeuser  Co. (since 1999).  Oversees 31 portfolios in the OppenheimerFunds complex.
----------------------------- ----------------------------------------------------------- --------------- -----------------

1 Mr. Motley was elected as Trustee to the Board I Funds effective October 10, 2002.

                  The address of Mr.  Murphy in the chart  below is 498 Seventh  Avenue,  New York,  NY 10018.  Mr.
                  Murphy serves for an indefinite term, until his resignation, retirement, death or removal.

---------------------------------------------------------------------------------------------------------------------------
                                              Interested Trustee and Officer
---------------------------------------------------------------------------------------------------------------------------
----------------------------- ------------------------------------------------------------ --------------- ----------------
Name;                         Principal Occupation(s) During Past 5 Years;                 Dollar Range    Aggregate
                                                                                                           Dollar Range
                                                                                                           of Shares
                                                                                                           Beneficially
                                                                                           of Shares       Owned in any
                              Other Trusteeships/Directorships Held by Trustee;            Beneficially    of the
Position(s) Held with Fund;   Number of Portfolios in Fund Complex Currently  Overseen by  Owned in the    Oppenheimer
Length of Service; Age        Trustee                                                      Fund            Funds
----------------------------- ------------------------------------------------------------ --------------- ----------------
----------------------------- ------------------------------------------------------------ --------------------------------
                                                                                               As of December 31, 2001
----------------------------- ------------------------------------------------------------ --------------------------------
----------------------------- ------------------------------------------------------------ --------------- ----------------
John V. Murphy, President     Chairman,  Chief Executive Officer and director (since June  $10,001 -        Over $100,000
and Trustee,                  2001) and President  (since September 2000) of the Manager;  $50,000
Trustee since October 2001    President  and a director  or trustee of other  Oppenheimer
Age: 53                       funds;  President  and a  director  (since  July  2001)  of
                              Oppenheimer   Acquisition   Corp.  (the  Manager's   parent
                              holding company) and of Oppenheimer  Partnership  Holdings,
                              Inc.  (a holding  company  subsidiary  of the  Manager);  a
                              director   (since   November   2001)  of   OppenheimerFunds
                              Distributor,  Inc. (a subsidiary of the Manager);  Chairman and a director  (since July 2001) of Shareholder  Services,
                              Inc. and of Shareholder Financial Services,  Inc. (transfer
                              agent  subsidiaries  of  the  Manager);   President  and  a
                              director  (since  July  2001)  of  OppenheimerFunds  Legacy
                              Program (a  charitable  trust  program  established  by the
                              Manager);   a   director   of   the   investment   advisory
                              subsidiaries  of  the  Manager:   OFI  Institutional  Asset
                              Management,    Inc.   and   Centennial   Asset   Management
                              Corporation   (since  November  2001),   HarbourView  Asset
                              Management  Corporation and OFI Private  Investments,  Inc.
                              (since July 2001);  President  (since November 1, 2001) and a  director  (since  July 2001) of  Oppenheimer  Real Asset
                              Management,  Inc.;  a  director  (since  November  2001) of
                              Trinity  Investment  Management Corp. and Tremont Advisers,
                              Inc.  (Investment  advisory  affiliates  of  the  Manager);
                              Executive   Vice   President   (since   February  1997)  of
                              Massachusetts  Mutual Life Insurance Company (the Manager's
                              parent  company);  a  director  (since  June  1995)  of DLB
                              Acquisition  Corporation  (a holding  company that owns the shares  of David  L.  Babson &  Company,  Inc.);  formerly,
                              Chief Operating Officer  (September  2000-June 2001) of the
                              Manager;  President  and  trustee  (November  1999-November
                              2001)  of  MML  Series   Investment   Fund  and  MassMutual
                              Institutional  Funds  (open-end  investment  companies);  a
                              director   (September   1999-August   2000)  of  C.M.  Life
                              Insurance Company;  President,  Chief Executive Officer and
                              director  (September  1999-August  2000)  of MML Bay  State
                              Life Insurance  Company;  a director (June  1989-June 1998)
                              of  Emerald  Isle  Bancorp  and  Hibernia  Savings  Bank (a
                              wholly-owned subsidiary of Emerald Isle Bancorp).  Oversees
                              69 portfolios in the OppenheimerFunds complex.
----------------------------- ------------------------------------------------------------ --------------- ----------------

         The address of the  Officers in the chart below is as  follows:  Messrs.  Molleur,  Wilby and Zack and Ms.
Feld is 498 Seventh  Avenue,  New York, NY 10018,  Messrs.  Masterson,  Vottiero and Wixted and Mses.  Bechtolt and
Ives is 6803 S. Tucson Way, Centennial,  CO 80112-3924.  Each Officer serves for an annual term or until his or her resignation, retirement, death or removal.

---------------------------------------------------------------------------------------------------------------------------
                                                   Officers of the Fund
---------------------------------------------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Name;                              Principal Occupation(s) During Past 5 Years
Position(s) Held with Fund;
Length of Service;
Age
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
William L. Wilby, Vice President   Senior  Vice  President  of the  Manager  (since  July 1994) and of  HarbourView  Asset
and Portfolio Manager (since       Management  Corporation  (since May  1999);  Senior  Investment  Officer,  Director  of
October 28, 1991)                  International  Equities (since May 2000) of the Manager;  an officer of 2 portfolios in
Age:  58                           the  OppenheimerFunds  complex;  formerly Vice President of the Manager  (October 1991-
                                   July 1994) and of HarbourView Asset Management Corporation (June 1992 - May 1999).
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Brian W. Wixted,                   Senior Vice  President  and  Treasurer  (since  March 1999) of the  Manager;  Treasurer
Treasurer, Principal Financial     (since March 1999) of HarbourView Asset Management  Corporation,  Shareholder Services,
and Accounting Officer since 1999  Inc.,  Oppenheimer Real Asset Management  Corporation,  Shareholder Financial Services,
Age: 43                            Inc.,  Oppenheimer  Partnership  Holdings,  Inc., OFI Private Investments,  Inc. (since
                                   March 2000),  OppenheimerFunds  International Ltd. and Oppenheimer Millennium Funds plc
                                   (since May 2000) and OFI  Institutional  Asset  Management,  Inc. (since November 2000)
                                   (offshore fund management  subsidiaries of the Manager);  Treasurer and Chief Financial
                                   Officer  (since May 2000) of Oppenheimer  Trust Company (a trust company  subsidiary of the Manager);  Assistant Treasurer (since March 1999) of Oppenheimer  Acquisition Corp.
                                   and  OppenheimerFunds  Legacy Program (since April 2000);  formerly Principal and Chief
                                   Operating Officer (March 1995-March 1999),  Bankers Trust  Company-Mutual Fund Services
                                   Division. An officer of 85 portfolios in the OppenheimerFunds complex.
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Philip Vottiero,                   Vice  President/Fund  Accounting  of the  Manager  (since  March  2002;  formerly  Vice
Assistant Treasurer since 2002     President/Corporate  Accounting of the Manager (July 1999-March 2002) prior to which he
Age: 39                            was Chief Financial Officer at Sovlink  Corporation  (April 1996-June 1999). An officer of 85 portfolios in the OppenheimerFunds complex.
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Connie Bechtolt,                   Assistant Vice President of the Manager  (since September 1998); formerly Manager/Fund
Assistant Treasurer since 2002     Accounting (September 1994-September 1998) of the Manager. An officer of 85 portfolios
Age: 39                            in the OppenheimerFunds complex.
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Robert G. Zack,                    Senior Vice President  (since May 1985) and General  Counsel  (since  February 2002) of
Secretary since 2001               the Manager;  General Counsel and a director (since November 2001) of  OppenheimerFunds
Age: 54                            Distributor,  Inc.;  Senior Vice President and General Counsel (since November 2001) of
                                   HarbourView  Asset  Management  Corporation;  Vice  President  and  a  director  (since
                                   November  2000) of  Oppenheimer  Partnership  Holdings,  Inc.;  Senior Vice  President,
                                   General  Counsel and a director (since  November 2001) of Shareholder  Services,  Inc.,
                                   Shareholder Financial Services, Inc., OFI Private Investments,  Inc., Oppenheimer Trust
                                   Company and OFI Institutional  Asset Management,  Inc.; General Counsel (since November
                                   2001) of Centennial Asset Management  Corporation;  a director (since November 2001) of
                                   Oppenheimer  Real Asset  Management,  Inc.;  Assistant  Secretary and a director (since
                                   November 2001) of  OppenheimerFunds  International Ltd.; Vice President (since November
                                   2001)  of  OppenheimerFunds   Legacy  Program;   Secretary  (since  November  2001)  of
                                   Oppenheimer  Acquisition Corp.; formerly Acting General Counsel (November 2001-February
                                   2002) and Associate General Counsel (May 1981-October  2001) of the Manager;  Assistant
                                   Secretary  of  Shareholder  Services,   Inc.  (May  1985-November  2001),   Shareholder
                                   Financial Services, Inc. (November 1989-November 2001); OppenheimerFunds  International
                                   Ltd. and Oppenheimer  Millennium Funds plc (October  1997-November 2001). An officer of
                                   85 portfolios in the OppenheimerFunds complex.
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Philip T. Masterson,               Vice President and Assistant Counsel of the Manager (since July 1998); formerly, an
Assistant Secretary since 2002     associate with Davis, Graham, & Stubbs LLP (January 1997-June 1998). An officer of 85
Age: 38                            portfolios in the OppenheimerFunds complex.
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Denis R. Molleur,                  Vice  President and Senior  Counsel of the Manager  (since July 1999);  formerly a Vice
Assistant Secretary since 2001     President and Associate Counsel of the Manager  (September  1995-July 1999). An officer
Age: 45                            of 82 portfolios in the OppenheimerFunds complex.
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Katherine P. Feld,                 Vice  President and Senior  Counsel  (since July 1999) of the Manager;  Vice  President
Assistant Secretary since 2001     (since June 1990) of OppenheimerFunds  Distributor,  Inc.; Director, Vice President and
Age: 44                            Assistant Secretary (since June 1999) of Centennial Asset Management Corporation;  Vice
                                   President  (since 1997) of  Oppenheimer  Real Asset  Management,  Inc.;  formerly  Vice
                                   President and Associate  Counsel of the Manager (June 1990-July 1999). An officer of 85 portfolios in the OppenheimerFunds complex.
---------------------------------- ----------------------------------------------------------------------------------------
---------------------------------- ----------------------------------------------------------------------------------------
Kathleen T. Ives,                  Vice President and Assistant  Counsel (since June 1998) of the Manager;  Vice President
Assistant Secretary since 2001     (since 1999) of  OppenheimerFunds  Distributor,  Inc.;  Vice  President  and  Assistant
Age: 36                            Secretary  (since 1999) of  Shareholder  Services,  Inc.;  Assistant  Secretary  (since
                                   December 2001) of OppenheimerFunds  Legacy Program and Shareholder  Financial Services,
                                   Inc.;  formerly  Assistant Vice President and Assistant  Counsel of the Manager (August
                                   1997-June  1998);  Assistant  Counsel of the  Manager  (August  1994-August  1997).  An
                                   officer of 85 portfolios in the OppenheimerFunds complex.
---------------------------------- ----------------------------------------------------------------------------------------

         |X|  Remuneration of Trustees.  The officers of the Fund and one of the Trustees of the Fund (Mr.  Murphy)
who are  affiliated  with the Manager  receive no salary or fee from the Fund.  The remaining  Trustees of the Fund received the  compensation  shown below from the Fund with respect to the Fund's  fiscal year ended  September  30,
2002. The compensation  from all of the Board I Funds (including the Fund)  represents  compensation  received as a director, trustee or member of a committee of the Board during the calendar year 2001.

--------------------------------- ---------------------------------------- ------------------------------------------------
Trustee Name and Other Fund            For Fiscal Year Ended 9/30/02              For Calendar Year Ended 12/31/01
Position(s)
(as applicable)
--------------------------------- ---------------------------------------- ------------------------------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
                                       Aggregate           Retirement        Estimated Annual     Total Compensation

                                                                                                  From All

                                                                                                  Oppenheimer Funds

                                                                                                  For Which

                                                                                                  Individual

                                                                            Retirement Benefits   Serves As
                                                                            Paid at Retirement
                                                        Benefits Accrued     from all Board I     Trustee/Director
                                     Compensation       as Part of Fund            Funds
                                      from Fund1            Expenses           (33 Funds) 2              (33 Funds)
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
Leon Levy                               $50,544                $0                $133,352                 $173,700
Chairman
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
         Robert     G.                  $30,774             $33,725              $55,6782                $202,8863
              Galli
Study Committee Member
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
Phillip Griffiths                      $15,9724              $8,038               $10,256                 $54,889
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
         Benjamin                       $43,691             $10,826              $115,270                 $150,152
              Lipstein
Study Committee Chairman, Audit
Committee Member
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
         Joel       W.                    $0                   $0                   $0                       $0
              Motley6
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
         Elizabeth  B.
              Moynihan                  $30,774             $40,977               $57,086                 $105,760
Study Committee Member
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
         Kenneth    A.                  $28,229              $8,598               $74,471                 $97,012
              Randall
Audit Committee Chairman
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
         Edward     V.                  $27,923             $21,593               $46,313                 $95,960
              Regan
Proxy Committee Chairman, Audit
Committee Member
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
Russell S. Reynolds, Jr.                $20,890             $23,917               $48,991                 $71,792
Proxy Committee Member
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
Donald Spiro                            $18,646              $9,889               $9,396                  $64,080
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
--------------------------------- -------------------- ------------------- ---------------------- -------------------------
         Clayton    K.                 $20,8905             $22,333               $36,372                 $71,792
              Yeutter
Proxy Committee Member
--------------------------------- -------------------- ------------------- ---------------------- -------------------------

1.       Aggregate compensation from the Fund includes fees and deferred compensation, if any.
2.       Estimated  annual  retirement  benefits  paid at  retirement  is based on a  straight  life  payment  plan election.  The amount for Mr. Galli includes $24,989 for serving as a trustee or director of 10 Oppenheimer funds that are not Board I Funds.
3.       Includes  $97,126 for Mr.  Galli for serving as trustee or director of 10  Oppenheimer  funds that are not
         Board I Funds.
4.       Aggregate total  compensation  from the Fund includes  $15,972 deferred under Deferred  Compensation  Plan described below.
5.       Aggregate  compensation from the Fund includes $5,222 deferred under Deferred  Compensation Plan described below.
6.       Elected to the Board on October  10,  2002 and  therefore  did not  receive  any  compensation  during the periods shown.

         |X|  Retirement  Plan for Trustees.  The Fund has adopted a retirement  plan that provides for payments to retired  Trustees.  Payments  are up to 80% of the  average  compensation  paid  during a  Trustee's  five years of service in which the highest  compensation  was  received.  A Trustee  must serve as trustee for any of the Board I
Oppenheimer  funds  for at least 15 years  to be  eligible  for the  maximum  payment.  Each  Trustee's  retirement benefits will depend on the amount of the  Trustee's  future  compensation  and length of service.  Therefore,  the amount of those  benefits  cannot be determined  at this time,  nor can we estimate the number of years of credited service that will be used to determine those benefits.

         |X| Deferred  Compensation  Plan for Trustees.  The Board of Trustees has adopted a Deferred  Compensation
Plan for  disinterested  trustees  that  enables  them to elect to defer  receipt of all or a portion of the annual fees they are  entitled  to  receive  from the Fund.  Under the plan,  the  compensation  deferred  by a Trustee is periodically  adjusted as though an equivalent  amount had been invested in shares of one or more Oppenheimer funds selected  by the  Trustee.  The  amount  paid to the  Trustee  under the plan  will be  determined  based  upon the performance of the selected funds.

         Deferral of Trustees'  fees under the plan will not materially  affect the Fund's  assets,  liabilities or net income per share.  The plan will not  obligate  the Fund to retain the  services  of any  Trustee or to pay any particular  level of  compensation  to any  Trustee.  Pursuant to an Order  issued by the  Securities  and Exchange
Commission,  the Fund may invest in the funds selected by the Trustee under the plan without  shareholder  approval for the limited purpose of determining the value of the Trustee's deferred fee account.

          |X| Major  Shareholders.  As of October 29,  2002,  the only  persons who owned of record or was known by the Fund to own beneficially 5% or more of any class of the Fund's  outstanding  shares, and their holdings of that class as of that date, were the following:

Charles Schwab & Co. Inc.,  101 Montgomery  St., San Francisco,  CA 94104-4122,  which owned  6,979,927.08  Class A shares (5.41% of the Class A shares then  outstanding),  and 397,567.34 Class Y shares (8.36% of the Class Y shares then outstanding), for the benefit of its customers.

Nationwide Ins. Co., P.O. Box 182029,  Columbus,  OH 43218-2029,  which owned 8,572,876.18 Class A shares (6.64% of the Class A shares then outstanding), for the benefit of one of its 401(k) qualified plans.

Merrill Lynch Pierce Fenner & Smith,  Inc., 4800 Deer Lake Dr. E, Fl. 3, Jacksonville,  FL 32246-6484,  which owned
1,471,352.96 Class C shares (10.78% of the Class C shares then outstanding), for the benefit of its customers.

Smith Barney,  333 West 34th Street,  New York, NY 10001-2483,  which owned 918,175.92 Class C shares (6.72% of the
Class C shares then outstanding), for the benefit of its customers.

IBT & Co, 200 Clarendon St., Fl. 16,  Boston,  MA 02116-5021,  which owned  260,345.32Class  Y shares (5.47% of the
Class Y shares then outstanding), as custodian for the Manager's employee 401(k) Plan.

The Manager.  The Manager is  wholly-owned  by  Oppenheimer  Acquisition  Corp.,  a holding  company  controlled by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics.  The Fund, the Manager and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent  improper  personal  trading by certain  employees,  including  portfolio  managers,  that would compete  with or take  advantage  of the Fund's  portfolio  transactions.  Covered  persons  include  persons  with knowledge of the  investments  and  investment  intentions of the Fund and other funds advised by the Manager.  The
Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including  securities that may be purchased or held by the Fund,  subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the  Fund's  registration  statement  filed  with the  Securities  and
Exchange  Commission  and can be reviewed and copied at the SEC's Public  Reference  Room in  Washington,  D.C. You
can  obtain  information  about  the  hours  of  operation  of the  Public  Reference  Room by  calling  the SEC at
1.202.942.8090.  The Code of Ethics can also be viewed as part of the Fund's  registration  statement  on the SEC's
EDGAR database at the SEC's Internet web site at  www.sec.gov.  Copies may be obtained,  after paying a duplicating fee, by electronic request at the following E-mail address:  publicinfo@sec.gov,  or by writing to the SEC's Public
Reference Section, Washington, D.C. 20549-0102.

          |X|  The  Investment  Advisory  Agreement.  The  Manager  provides  investment  advisory  and  management services to the Fund under an investment  advisory  agreement between the Manager and the Fund. The Manager selects securities  for the Fund's  portfolio and handles its  day-to-day  business.  The portfolio  manager of the Fund is employed by the Manager and is the person who is  principally  responsible  for the  day-to-day  management  of the
Fund's  portfolio.  Other members of the Manager's Equity Portfolio Team provide the portfolio manager with counsel and support in managing the Fund's portfolio.

      The  agreement  requires  the  Manager,  at its  expense,  to provide the Fund with  adequate  office  space, facilities  and  equipment.  It  also  requires  the  Manager  to  provide  and  supervise  the  activities  of all
administrative  and  clerical  personnel  required  to  provide  effective   administration  for  the  Fund.  Those
responsibilities  include  the  compilation  and  maintenance  of  records  with  respect  to its  operations,  the preparation and filing of specified  reports,  and composition of proxy materials and  registration  statements for continuous public sale of shares of the Fund.

      The Fund pays  expenses  not  expressly  assumed by the Manager  under the advisory  agreement.  The advisory agreement lists examples of expenses paid by the Fund. The major categories  relate to interest,  taxes,  brokerage commissions,  fees to Independent Trustees,  legal and audit expenses,  custodian bank and transfer agent expenses, share issuance costs,  certain printing and registration  costs and non-recurring  expenses,  including  litigation costs.  The  management  fees  paid by the  Fund to the  Manager  are  calculated  at the  rates  described  in the
Prospectus,  which are  applied to the  assets of the Fund as a whole.  These  rates were  amended as of January 1,
2001, to add a management  fee  breakpoint at $10 billion of average  annual net assets.  The fees are allocated to each class of shares based upon the relative  proportion of the Fund's net assets  represented  by that class.  The management fees paid by the Fund to the Manager during its last three fiscal years were:

---------------------------------------- ----------------------------------------------------------------------------

Fiscal Year ended 9/30:                                Management Fees Paid to OppenheimerFunds, Inc.
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 2000                                                    $51,913,093
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 2001                                                    $54,902,495
---------------------------------------- ----------------------------------------------------------------------------
---------------------------------------- ----------------------------------------------------------------------------
                 2002                                                    $51,944,297
---------------------------------------- ----------------------------------------------------------------------------

      The  investment  advisory  agreement  states that in the  absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties or  reckless  disregard  of its  obligations  and  duties  under the investment  advisory  agreement,  the  Manager  is not  liable for any loss  resulting  from a good faith  error or omission on its part with respect to any of its duties under the agreement.

      The agreement  permits the Manager to act as investment  advisor for any other  person,  firm or  corporation and to use  the  name  "Oppenheimer"  in  connection  with  other  investment  companies  for  which  it may act as investment  advisor or general  distributor.  If the Manager shall no longer act as investment advisor to the Fund, the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

              |X| Annual Approval of Investment Advisory Agreement.  Each year, the Board of Trustees,  including a majority of the  Independent  Trustees,  is required to approve the renewal of the investment  advisory  agreement.
The Investment  Company Act requires that the Board request and evaluate and the Manager  provide such  information as may be reasonably  necessary to evaluate the terms of the investment  advisory  agreement.  The Board employs an independent  consultant  to  prepare  a report  that  provides  such  information  as the Board  requests  for this purpose.

         The Board also receives  information about the 12b-1  distribution fees the Fund pays. These  distribution fees are reviewed and approved at a different time of the year.

         The Board  reviewed  the  foregoing  information  in  arriving  at its  decision  to renew the  investment advisory agreement.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager;
o        The investment performance of the Fund in comparison to regular market indices;
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services  received by the Fund from its  relationship  with the Manager, and
o        The direct  and  indirect  benefits  the  Manager  received  from its  relationship  with the Fund.  These included  services  provided by the  Distributor  and the Transfer  Agent,  and  brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act.

         The  Board  considered  that  the  Manager  must be  able to pay and  retain  high  quality  personnel  at competitive  rates to provide  services to the Fund.  The Board also  considered  that  maintaining  the  financial viability of the Manager is important so that the Manager will be able to continue to provide  quality  services to the Fund and its  shareholders  in adverse times.  The Board also  considered  the investment  performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the  Independent  Trustees,  meeting  separately from the full Board with  experienced  Counsel  to the Fund who  assisted  the  Board  in its  deliberations.  The  Fund's  Counsel  is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

      In  arriving  at a  decision,  the Board did not  single out any one factor or group of factors as being more important than other factors,  but  considered all factors  together.  The Board judged the terms and conditions of the  investment  advisory  agreement,  including the  investment  advisory fee, in light of all of the  surrounding circumstances.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment Advisory  Agreement.  One of the duties of the Manager under the investment advisory  agreement  is to arrange  the  portfolio  transactions  for the Fund.  The  advisory  agreement  contains provisions  relating to the employment of broker-dealers to effect the Fund's portfolio  transactions.  The Manager is authorized by the advisory agreement to employ  broker-dealers,  including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ  broker-dealers  that the Manager thinks, in its best judgment based on all relevant  factors,  will implement the policy of the Fund to obtain,  at reasonable  expense, the "best execution" of the Fund's  portfolio  transactions.  "Best execution" means prompt and reliable  execution at the most favorable price obtainable.  The Manager need not seek competitive  commission bidding.  However, it is expected to be aware of the current rates of eligible  brokers and to minimize the  commissions  paid to the extent consistent with the interests and policies of the Fund as established by its Board of Trustees.

         Under the investment  advisory  agreement,  the Manager may select brokers  (other than  affiliates)  that provide  brokerage  and/or  research  services for the Fund and/or the other accounts over which the Manager or its affiliates have investment  discretion.  The commissions paid to such brokers may be higher than another  qualified broker would charge,  if the Manager makes a good faith  determination  that the  commission is fair and reasonable in relation to the services  provided.  Subject to those  considerations,  as a factor in selecting brokers for the
Fund's  portfolio  transactions,  the Manager may also  consider  sales of shares of the Fund and other  investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage  Practices  Followed  by the  Manager.  The  Manager  allocates  brokerage  for the Fund  subject  to the provisions of the investment  advisory  agreement and the  procedures and rules  described  above.  Generally,  the
Manager's  portfolio traders allocate brokerage based upon  recommendations  from the Manager's portfolio managers.
In certain  instances,  portfolio  managers may directly place trades and allocate  brokerage.  In either case, the
Manager's executive officers supervise the allocation of brokerage.

Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers.  In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S. markets.
Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market.  Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.

Other funds advised by the Manager have investment policies similar to those of the Fund. Those other funds may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities. If two or more funds advised by the Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

         Most purchases of debt  obligations are principal  transactions  at net prices.  Instead of using a broker for those transactions,  the Fund normally deals directly with the selling or purchasing  principal or market maker unless the  Manager  determines  that a better  price or  execution  can be  obtained  by using the  services  of a broker.  Purchases  of portfolio  securities  from  underwriters  include a commission  or  concession  paid by the issuer to the  underwriter.  Purchases  from dealers  include a spread  between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The investment  advisory agreement permits the Manager to allocate  brokerage for research  services.  The research  services  provided by a particular  broker may be useful only to one or more of the advisory  accounts of the Manager and its affiliates.  The investment  research  received for the commissions of those other accounts may be useful both to the Fund and one or more of the Manager's  other  accounts.  Investment  research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

         Investment  research services include  information and analysis on particular  companies and industries as well  as  market  or  economic  trends  and  portfolio  strategy,  market  quotations  for  portfolio  evaluations, information  systems,  computer hardware and similar products and services.  If a research service also assists the
Manager  in a  non-research  capacity  (such as  bookkeeping  or other  administrative  functions),  then  only the percentage or component that provides  assistance to the Manager in the investment  decision-making  process may be paid in commission dollars.

         The Board of Trustees  permits the Manager to use stated  commissions  on  secondary  fixed-income  agency trades to obtain  research  if the broker  represents  to the  Manager  that:  (i) the trade is not from or for the broker's own  inventory,  (ii) the trade was  executed by the broker on an agency  basis at the stated  commission, and (iii) the trade is not a riskless  principal  transaction.  The Board of  Trustees  permits  the Manager to use concessions  on  fixed-price  offerings  to  obtain  research,  in the  same  manner  as is  permitted  for  agency transactions.

         The research  services  provided by brokers broadens the scope and supplements the research  activities of the Manager.  That research provides  additional views and comparisons for consideration,  and helps the Manager to obtain  market  information  for the valuation of  securities  that are either held in the Fund's  portfolio or are being  considered  for  purchase.  The Manager  provides  information  to the Board about the  commissions  paid to brokers furnishing such services,  together with the Manager's  representation  that the amount of such commissions was reasonably related to the value or benefit of such services.

---------------------------------------- -----------------------------------------------------------------------------

        Fiscal Year Ended 9/30:                         Total Brokerage Commissions Paid by the Fund1
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 2000                                                    $14,859,199
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 2001                                                    $10,974,573
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 2002                                                    $9,479,3532
---------------------------------------- -----------------------------------------------------------------------------

1.       Amounts do not include spreads or concessions on principal transactions on a net trade basis.
2.       In the fiscal year ended 9/30/02,  the amount of  transactions  directed to brokers for research  services was $743,386,453 and the amount of the commissions paid to broker-dealers for those services was $1,782,857.

         Distribution and Service Plans

The  Distributor.  Under its General  Distributor's  Agreement  with the Fund, the  Distributor  acts as the Fund's principal  underwriter  in  the  continuous  public  offering  of the  Fund's  different  classes  of  shares.  The
Distributor bears the expenses normally  attributable to sales,  including advertising and the cost of printing and mailing  prospectuses  other than those  furnished to existing  shareholders.  The  Distributor is not obligated to sell a specific number of shares.  Expenses normally attributable to sales are borne by the Distributor.

The sales charges and concessions paid to, or retained by, the Distributor from the sale of shares during the Fund's three most recent fiscal years, and the contingent deferred sales charges retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

------------- ---------------- ------------------ ------------------- ------------------ ------------------ -------------------
              Aggregate        Class A            Concessions on      Concessions on     Concessions        Concessions on
Fiscal Year   Front-End        Front-End Sales    Class A Shares      Class B Shares     on Class C         Class N Shares
Ended 9/30:   Sales Charges    Charges Retained   Advanced by         Advanced by        Shares Advanced    Advanced by
              on Class A       by Distributor     Distributor1        Distributor1       by Distributor1    Distributor1
              Shares
------------- ---------------- ------------------ ------------------- ------------------ ------------------ -------------------
------------- ---------------- ------------------ ------------------- ------------------ ------------------ -------------------
    2000        $9,573,010        $2,549,796          $1,857,914         $15,736,329        $1,844,836             N/A
------------- ---------------- ------------------ ------------------- ------------------ ------------------ -------------------
------------- ---------------- ------------------ ------------------- ------------------ ------------------ -------------------
    2001        $9,627,021        $2,347,659          $1,878,590         $15,428,115        $2,361,704           $62,9832
------------- ---------------- ------------------ ------------------- ------------------ ------------------ -------------------
------------- ---------------- ------------------ ------------------- ------------------ ------------------ -------------------
    2002        $7,810,251        $1,949,291          $1,391,769         $10,805,138        $2,115,956           $540,167
------------- ---------------- ------------------ ------------------- ------------------ ------------------ -------------------
1.       The  Distributor  advances  commission  payments to dealers  for  certain  sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.
2.       The inception date of Class N shares was March 1, 2001.

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Fiscal Year Ended 9/30:   Class A                Class B Contingent      Class C Contingent     Class N Contingent
                          Contingent   Deferred  Deferred Sales          Deferred Sales         Deferred Sales
                          Sales                  Charges Retained by     Charges Retained by    Charges Retained by
                          Charges  Retained  by  Distributor             Distributor            Distributor
                          Distributor
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
          2002                  $106,424               $2,976,794              $136,833                $66,005
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Distribution  and  Service  Plans.  The Fund has  adopted a Service  Plan for Class A shares and  Distribution  and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the  Investment  Company Act. Under those plans  the  Fund  pays  the  Distributor  for all or a  portion  of its  costs  incurred  in  connection  with  the distribution and/or servicing of the shares of the particular class.

         Under the plans,  the Manager and the  Distributor  may make  payments  to  affiliates  and, in their sole discretion,  from time to time,  may use their own  resources  (at no direct cost to the Fund) to make  payments to brokers,  dealers or other financial  institutions for distribution and administrative  services they perform.  The
Manager  may use its profits  from the  advisory  fee it  receives  from the Fund.  In their sole  discretion,  the
Distributor  and the Manager may increase or decrease the amount of payments  they make from their own resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the  Fund's  Board  of  Trustees  and its  Independent  Trustees  specifically  vote  annually  to  approve  its continuance.  Approval  must be by a vote  cast in  person  at a  meeting  called  for the  purpose  of  voting  on continuing  the plan. A plan may be  terminated at any time by the vote of a majority of the  Independent  Trustees or by the vote of the  holders of a  "majority"  (as  defined in the  Investment  Company  Act) of the  outstanding shares of that class.

         The Board of Trustees and the  Independent  Trustees  must approve all material  amendments  to a plan. An amendment to increase  materially  the amount of payments to be made under a plan must be approved by  shareholders of the class  affected by the  amendment.  Because  Class B shares of the Fund  automatically  convert into Class A shares after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed material  amendment to the Class A Plan that would  materially  increase  payments  under the Plan.  That  approval must be by a "majority" (as defined in the Investment  Company Act) of the shares of each Class,  voting separately by class.

                  While the Plans are in effect,  the Treasurer of the Fund shall provide  separate written reports on the plans to the Board of  Trustees at least  quarterly  for its  review.  The  reports  shall detail the amount of all payments  made under a plan and the purpose for which the payments  were made.  Those reports are subject to the review and approval of the Independent Trustees.

         Each plan states that while it is in effect,  the selection and  nomination of those  Trustees of the Fund who are not  "interested  persons" of the Fund is committed to the  discretion of the  Independent  Trustees.  This does not prevent the  involvement of others in the selection and  nomination  process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

         Under  the plan for a  class,  no  payment  will be made to any  recipient  in any  quarter  in which  the aggregate  net asset  value of all Fund  shares of that class held by the  recipient  for itself and its  customers does not  exceed a minimum  amount,  if any,  that may be set from time to time by a  majority  of the  Independent
Trustees. The Board of Trustees has set no minimum amount of assets to qualify for payments under the plans.

         ? Class A Service Plan Fees.  Under the Class A service plan, the  Distributor  currently uses the fees it receives  from the Fund to pay  brokers,  dealers  and  other  financial  institutions  (they  are  referred  to as
"recipients")  for personal  services and account  maintenance  services they provide for their  customers who hold
Class A shares.  The services include,  among others,  answering  customer  inquiries about the Fund,  assisting in establishing  and  maintaining  accounts in the Fund,  making the Fund's  investment  plans available and providing other  services  at the  request of the Fund or the  Distributor.  While the plan  permits  the Board to  authorize payments to the  Distributor  to reimburse  itself for services  under the plan, the Board has not yet done so. The
Distributor  makes  payments to plan  recipients  quarterly  at an annual  rate not to exceed  0.25% of the average annual net assets consisting of Class A shares held in the accounts of the recipients or their customers.

         For the fiscal year ended  September 30, 2002,  payments under the Class A Plan totaled  $13,002,543,  all of  which  was  paid  by the  Distributor  to  recipients.  That  included  $628,648  paid to an  affiliate  of the
Distributor's  parent company.  Any unreimbursed  expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent  years.  The Distributor may not use payments  received under the
Class A Plan to pay any of its interest  expenses,  carrying  charges,  or other financial  costs, or allocation of overhead.

         |X|  Class B, Class C and Class N Service  and  Distribution  Plans.  Under each  plan,  service  fees and distribution  fees  are  computed  on the  average  of the net  asset  value of  shares  in the  respective  class, determined as of the close of each regular  business day during the period.  The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's  distribution  expenses are more or less than the  amounts  paid by the Fund under the plan  during  the period for which the fee is paid.  The types of services  that  recipients  provide are similar to the services  provided  under the Class A service plan, described above.

         The Class B, Class C and the Class N Plans permit the  Distributor  to retain both the  asset-based  sales charges and the  service  fees or to pay  recipients  the service  fee on a  quarterly  basis,  without  payment in advance.  However, the Distributor  currently intends to pay the service fee to recipients in advance for the first year after the shares are purchased.  After the first year shares are  outstanding,  the Distributor  makes service fee  payments  quarterly  on those  shares.  The advance  payment is based on the net asset  value of shares  sold.
Shares  purchased by exchange do not qualify for the advance  service fee  payment.  If Class B, Class C or Class N shares are redeemed during the first year after their  purchase,  the recipient of the service fees on those shares will be obligated  to repay the  Distributor  a pro rata portion of the advance  payment of the service fee made on those shares.

The Distributor retains the asset-based sales charge on Class B and Class N shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing commission to the recipient on Class C shares outstanding for a year or more. If a dealer has a special agreement with the Distributor, the Distributor will pay the Class B, Class C and/or Class N service fee and the asset-based sales charge to the dealer quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

         The  asset-based  sales  charges  on Class B,  Class C and Class N shares  allow  investors  to buy shares without a front-end sales charge while allowing the Distributor to compensate  dealers that sell those shares.  The
Fund pays the  asset-based  sales charges to the Distributor  for its services  rendered in  distributing  Class B,
Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:
o        pays sales  commissions  to  authorized  brokers and dealers at the time of sale and pays  service fees as described above,
o        may finance  payment of sales  commissions  and/or the  advance of the  service fee payment to  recipients under the plans,  or may  provide  such  financing  from its own  resources  or from the  resources  of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares,
o        bears the costs of sales literature,  advertising and prospectuses  (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution  expenses,  may not be able to  adequately  compensate  dealers that sell Class B, Class C and Class N shares  without  receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives  payments under the plans consistent with the service fees and asset-based  sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o        may use the  payments  under the plan to include  the Fund in various  third-party  distribution  programs that may increase sales of Fund shares,
o        may  experience   increased  difficulty  selling  the  Fund's  shares  if  payments  under  the  plan  are discontinued  because  most  competitor  funds have  plans that pay  dealers  for  rendering  distribution services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue  providing,  at the same or at a lesser cost,  the same  quality  distribution sales  efforts and services,  or to obtain such  services  from brokers and dealers,  if the plan payments were to be discontinued.

         When  Class  B,  Class C or Class N shares  are sold  without  the  designation  of a  broker-dealer,  the
Distributor is automatically  designated as the  broker-dealer of record.  In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

         The  Distributor's  actual  expenses  in selling  Class B, Class C and Class N shares may be more than the payments it receives from the  contingent  deferred  sales charges  collected on redeemed  shares and from the Fund under the  plans.  If either  the Class B,  Class C or the  Class N plan is  terminated  by the Fund,  the Board of
Trustees may allow the Fund to continue  payments of the asset-based  sales charge to the Distributor to compensate it for its expenses incurred for distributing shares before the plan was terminated.

 -----------------------------------------------------------------------------------------------------------------------
                      Distribution Fees Paid to the Distributor in the Fiscal Year Ended 9.30.02
 -----------------------------------------------------------------------------------------------------------------------
 --------------------- ----------------------- ----------------------- -------------------------- ----------------------
 Class:                 Total Payments Under     Amount Retained by     Distributor's Aggregate       Distributor's
                                                                                                      Unreimbursed
                                                                         Unreimbursed Expenses    Expenses as % of Net
                                Plan                Distributor               Under Plan             Assets of Class
 --------------------- ----------------------- ----------------------- -------------------------- ----------------------
 --------------------- ----------------------- ----------------------- -------------------------- ----------------------
 Class B Plan               $14,571,656             $11,670,626               $25,717,275                 2.30%
 --------------------- ----------------------- ----------------------- -------------------------- ----------------------
 --------------------- ----------------------- ----------------------- -------------------------- ----------------------
 Class C Plan                $5,210,426              $1,925,951               $7,740,824                  1.67%
 --------------------- ----------------------- ----------------------- -------------------------- ----------------------
 --------------------- ----------------------- ----------------------- -------------------------- ----------------------
 Class N Plan                 $168,064                $165,199                 $838,825                   1.64%
 --------------------- ----------------------- ----------------------- -------------------------- ----------------------

         All payments  under the Class B, Class C and the Class N plans are subject to the  limitations  imposed by the Conduct  Rules of the  National  Association  of  Securities  Dealers,  Inc. on payments of  asset-based  sales charges and service fees.

         Performance of the Fund

Explanation  of  Performance  Terminology.  The  Fund  uses  a  variety  of  terms  to  illustrate  its  investment performance.  Those terms include  "cumulative  total return," "average annual total return," "average annual total return at net asset  value"  and  "total  return at net asset  value."  An  explanation  of how total  returns  are calculated  is set forth below.  The charts below show the Fund's  performance  as of the Fund's most recent fiscal year end. You can obtain current  performance  information by calling the Fund's  Transfer Agent at  1.800.225.5677 or by visiting the OppenheimerFunds Internet website at www.oppenheimerfunds.com.

                  The Fund's  illustrations  of its performance  data in  advertisements  must comply with rules of the Securities and Exchange  Commission.  Those rules describe the types of performance data that may be used and how it is to be  calculated.  In general,  any  advertisement  by the Fund of its performance  data must  include the average  annual  total  returns for the  advertised  class of shares of the Fund.  Those  returns  must be shown for the 1, 5 and 10-year  periods (or the life of the  class,  if less)  ending as of the most  recently  ended  calendar  quarter  prior to the publication of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance  of other funds for the same periods.  However,  a number of factors  should be considered  before using the Fund's performance information as a basis for comparison with other investments:
o        Total returns  measure the  performance of a hypothetical  account in the Fund over various periods and do not show the performance of each  shareholder's  account.  Your account's  performance  will vary from the model  performance  data if your  dividends  are  received in cash,  or you buy or sell shares  during the period, or you bought your shares at a different time and price than the shares used in the model.
o        An investment in the Fund is not insured by the FDIC or any other government agency.
o        The Fund's  performance  returns  may not  reflect  the effect of taxes on  dividends  and  capital  gains distributions.
o        The  principal  value of the  Fund's  shares  and total  returns  are not  guaranteed  and  normally  will fluctuate on a daily basis.
o        When an investor's shares are redeemed, they may be worth more or less than their original cost.
o        Total returns for any given past period  represent  historical  performance  information  and are not, and should not be considered, a prediction of future returns.

         The  performance  of each class of shares is shown  separately,  because the  performance of each class of shares will usually be different.  That is because of the different  kinds of expenses each class bears.  The total returns  of each  class of  shares of the Fund are  affected  by  market  conditions,  the  quality  of the  Fund's investments,  the  maturity  of debt  investments,  the types of  investments  the Fund  holds,  and its  operating expenses that are allocated to the particular class.

         |X| Total  Return  Information.  There are  different  types of "total  returns"  to  measure  the  Fund's performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period, assuming  that all  dividends  and capital gains  distributions  are  reinvested in additional  shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares,  the total returns for each class are  separately  measured.  The cumulative  total return  measures the change in value over the entire period (for example,  ten years).  An average  annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.  However,  average annual total returns do not show actual year-by-year  performance.  The Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In  calculating  total  returns  for Class A  shares,  the  current  maximum  sales  charge of 5.75% (as a percentage  of the  offering  price) is deducted  from the  initial  investment  ("P")  (unless the return is shown without sales charge,  as described  below).  For Class B shares,  payment of the  applicable  contingent  deferred sales  charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the  second  year,  3.0% in the third and fourth  years,  2.0% in the fifth  year,  1.0% in the sixth year and none thereafter.  For Class C shares,  the 1% contingent  deferred sales charge is deducted for returns for the one-year period.  For Class N shares,  the 1% contingent  deferred sales charge is deducted for returns for the one year and life-of-class  periods,  as  applicable.  Class N total  returns may also be  calculated  for the periods  prior to
3.1.01  (the  inception  date for Class N shares),  based on the Fund's  Class A returns,  adjusted  to reflect the higher Class N 12b-1 fees. There is no sales charge for Class Y shares.

                                (ERV  )1/n
                                (---- )    - 1 = Average Annual Total Return
                                (  P  )

              |_| Average  Annual  Total  Return.  The "average  annual  total  return" of each class is an average annual  compounded  rate of return for each year in a specified  number of years. It is the rate of return based on the change in value of a  hypothetical  initial  investment of $1,000 ("P" in the formula  below) held for a number of years ("n" in the formula) to achieve an Ending  Redeemable  Value  ("ERV" in the  formula) of that  investment, according to the following formula:

|_|      Average  Annual  Total Return  (After Taxes on  Distributions).  The "average  annual total return  (after taxes on  distributions)"  of Class A shares is an  average  annual  compounded  rate of return  for each year in a specified number of years,  adjusted to show the effect of federal taxes (calculated  using the highest  individual marginal  federal  income  tax rates in  effect on any  reinvestment  date) on any  distributions  made by the Fund during  the  specified  period.  It is the rate of return  based on the change in value of a  hypothetical  initial investment  of $1,000  ("P" in the  formula  below)  held for a number of years ("n" in the  formula) to achieve an ending  value  ("ATVD" in the  formula) of that  investment,  after taking into account the effect of taxes on Fund distributions, but not on the redemption of Fund shares, according to the following formula:

ATVD
----
1/n    - 1=  Average Annual Total Return (After Taxes on Distributions)
  P

|_|      Average Annual Total Return (After Taxes on  Distributions  and  Redemptions).  The "average  annual total return (after taxes on distributions  and  redemptions)" of Class A shares is an average annual  compounded rate of return for each year in a  specified  number of years,  adjusted  to show the effect of federal  taxes  (calculated using the  highest  individual  marginal  federal  income  tax rates in  effect  on any  reinvestment  date) on any distributions  made by the Fund during the  specified  period and the effect of capital gains taxes or capital loss tax  benefits  (each  calculated  using the  highest  federal  individual  capital  gains tax rate in effect on the redemption  date)  resulting from the  redemption of the shares at the end of the period.  It is the rate of return based on the change in value of a hypothetical  initial  investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the  formula)  to achieve an ending  value  ("ATVDR" in the  formula)  of that  investment, after  taking  into  account  the  effect of taxes on fund  distributions  and on the  redemption  of Fund  shares, according to the following formula:

ATVDR
-----
1/n     - 1=  Average Annual Total Return (After Taxes on Distributions and Redemption)
  P

              |_|  Cumulative  Total  Return.  The  "cumulative  total return"  calculation  measures the change in value of a  hypothetical  investment of $1,000 over an entire  period of years.  Its  calculation  uses some of the same  factors as average  annual  total  return,  but it does not  average  the rate of return on an annual  basis.
Cumulative total return is determined as follows:

                                        ERV - P
                                        -------  = Total Return
                                           P

         During a portion of the periods for which total returns are shown for Class A shares,  the Fund's  maximum initial  sales charge rate was higher.  As a result,  performance  of an actual  investment  during  those  periods would be less than the results shown.

              |_| Total  Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative  or an average annual total return "at net asset value"  (without  deducting  sales charges) for Class A, Class B, Class C or Class N  shares.  There is no sales  charge  on Class Y  shares.  Each is based on the  difference  in net asset value per share at the  beginning and the end of the period for a  hypothetical  investment in that class of shares
(without   considering   front-end  or  contingent  deferred  sales  charges)  and  takes  into  consideration  the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------------

                                  The Fund's Total Returns for the Periods Ended 9/30/02
----------------------------------------------------------------------------------------------------------------------------
--------------- --------------------------- --------------------------------------------------------------------------------
                Cumulative Total Returns                             Average Annual Total Returns
Class of        (10 years or Life of
 Shares         Class)
--------------- --------------------------- --------------------------------------------------------------------------------
--------------- --------------------------- -------------------------- --------------------------- -------------------------
                                                     1-Year                      5-Year                    10-Year
                                                                           (or life-of-class)         (or life-of-class)
--------------- --------------------------- -------------------------- --------------------------- -------------------------
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
                After Sales     Without     After          Without     After Sales     Without        After       Without
                   Charge     Sales Charge  Sales       Sales Charge      Charge     Sales Charge     Sales        Sales
                                              Charge                                                 Charge       Charge

--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
Class A(1)        158.49%       174.25%      -17.03%       -11.96%        2.36%         3.58%         9.96%       10.62%
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
Class B(2)        130.11%       130.11%      -16.99%       -12.62%        2.53%         2.78%         9.57%        9.57%
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
Class C(3)         69.79%        69.79%      -13.51%       -12.63%        2.78%         2.78%         7.86%        7.86%
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
Class N(4)        -29.92%       -29.92%      -13.01%       -12.13%       -20.15%       -20.15%         N/A          N/A
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------
Class Y(5)         20.77%        20.77%      -11.79%       -11.79%        5.00%         5.00%          N/A          N/A
--------------- ------------- ------------- ----------- -------------- ------------- ------------- ------------ ------------

1. Inception of Class A:   12/22/69
2. Inception of Class B:   8/17/93
3. Inception of Class C:   10/2/95
4. Inception of Class N:   3/1/01
5. Inception of Class Y:   11/17/98

  ------------------------------------------------------------------------------------------------------------------------
                           Average Annual Total Returns for Class A Shares (After Sales Charge)
                                               For the Periods Ended 9/30/02
  ------------------------------------------------------------------------------------------------------------------------
  -------------------------------------- ------------------------ ---------------------------- ---------------------------
                                                 1-Year                     5-Years                     10-Years
  -------------------------------------- ------------------------ ---------------------------- ---------------------------
  -------------------------------------- ------------------------ ---------------------------- ---------------------------
  After Taxes on Distributions                   -17.03%                    -0.07%                       7.62%
  -------------------------------------- ------------------------ ---------------------------- ---------------------------
  -------------------------------------- ------------------------ ---------------------------- ---------------------------
  After  Taxes  on  Distributions   and
  Sale of Fund Shares                            -10.37%                     1.66%                       7.75%
  -------------------------------------- ------------------------ ---------------------------- ---------------------------

Other  Performance   Comparisons.   The  Fund  compares  its  performance   annually  to  that  of  an  appropriate
broadly-based  market index in its Annual Report to  shareholders.  You can obtain that  information  by contacting the Transfer  Agent at the  addresses  or  telephone  numbers  shown on the cover of this  Statement of  Additional
Information.  The Fund may also  compare its  performance  to that of other  investments,  including  other  mutual funds,  or use  rankings  of its  performance  by  independent  ranking  entities.  Examples  of these  performance comparisons are set forth below.

         Lipper  Rankings.  From time to time the Fund may publish the ranking of the  performance of its classes of shares by Lipper, Inc.  ("Lipper").  Lipper is a  widely-recognized  independent mutual fund monitoring service.
Lipper  monitors  the  performance  of  regulated  investment  companies,  including  the  Fund,  and  ranks  their performance for various  periods on categories  based on investment  styles.  The Lipper  performance  rankings are based on total returns that include the  reinvestment  of capital gain  distributions  and income  dividends but do not take sales charges or taxes into consideration.  Lipper also publishes  "peer-group" indices of the performance of all mutual  funds in a category  that it monitors  and averages of the  performance  of the funds in  particular categories.

         Morningstar  Ratings.  From time to time the Fund may publish the star rating of the  performance of its classes of shares by Morningstar,  Inc., an independent  mutual fund monitoring  service.  Morningstar retes mutual funds in their specialized market sector. The Fund is rated among the world stock funds category.

         Morningstar  proprietary star ratings reflect historical  risk-adjusted  total investment return. For each fund with at least a three-year  history,  Morningstar  calculates a  Morningstar  Rating(TM)based on a  Morningstar
Risk-Adjusted  Return  measure that accounts for variation in a fund's monthly  performance  (including the effects of sales  charges,  loads,  and  redemption  fees),  placing more  emphasis on downward  variations  and  rewarding consistent  performance.  The top 10% of funds in each  category  receive 5 stars,  the next 22.5% receive 4 stars, the next 35%  receive 3 stars,  the next 22.5%  receive 2 stars,  and the bottom 10%  receive 1 star.  (Each  share class is  counted  as a  fraction  of one fund  within  this  scale and rated  separately,  which may cause  slight variations in the distribution  percentages.) The Overall  Morningstar Rating for a fund is derived from a weighted average of the performance  figures  associated  with its three-,  five-and  ten-year (if  applicable)  Morningstar
Rating metrics.

         The Fund may also compare its total return rating to that of other funds in its Morningstar  category,  in addition to its star ratings.  Those total return ratings are  percentages  from one percent to one hundred percent and are not risk adjusted.  For example,  if a fund is in the 94th percentile,  that means that 94% of the funds in the same category performed better than it did.

         Performance  Rankings and  Comparisons  by Other Entities and  Publications.  From time to time the Fund may include in its advertisements and sales literature  performance  information about the Fund cited in newspapers and other  periodicals  such as The New York Times,  The Wall Street Journal,  Barron's,  or similar  publications.
That information may include  performance  quotations from other sources,  including  Lipper and  Morningstar.  The performance of the Fund's classes of shares may be compared in  publications  to the  performance of various market indices or other  investments,  and  averages,  performance  rankings or other  benchmarks  prepared by  recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share  classes to the return on  fixed-income investments  available  from banks and  thrift  institutions.  Those  include  certificates  of  deposit,  ordinary interest-paying  checking and savings  accounts,  and other forms of fixed or variable time  deposits,  and various other  instruments  such as Treasury  bills.  However,  the Fund's  returns and share price are not  guaranteed  or insured  by the FDIC or any other  agency  and will  fluctuate  daily,  while bank  depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on
Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent,  and of the investor services  provided by them to shareholders of the Oppenheimer  funds,  other than performance  rankings of the  Oppenheimer  funds  themselves.  Those  ratings or  rankings of  shareholder  and  investor  services by third parties may include  comparisons of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From time to time,  the Fund may  include in its  advertisements  and sales  literature  the total  return performance of a hypothetical  investment  account that includes  shares of the fund and other  Oppenheimer  funds.
The combined  account may be part of an  illustration of an asset  allocation  model or similar  presentation.  The account  performance  may combine total return  performance  of the fund and the total return  performance of other
Oppenheimer funds included in the account.  Additionally,  from time to time, the Fund's  advertisements  and sales literature may include,  for  illustrative or comparative  purposes,  statistical data or other  information  about general or specific market and economic conditions.  That may include, for example,
o        information  about the  performance  of certain  securities  or  commodities  markets or segments of those markets,
o        information about the performance of the economics of particular countries or regions,
o        the earnings of companies  included in segments of particular  industries,  sectors,  securities  markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information  relating  to the gross  national  or gross  domestic  product of the  United  States or other countries or regions,
o        comparisons  of  various  market   sectors  or  indices  to   demonstrate   performance,   risk  or  other
         characteristics of the Fund.

-------------------------------------------------------------------------------------------------------------------
A B O U T   Y O U R   A C C O U N T
-------------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional  information  is presented  below about the methods that can be used to buy shares of the Fund.
Appendix B contains more  information  about the special  sales charge  arrangements  offered by the Fund,  and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased  through  AccountLink,  each purchase must be at least $50 and shareholders
                                                                                                   ---
must invest at least $500 before an Asset  Builder  Plan  (described  below) can be  established  on a new account.
Accounts  established  prior to  November  1, 2002 will  remain at $25 for  additional  purchases.  Shares  will be purchased on the regular  business day the  Distributor  is  instructed to initiate the  Automated  Clearing  House
("ACH")  transfer to buy the shares.  Dividends  will begin to accrue on shares  purchased with the proceeds of ACH transfers on the business day the Fund receives  Federal  Funds for the purchase  through the ACH system before the close of The New York Stock Exchange.  The Exchange  normally closes at 4:00 P.M., but may close earlier on certain days.  If  Federal  Funds are  received  on a business  day after the close of the  Exchange,  the  shares  will be purchased  and dividends  will begin to accrue on the next regular  business day. The proceeds of ACH transfers are normally  received by the Fund three days after the  transfers are  initiated.  If the proceeds of the ACH transfer are not  received  on a timely  basis,  the  Distributor  reserves  the right to cancel  the  purchase  order.  The
Distributor  and the Fund are not  responsible  for any delays in purchasing  shares  resulting  from delays in ACH transmissions.

Reduced  Sales  Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of  Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor,  dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described in Appendix B to this  Statement  of  Additional  Information  because the
Distributor or dealer or broker incurs little or no selling expenses.

         ? Right of  Accumulation.  To qualify for the lower sales charge  rates that apply to larger  purchases of
Class A shares, you and your spouse can add together:
o        Class A and Class B shares you purchase for your  individual  accounts  (including IRAs and 403(b) plans), or for your  joint  accounts,  or for trust or  custodial  accounts  on behalf  of your  children  who are minors, and
o        Current  purchases  of Class A and Class B shares of the Fund and other  Oppenheimer  funds to reduce  the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and  Class B shares of  Oppenheimer  funds you  previously  purchased  subject  to an  initial  or contingent  deferred  sales  charge to reduce  the sales  charge  rate for  current  purchases  of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust,  estate or other fiduciary account  (including one or more employee  benefit plans of the same  employer) that has multiple  accounts.  The  Distributor  will add the value,  at current  offering  price,  of the shares you  previously  purchased  and  currently  own to the value of current  purchases to determine  the sales charge rate that  applies.  The reduced  sales charge will apply only to current purchases. You must request it when you buy shares.

         ? The  Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the  Distributor  acts as the distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Opportunity Value Fund
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Quest Value Fund, Inc.
Oppenheimer Discovery Fund                                    Oppenheimer Real Asset Fund
Oppenheimer Emerging Growth Fund                              Oppenheimer Rochester National Municipals
Oppenheimer Emerging Technologies Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Small Cap Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                       Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer International Bond Fund                           Oppenheimer Value Fund
Oppenheimer International Growth Fund                         Limited-Term New York Municipal Fund
Oppenheimer International Small Company Fund                  Rochester Fund Municipals
Oppenheimer Limited-Term Government Fund                      OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited Term Municipal Fund                       OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund                  OSM1 - Mercury Advisors S&P 500 Index Fund
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers All Cap Fund
Oppenheimer Multiple Strategies Fund
And the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.
1 - "OSM" stands for Oppenheimer Select Managers

                  There is an initial  sales  charge on the  purchase of Class A shares of each of the  Oppenheimer funds described  above except the money market funds.  Under certain  circumstances  described in this  Statement  of  Additional  Information,  redemption  proceeds of certain  money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent,  if you purchase  Class A shares or Class A and Class B shares of the
Fund and other  Oppenheimer  funds during a 13-month  period,  you can reduce the sales charge rate that applies to your  purchases of Class A shares.  The total amount of your intended  purchases of both Class A and Class B shares will  determine  the  reduced  sales  charge rate for the Class A shares  purchased  during  that  period.  You can include  purchases  made up to 90 days before the date of the Letter.  Letters of Intent do not consider Class C or
Class N shares you purchase or may have purchased.

         A Letter of Intent is an investor's  statement in writing to the  Distributor of the intention to purchase
Class A shares or Class A and Class B shares of the Fund (and other  Oppenheimer  funds)  during a 13-month  period
(the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the  investor's  intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds,  will equal or exceed the amount specified  in the Letter.  Purchases  made by  reinvestment  of  dividends or  distributions  of capital  gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables  an  investor  to count  the Class A and Class B shares  purchased  under the  Letter to obtain the reduced  sales  charge rate on  purchases  of Class A shares of the Fund (and other  Oppenheimer  funds)
that applies  under the Right of  Accumulation  to current  purchases of Class A shares.  Each  purchase of Class A shares under the Letter will be made at the offering  price  (including  the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter,  the investor makes no commitment to purchase shares.  However,  if the investor's purchases  of shares  within  the  Letter of Intent  period,  when  added to the value (at  offering  price) of the investor's  holdings  of  shares on the last day of that  period,  do not equal or  exceed  the  intended  purchase amount,  the investor  agrees to pay the  additional  amount of sales charge  applicable  to such  purchases.  That amount is  described  in "Terms of  Escrow,"  below  (those  terms may be amended by the  Distributor  from time to time).  The  investor  agrees  that shares  equal in value to 5% of the  intended  purchase  amount will be held in escrow by the Transfer  Agent subject to the Terms of Escrow.  Also,  the investor  agrees to be bound by the terms of the Prospectus,  this Statement of Additional  Information and the application  used for a Letter of Intent.  If those  terms are  amended,  as they may be from time to time by the Fund,  the  investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total  eligible  purchases  made  during  the  Letter of Intent  period do not equal or exceed  the intended  purchase amount,  the concessions  previously paid to the dealer of record for the account and the amount of sales charge retained by the  Distributor  will be adjusted to the rates  applicable to actual total  purchases.
If total eligible  purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales charge rate  reduction set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the
Distributor  the excess of the amount of  concessions  allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess  concessions  returned to the Distributor will be used to purchase  additional  shares for the  investor's  account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The  Transfer  Agent  will not hold  shares  in  escrow  for  purchases  of  shares  of the Fund and other
Oppenheimer  funds by  OppenheimerFunds  prototype 401(k) plans under a Letter of Intent.  If the intended purchase amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan  by the  end of the  Letter  of  Intent  period,  there  will  be no  adjustment  of  concessions  paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination  of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record  and/or the  investor  to advise the  Distributor  about the Letter in placing any  purchase  orders for the investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

         ? Terms of Escrow That Apply to Letters of Intent.

                  1.       Out of the initial  purchase (or subsequent  purchases if necessary)  made pursuant to a
                  Letter,  shares of the Fund equal in value up to 5% of the intended  purchase amount specified in the  Letter  shall  be held in  escrow  by the  Transfer  Agent.  For  example,  if the  intended purchase amount is $50,000,  the escrow shall be shares valued in the amount of $2,500  (computed at the  offering  price  adjusted  for a $50,000  purchase).  Any  dividends  and  capital  gains distributions on the escrowed shares will be credited to the investor's account.

                  2.       If the total  minimum  investment  specified  under the Letter is  completed  within the
                  13-month Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3.   If, at the end of the 13-month  Letter of Intent  period the total  purchases  pursuant to the Letter are less than the intended  purchase amount specified in the Letter,  the investor must remit to the Distributor an amount equal to the  difference  between the dollar amount of sales  charges  actually paid and the amount of sales charges  which  would  have been paid if the total  amount  purchased  had been made at a single  time.  That sales charge  adjustment  will apply to any shares  redeemed prior to the completion of the Letter.  If the difference in sales charges is not paid within twenty days after a request from the  Distributor or the dealer,  the  Distributor will,  within  sixty days of the  expiration  of the Letter,  redeem the number of  escrowed  shares  necessary  to realize such  difference in sales charges.  Full and fractional  shares  remaining  after such  redemption  will be released from escrow.  If a request is received to redeem  escrowed  shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

                  4.       By signing the Letter,  the investor  irrevocably  constitutes and appoints the Transfer
                  Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

              5.  The  shares  eligible  for  purchase  under the  Letter  (or the  holding of which may be counted toward completion of a Letter) include:
         (a)   Class A shares  sold with a  front-end  sales  charge or  subject to a Class A  contingent  deferred sales charge,
         (b)   Class B shares of other  Oppenheimer  funds acquired subject to a contingent  deferred sales charge,
and
         (c)   Class A or Class B shares  acquired  by  exchange  of either  (1) Class A shares of one of the other
Oppenheimer  funds that were  acquired  subject to a Class A initial or  contingent  deferred  sales  charge or (2)
Class B shares of one of the other  Oppenheimer  funds that were acquired  subject to a contingent  deferred  sales charge.

              6.  Shares held in escrow  hereunder  will  automatically  be exchanged for shares of another fund to which an exchange is requested,  as described in the section of the  Prospectus  entitled "How to Exchange  Shares"
and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  As  explained  in the  Prospectus,  you must  initially  establish  your account with $500.
Subsequently,  you can establish an Asset Builder Plan to automatically  purchase additional shares directly from a bank  account  for as little as $50.  For those  accounts  established  prior to  November  1, 2002 and which  have previously  established  Asset Builder Plans,  additional  purchases will remain at $25. Shares  purchased by Asset
Builder  Plan  payments  from bank  accounts  are  subject to the  redemption  restrictions  for  recent  purchases described  in the  Prospectus.  Asset  Builder  Plans  are  available  only if your  bank is an ACH  member.  Asset
Builder  Plans  may  not be  used  to buy  shares  for  OppenheimerFunds  employer-sponsored  qualified  retirement accounts.  Asset Builder Plans also enable  shareholders of Oppenheimer  Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make  payments  from your bank  account to purchase  shares of the Fund,  your bank account will be debited  automatically.  Normally  the debit  will be made two  business  days  prior to the  investment  dates you selected on your  application.  Neither the  Distributor,  the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares that result from delays in ACH transmissions.

         Before you establish Asset Builder  payments,  you should obtain a prospectus of the selected fund(s) from your  financial  advisor (or the  Distributor)  and  request an  application  from the  Distributor.  Complete  the application  and return it. You may change the amount of your Asset  Builder  payment or your can  terminate  these automatic  investments  at any time by writing to the  Transfer  Agent.  The Transfer  Agent  requires a reasonable period  (approximately  10 days) after receipt of your  instructions to implement them. The Fund reserves the right to amend, suspend or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain  types of  retirement  plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates,  as described in Appendix B to this  Statement of Additional  Information.
Certain special sales charge  arrangements  described in that Appendix apply to retirement  plans whose records are maintained  on a daily  valuation  basis by Merrill  Lynch  Pierce  Fenner & Smith,  Inc.  ("Merrill  Lynch") or an
independent  record keeper that has a contract or special  arrangement  with Merrill Lynch. If on the date the plan sponsor  signed the Merrill  Lynch record  keeping  service  agreement  the plan has less than $3 million in assets
(other than assets  invested in money market funds)  invested in applicable  investments,  then the retirement plan may purchase only Class B shares of the  Oppenheimer  funds.  Any retirement  plans in that category that currently invest in Class B shares of the Fund will have their  Class B shares  converted  to Class A shares of the Fund when the plan's  applicable  investments reach $5 million.  OppenheimerFunds  has entered into arrangements with certain record  keepers  whereby  the  Transfer  Agent  compensates  the record  keeper for its record  keeping and account servicing  functions  that it performs on behalf of the  participant  level  accounts of a retirement  plan.  While such  compensation may act to reduce the record keeping fees charged by the retirement  plan's record keeper,  that compensation  arrangement may be terminated at any time,  potentially  affecting the record keeping fees charged by the retirement plan's record keeper.

Cancellation  of Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is  returned to the Fund  unpaid)  causes a loss to be  incurred  when the net asset  values of the
Fund's shares on the  cancellation  date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is responsible  for that loss. If the investor fails to compensate the Fund for the loss, the  Distributor  will do
so. The Fund may  reimburse  the  Distributor  for that amount by redeeming  shares from any account  registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents an interest in the same  portfolio of  investments of the Fund. However,  each class has different  shareholder  privileges and features.  The net income attributable to Class B, Class C or Class N shares  and the  dividends  payable  on Class B,  Class C or Class N shares  will be reduced by incremental  expenses borne solely by that class.  Those expenses include the asset-based  sales charges to which Class B, Class C and Class N shares are subject.

         The  availability  of different  classes of shares  permits an investor to choose the method of purchasing shares that is more  appropriate  for the investor.  That may depend on the amount of the  purchase,  the length of time the investor  expects to hold  shares,  and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial  sales charge.  While Class B, Class C and Class N shares have no initial  sales charge,  the purpose of the  deferred  sales charge and  asset-based  sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares - to compensate  the  Distributor  and brokers,  dealers and  financial  institutions  that sell shares of the Fund. A salesperson  who is entitled to receive  compensation from his or her firm for selling Fund shares may receive  different  levels of  compensation  for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for Class C shares on behalf of a single  investor (not  including  dealer "street name" or omnibus accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

         ??Class A Shares  Subject to a Contingent  Deferred  Sales Charge.  For purchases of Class A shares at net asset value whether or not subject to a contingent  deferred sales charge as described in the Prospectus,  no sales concessions  will be paid to the  broker-dealer  of record,  as  described in the  Prospectus,  on sales of Class A shares purchased with the redemption  proceeds of shares of another mutual fund offered as an investment  option in a retirement plan in which  Oppenheimer  funds are also offered as investment  options under a special  arrangement with the  Distributor,  if the  purchase  occurs  more  than 30 days  after the  Oppenheimer  funds are added as an investment  option under that plan.  Additionally,  that concession will not be paid on purchases of Class A shares by a retirement plan made with the redemption  proceeds of Class N shares of one or more Oppenheimer  funds held by the plan for more than 18 months.

         ?  Class  B  Conversion.  Under  current  interpretations  of  applicable  federal  income  tax law by the
Internal  Revenue  Service,  the conversion of Class B shares to Class A shares after six years is not treated as a taxable  event for the  shareholder.  If those laws or the IRS  interpretation  of those laws  should  change,  the automatic  conversion  feature may be  suspended.  In that event,  no further  conversions  of Class B shares would occur while that  suspension  remained  in effect.  Although  Class B shares  could then be  exchanged  for Class A shares on the basis of relative net asset value of the two  classes,  without the  imposition  of a sales charge or fee, such exchange could constitute a taxable event for the shareholder,  and absent such exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

         |X|  Availability  of Class N Shares.  In addition to the  description  of the types of  retirement  plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:
o        to all rollover IRAs (including SEP IRAs and SIMPLE IRAs),
o        to all rollover  contributions  made to Individual 401(k) plans,  Profit-Sharing  Plans and Money Purchase
              Pension Plans,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group  Retirement  Plans (as defined in Appendix B to this Statement of Additional  Information)  which have entered into a special agreement with the Distributor for that purpose,
o        to  Retirement  Plans  qualified  under  Sections  401(a) or  401(k) of the  Internal  Revenue  Code,  the
              recordkeeper  or  the  plan  sponsor  for  which  has  entered  into a  special  agreement  with  the
              Distributor,
o        to  Retirement  Plans of a plan  sponsor  where the  aggregate  assets of all such plans  invested  in the
              Oppenheimer funds is $500,000 or more,
o        to  OppenheimerFunds-sponsored  Ascender  401(k)  plans  that pay for the  purchase  with  the  redemption proceeds of Class A shares of one or more Oppenheimer funds.
o        to certain customers of broker-dealers  and financial  advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

         The sales  concession  and the advance of the service  fee, as described  in the  Prospectus,  will not be paid to dealers of record on sales of Class N shares on:
o        purchases  of Class N shares  in  amounts  of  $500,000  or more by a  retirement  plan  that pays for the purchase  with the  redemption  proceeds of Class A shares of one or more  Oppenheimer  funds  (other than  rollovers  from an  OppenheimerFunds-sponsored  Pinnacle  or  Ascender  401(k)  plan to any IRA invested in the Oppenheimer funds),
o        purchases  of Class N shares  in  amounts  of  $500,000  or more by a  retirement  plan  that pays for the purchase  with the  redemption  proceeds of Class C shares of one or more  Oppenheimer  funds held by the plan for more than one year (other than  rollovers  from an  OppenheimerFunds-sponsored  Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
o        on  purchases  of Class N shares by an  OppenheimerFunds-sponsored  Pinnacle or Ascender  401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

                  No  sales  concessions  will  be  paid  to the  broker-dealer  of  record,  as  described  in the
                  Prospectus,  on sales of Class N shares  purchased  with the  redemption  proceeds  of  shares of another  mutual fund offered as an investment  option in a retirement  plan in which  Oppenheimer funds are also offered as investment  options under a special  arrangement  with the Distributor, if the purchase occurs more than 30 days after the  Oppenheimer  funds are added as an investment option under that plan.

         ?  Allocation  of Expenses.  The Fund pays  expenses  related to its daily  operations,  such as custodian fees,  Trustees'  fees,  transfer agency fees,  legal fees and auditing  costs.  Those expenses are paid out of the
Fund's assets and are not paid directly by  shareholders.  However,  those expenses  reduce the net asset values of shares, and therefore are indirectly borne by shareholders through their investment.

         The  methodology  for calculating  the net asset value,  dividends and  distributions  of the Fund's share classes  recognizes two types of expenses.  General expenses that do not pertain  specifically to any one class are allocated  pro rata to the shares of all classes.  The  allocation  is based on the  percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each  outstanding  share within a given class.  Such general expenses  include  management fees,  legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional  Information and other materials for current shareholders,  fees to unaffiliated Trustees,  custodian expenses, share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

                  Other  expenses that are directly  attributable  to a particular  class are allocated  equally to each  outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1)  fees,  transfer and  shareholder  servicing  agent fees and  expenses,  and shareholder  meeting  expenses  (to the  extent  that such  expenses  pertain  only to a specific class).

Account Fees. As stated in the  Prospectus,  a $12 annual fee is assessed on any account  valued at less than $500.
This fee will not be assessed on the following accounts:
o        Accounts that have balances  below $500 due to the automatic  conversion of shares from Class B to Class A shares;
o        Accounts with an active Asset Builder Plan, payroll deduction plan or a military allotment plan;
o        OppenheimerFunds-sponsored group retirement accounts that are making continuing purchases;
o        Certain accounts held by broker-dealers through the National Securities Clearing Corporation; and
o        Accounts that fall below the $500 threshold due solely to market  fluctuations  within the 12-month period preceding the date the fee is deducted.

         The fee is  automatically  deducted  from  qualifying  accounts  annually  on or about the  second to last business  day of  September.  This  annual fee is waived for any  shareholders  who elect to access  their  account documents through  electronic  document delivery rather than in paper copy and who elect to utilize the Internet or
PhoneLink as their  primary  source for their  general  servicing  needs.  To sign up to access  account  documents electronically  via eDocs Direct,  please visit the Service  Center on our website at  www.oppenheimerfunds.com  or call 1.888.470.0862 for instructions.

Determination  of Net Asset  Values Per Share.  The net asset  values per share of each class of shares of the Fund are  determined as of the close of business of The New York Stock  Exchange  ("the  Exchange") on each day that the
Exchange is open. The  calculation is done by dividing the value of the Fund's net assets  attributable  to a class by the number of shares of that class that are  outstanding.  The Exchange  normally  closes at 4:00 P.M.,  Eastern time,  but may close earlier on some other days (for  example,  in case of weather  emergencies  or on days falling before a U.S.  holiday).  All references to time in this Statement of Additional  Information  mean "Eastern time."
The  Exchange's  most  recent  annual  announcement  (which is subject to change)  states that it will close on New
Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence Day, Labor Day,
Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the
Exchange is closed  (including  weekends and holidays) or after 4:00 P.M. on a regular  business  day.  Because the
Fund's net asset  values  will not be  calculated  on those  days,  the  Fund's  net asset  values per share may be significantly affected on such days when shareholders may not purchase or redeem shares.  Additionally,  trading on
European and Asian stock  exchanges  and  over-the-counter  markets  normally is completed  before the close of the
Exchange.

         Changes in the values of  securities  traded on foreign  exchanges  or markets as a result of events  that occur  after the prices of those  securities  are  determined,  but before the close of the  Exchange,  will not be reflected in the Fund's  calculation of its net asset values that day unless the Manager  determines that the event is  likely  to effect a  material  change in the value of the  security.  The  Manager,  or an  internal  valuation committee  established by the Manager, as applicable,  may establish a valuation,  under procedures  established by the Board and subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

         ?  Securities  Valuation.  The Fund's Board of Trustees has  established  procedures  for the valuation of the Fund's securities.  In general those procedures are as follows:

              ?  Equity securities traded on a U.S. securities exchange or on Nasdaq are valued as follows:
(1)      if last sale  information  is regularly  reported,  they are valued at the last reported sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price  preceding  the  valuation  date if it is within the spread of the  closing  "bid" and  "asked"
              prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.

              ? Equity  securities  traded on a foreign  securities  exchange  generally  are  valued in one of the following ways:
1.       at the last sale price available to the pricing service approved by the Board of Trustees, or
2.       at the last sale price  obtained by the  Manager  from the report of the  principal  exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
3.       at the mean  between  the "bid" and  "asked"  prices  obtained  from the  principal  exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

              ?  Long-term  debt  securities  having a remaining  maturity in excess of 60 days are valued based on the mean between the "bid" and "asked"  prices  determined by a portfolio  pricing  service  approved by the Fund's
Board of  Trustees  or  obtained  by the  Manager  from two active  market  makers in the  security on the basis of reasonable inquiry.

              ? The following  securities  are valued at the mean between the "bid" and "asked"  prices  determined by a pricing  service  approved by the Fund's Board of Trustees or obtained by the Manager  from two active  market makers in the security on the basis of reasonable inquiry:
         1.   debt instruments that have a maturity of more than 397 days when issued,
         2.   debt  instruments  that had a maturity of 397 days or less when issued and have a remaining  maturity of more than 60 days, and
         3.   non-money  market  debt  instruments  that had a maturity  of 397 days or less when  issued and which have a remaining maturity of 60 days or less.

              ? The following  securities are valued at cost,  adjusted for  amortization of premiums and accretion of discounts:
1.       money  market debt  securities  held by a non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
2.       debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

              ? Securities (including  restricted  securities) not having  readily-available  market quotations are valued at fair  value  determined  under the  Board's  procedures.  If the  Manager  is unable to locate two market makers willing to give quotes,  a security may be priced at the mean between the "bid" and "asked" prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S.  government  securities,  mortgage-backed  securities,  corporate  bonds  and  foreign government  securities,  when last sale  information  is not  generally  available,  the  Manager  may use  pricing services  approved by the Board of Trustees.  The pricing  service may use "matrix"  comparisons  to the prices for comparable  instruments on the basis of quality,  yield, and maturity.  Other special factors may be involved (such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That monitoring may include  comparing prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing  service  that the Manager has  determined  to be reliable are used to value  foreign  currency,  including  forward  contracts,  and to  convert  to U.S.  dollars  securities  that  are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the  principal  exchange on which they are traded or on Nasdaq,  as  applicable,  as determined by a pricing  service  approved by the Board of Trustees or by the  Manager.  If there  were no sales  that day,  they  shall be valued  at the last sale  price on the  preceding trading day if it is within the spread of the  closing  "bid" and "asked"  prices on the  principal  exchange or on
Nasdaq,  on the valuation  date.  If not, the value shall be the closing bid price on the principal  exchange or on
Nasdaq on the valuation  date.  If the put,  call or future is not traded on an exchange or on Nasdaq,  it shall be valued by the mean between  "bid" and "asked"  prices  obtained by the Manager from two active  market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

                  When the Fund  writes an option,  an amount  equal to the  premium  received  is  included in the
                  Fund's  Statement of Assets and Liabilities as an asset. An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current  market value of the option.  In  determining  the Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put written  by the Fund  expires,  the Fund has a gain in the  amount  of the  premium.  If the Fund enters into a closing  purchase  transaction,  it will have a gain or loss,  depending on whether the  premium  received  was more or less than the cost of the  closing  transaction.  If the Fund exercises a put it holds,  the amount the Fund receives on its sale of the underlying  investment is reduced by the amount of premium paid by the Fund.

         How to Sell Shares

         The  information  below  supplements  the terms  and  conditions  for  redeeming  shares  set forth in the
Prospectus.

Sending  Redemption  Proceeds by Federal Funds Wire.  The Federal Funds wire of redemption  proceeds may be delayed if the Fund's  custodian bank is not open for business on a day when the Fund would normally  authorize the wire to be made,  which is usually the Fund's next regular business day following the redemption.  In those  circumstances, the wire will not be  transmitted  until  the next bank  business  day on which the Fund is open for  business.  No dividends will be paid on the proceeds of redeemed shares awaiting transfer by Federal Funds wire.

Reinvestment  Privilege.  Within  six  months  of a  redemption,  a  shareholder  may  reinvest  all or part of the redemption proceeds of:
o        Class A shares  purchased  subject  to an  initial  sales  charge or Class A shares on which a  contingent deferred sales charge was paid, or
o        Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other
Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange  Shares" below.
Reinvestment  will be at the net asset value next  computed  after the Transfer  Agent  receives  the  reinvestment order.  The  shareholder  must  ask the  Transfer  Agent  for that  privilege  at the  time of  reinvestment.  This privilege  does not apply to Class C and Class N or Class Y shares.  The Fund may amend,  suspend or cease offering this  reinvestment  privilege at any time as to shares  redeemed  after the date of such  amendment,  suspension or cessation.

         Any capital gain that was realized when the shares were  redeemed is taxable,  and  reinvestment  will not alter any  capital  gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing and  amount of the  reinvestment.  Under the
Internal  Revenue Code, if the  redemption  proceeds of Fund shares on which a sales charge was paid are reinvested in shares of the Fund or another of the  Oppenheimer  funds  within 90 days of  payment  of the sales  charge,  the shareholder's  basis in the shares of the Fund that were  redeemed  may not include the amount of the sales  charge paid. That would reduce the loss or increase the gain recognized  from the  redemption.  However,  in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind".  The Prospectus  states that payment for shares  tendered for redemption is ordinarily  made in cash.  However,  under  certain  circumstances,  the Board of Trustees of the Fund may  determine  that it would be detrimental to the best interests of the remaining  shareholders of the Fund to make payment of a redemption  order wholly  or  partly  in  cash.  In that  case,  the Fund may pay the  redemption  proceeds  in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act. Under that rule, the
Fund is  obligated  to redeem  shares  solely in cash up to the lesser of  $250,000  or 1% of the net assets of the
Fund during any 90-day period for any one  shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur  brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions  in kind using the same method the Fund uses to value its  portfolio  securities  described  above under  "Determination  of Net Asset Values Per Share." That  valuation  will be made as of the time the  redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Trustees has the right to cause the  involuntary  redemption  of the shares  held in any  account if the  aggregate  net asset  value of those  shares is less than $200 or such  lesser amount as the Board may fix.  The Board will not cause the  involuntary  redemption  of shares in an account if the aggregate  net asset  value of such  shares  has  fallen  below  the  stated  minimum  solely as a result of market fluctuations.  If the Board  exercises this right, it may also fix the  requirements  for any notice to be given to the  shareholders  in  question  (not less than 30 days).  The Board may  alternatively  set  requirements  for the shareholder  to  increase  the  investment,  or set other  terms and  conditions  so that the  shares  would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent  deferred sales charge of any class at the time of  transfer to the name of another  person or entity.  It does not matter  whether the  transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are  transferred,  the  transferred shares will remain  subject to the  contingent  deferred  sales charge.  It will be calculated as if the transferee shareholder  had  acquired  the  transferred  shares in the same  manner  and at the same time as the  transferring shareholder.

         If less than all shares  held in an account  are  transferred,  and some but not all shares in the account would be subject to a  contingent  deferred  sales  charge if  redeemed  at the time of  transfer,  the  priorities described  in the  Prospectus  under "How to Buy  Shares"  for the  imposition  of the Class B, Class C and Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions From Retirement Plans.  Requests for distributions from  OppenheimerFunds-sponsored  IRAs,  SEP-IRAs,
SIMPLE IRAs,  403(b)(7)  custodial plans,  401(k) plans or pension or  profit-sharing  plans should be addressed to
"Trustee,  OppenheimerFunds Retirement Plans," c/o the Transfer Agent at its address listed in "How To Sell Shares"
in the Prospectus or on the back cover of this Statement of Additional Information.  The request must:

(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants   (other  than  self-employed  plan  sponsors)  in   OppenheimerFunds-sponsored   pension  or
profit-sharing  plans  with  shares  of the Fund  held in the name of the plan or its  fiduciary  may not  directly request redemption of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions  from  pension  and profit  sharing  plans are  subject to  special  requirements  under the
Internal  Revenue Code and certain  documents  (available  from the Transfer Agent) must be completed and submitted to the Transfer Agent before the  distribution  may be made.  Distributions  from  retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS Form W-4P  (available from the Transfer Agent)
must be  submitted  to the  Transfer  Agent with the  distribution  request,  or the  distribution  may be delayed.
Unless the shareholder  has provided the Transfer Agent with a certified tax  identification  number,  the Internal
Revenue Code requires that tax be withheld from any  distribution  even if the  shareholder  elects not to have tax withheld.  The Fund, the Manager,  the Distributor,  and the Transfer Agent assume no  responsibility  to determine whether a distribution  satisfies the  conditions of applicable  tax laws and will not be  responsible  for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for  Repurchase of Shares from Dealers and Brokers.  The  Distributor is the Fund's agent to repurchase  its  shares  from  authorized  dealers or brokers  on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However, if the
Distributor  receives a  repurchase  order  from a dealer or broker  after the close of the  Exchange  on a regular business  day,  it will be  processed  at that  day's net asset  value if the order was  received  by the dealer or broker from its customers prior to the time the Exchange  closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so  earlier  on some  days.  Additionally,  the order  must have been  transmitted  to and  received  by the
Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the shares have been redeemed upon the Distributor's  receipt of the required  redemption documents  in  proper  form.  The  signature(s)  of the  registered  owners  on the  redemption  documents  must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and  Exchange  Plans.  Investors  owning  shares  of the Fund  valued  at $5,000 or more can authorize  the  Transfer  Agent to redeem  shares  (having a value of at least  $50)  automatically  on a  monthly, quarterly,  semi-annual  or annual  basis  under an  Automatic  Withdrawal  Plan.  Shares  will be  redeemed  three business days prior to the date  requested by the  shareholder  for receipt of the payment.  Automatic  withdrawals of up to $1,500  per month may be  requested  by  telephone  if  payments  are to be made by check  payable  to all shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required  minimum  distributions  from  OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check,  but  shareholders  having  AccountLink  privileges  (see "How To Buy
Shares") may arrange to have Automatic  Withdrawal Plan payments  transferred to the bank account designated on the account  application  or by  signature-guaranteed  instructions  sent to the  Transfer  Agent.  Shares are normally redeemed  pursuant to an Automatic  Withdrawal  Plan three  business days before the payment  transmittal  date you select in the account  application.  If a contingent  deferred sales charge applies to the  redemption,  the amount of the check or payment will be reduced accordingly.

         The Fund cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge assessed on Class A share  purchases,  shareholders  should not make  regular  additional  Class A share  purchases while  participating  in an  Automatic  Withdrawal  Plan.  Class B,  Class C and Class N  shareholders  should  not establish automatic  withdrawal plans,  because of the potential imposition of the contingent deferred sales charge on such  withdrawals  (except where the Class B, Class C or Class N contingent  deferred  sales charge is waived as described in Appendix B to this Statement of Additional Information).

         By  requesting  an  Automatic  Withdrawal  or  Exchange  Plan,  the  shareholder  agrees  to the terms and conditions  that apply to such plans,  as stated below.  These  provisions  may be amended from time to time by the
Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         ? Automatic  Exchange Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined amount  of  shares  of the Fund for  shares  (of the same  class) of other  Oppenheimer  funds  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange Plan. The minimum amount that may be exchanged to each other fund account is $50.  Instructions should be provided on the  OppenheimerFunds  Application or  signature-guaranteed  instructions.  Exchanges  made under  these plans are  subject to the  restrictions  that apply to  exchanges  as set forth in "How to Exchange  Shares" in the  Prospectus  and below in this  Statement  of
Additional Information.

         ? Automatic  Withdrawal  Plans.  Fund shares will be redeemed as necessary  to meet  withdrawal  payments.
Shares  acquired  without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains  distributions will be redeemed next,  followed by shares acquired with a sales charge, to the extent necessary to make  withdrawal  payments.  Depending  upon the amount  withdrawn,  the  investor's  principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's   Automatic  Withdrawal  Plan  as  agent  for  the
shareholder(s)  (the  "Planholder") who executed the Plan  authorization and application  submitted to the Transfer
Agent.  Neither the Fund nor the Transfer  Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer  the Plan.  Share  certificates  will not be issued for shares of the Fund  purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the  Planholder on the records of the Fund.  Any share  certificates  held by a Planholder may be surrendered  unendorsed  to the Transfer  Agent with the Plan  application  so that the shares  represented  by the certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund,  which will be done at net asset  value  without a sales  charge.  Dividends  on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset value per share  determined  on the redemption  date.  Checks or AccountLink  payments  representing  the proceeds of Plan withdrawals will normally be transmitted  three  business  days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of  disbursement  payments and the address to which checks are to be mailed or
AccountLink  payments  are to be sent may be changed  at any time by the  Planholder  by  writing  to the  Transfer
Agent.  The  Planholder  should allow at least two weeks' time after  mailing such  notification  for the requested change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case,  the Transfer  Agent will redeem the number of shares  requested  at the net asset  value per share in effect and will mail a check for the  proceeds to the Planholder.

         The  Planholder  may  terminate  a Plan at any time by writing to the  Transfer  Agent.  The Fund may also give  directions to the Transfer  Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt  of  evidence  satisfactory  to it  that  the  Planholder  has  died  or  is  legally  incapacitated.  Upon termination  of a Plan by the  Transfer  Agent or the  Fund,  shares  that have not been  redeemed  will be held in uncertificated  form  in the  name  of the  Planholder.  The  account  will  continue  as a  dividend-reinvestment, uncertificated  account unless and until proper instructions are received from the Planholder,  his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as  collateral  for a debt,  the  Planholder  may request  issuance of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a  certificate  may be issued  without  causing the  withdrawal  checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the  Prospectus,  shares of a  particular  class of  Oppenheimer  funds  having more than one class of  shares  may be  exchanged  only for  shares  of the same  class of other  Oppenheimer  funds.  Shares  of
Oppenheimer  funds  that have a single  class  without a class  designation  are  deemed  "Class A" shares for this purpose.  You can  obtain a current  list  showing  which  funds  offer  which  classes  of shares by  calling  the
Distributor.

o        All of the Oppenheimer funds currently offer Class A, B, C, N and Y shares with the following exceptions:

         The following funds only offer Class A shares:
         Centennial America Fund, L.P.                             Centennial New York Tax Exempt Trust
         Centennial California Tax Exempt Trust                    Centennial Tax Exempt Trust
         Centennial Government Trust                               Oppenheimer Money Market Fund, Inc.
         Centennial Money Market Trust

         The following funds do not offer Class N shares:
         Oppenheimer California Municipal Fund                     Oppenheimer Pennsylvania Municipal Fund
         Oppenheimer Limited Term Municipal Fund                   Oppenheimer Rochester National Municipals
         Oppenheimer Municipal Bond Fund                           Oppenheimer Senior Floating Rate Fund
         Oppenheimer New Jersey Municipal Fund                     Limited Term New York Municipal Fund
         Oppenheimer New York Municipal Fund                       Rochester Fund Municipals

         The following funds do not offer Class Y shares:
         Oppenheimer California Municipal Fund                     Oppenheimer Limited Term Municipal Fund
         Oppenheimer Capital Income Fund                           Oppenheimer New Jersey Municipal Fund
         Oppenheimer Cash Reserves                                 Oppenheimer New York Municipal Fund
         Oppenheimer Champion Income Fund                          Oppenheimer Pennsylvania Municipal Fund
         Oppenheimer Convertible Securities Fund                   Oppenheimer Rochester National Municipals
         Oppenheimer Disciplined Allocation Fund                   Oppenheimer Senior Floating Rate Fund
         Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Small Cap Value Fund
         Oppenheimer International Small Company Fund              Limited Term New York Municipal Fund

o        Class Y shares of Oppenheimer Real Asset Fund may not be exchanged for shares of any other fund.
o        Class B,  Class C and  Class N shares  of  Oppenheimer  Cash  Reserves  are  generally  available  only by exchange  from the same  class of  shares of other  Oppenheimer  funds or  through  OppenheimerFunds-sponsored
     401(k) plans.
o        Class M shares of  Oppenheimer  Convertible  Securities  Fund may be exchanged  only for Class A shares of other  Oppenheimer  funds.  They  may not be  acquired  by  exchange  of  shares  of any  class  of any  other
     Oppenheimer  funds  except  Class A shares of  Oppenheimer  Money  Market Fund or  Oppenheimer  Cash  Reserves
     acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York  Municipal  Fund may be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of  Oppenheimer  Capital  Preservation  Fund may not be exchanged for shares of  Oppenheimer  Money
     Market Fund, Inc.,  Oppenheimer Cash Reserves or Oppenheimer  Limited-Term  Government Fund. Only participants in certain  retirement  plans may purchase  shares of Oppenheimer  Capital  Preservation  Fund, and only those participants may exchange shares of other  Oppenheimer  funds for shares of Oppenheimer  Capital  Preservation
     Fund.
o        Class A shares of  Oppenheimer  Senior  Floating  Rate Fund are not  available  by  exchange  of shares of
     Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves.
o        Shares of Oppenheimer  Select Managers Mercury Advisors S&P Index Fund and Oppenheimer  Select Managers QM
     Active  Balanced Fund are only available to retirement  plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.
o        Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money market fund  offered by the  Distributor.  Shares of any money  market fund  purchased  without a sales charge may be exchanged for shares of Oppenheimer  funds offered with a sales charge upon payment of the sales charge.  They may also be used to purchase shares of Oppenheimer  funds subject to an early withdrawal  charge or contingent deferred sales charge.
o        Shares of Oppenheimer  Money Market Fund, Inc.  purchased with the redemption  proceeds of shares of other mutual funds (other than funds managed by the Manager or its  subsidiaries)  redeemed within the 30 days prior to that purchase may  subsequently  be exchanged for shares of other  Oppenheimer  funds without being subject to an initial sales charge or contingent  deferred sales charge.  To qualify for that privilege,  the investor or the  investor's  dealer must notify the  Distributor  of  eligibility  for this  privilege  at the time the shares of  Oppenheimer  Money  Market  Fund,  Inc.  are  purchased.  If  requested,  they must supply proof of entitlement to this privilege.
o        Shares  of the Fund  acquired  by  reinvestment  of  dividends  or  distributions  from  any of the  other
     Oppenheimer  funds or from any unit investment trust for which  reinvestment  arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend,  suspend or  terminate  the  exchange  privilege  at any time.  Although  the Fund may impose these changes at any time,  it will provide you with notice of those  changes  whenever it is required to do so by  applicable  law. It may be required to provide 60 days notice prior to  materially  amending or  terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

         |X|  How Exchanges Affect Contingent Deferred Sales Charges. No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge, with the following exceptions:
o        When Class A shares of any Oppenheimer fund (other than Rochester  National  Municipals and Rochester Fund
         Municipals)  acquired by exchange of Class A shares of any Oppenheimer  fund purchased  subject to a Class
         A contingent  deferred  sales  charge are redeemed  within 18 months  measured  from the  beginning of the calendar month of the initial  purchase of the exchanged Class A shares,  the Class A contingent  deferred sales charge is imposed on the redeemed shares.
o        When Class A shares of Rochester  National  Municipals and Rochester Fund Municipals  acquired by exchange of Class A shares of any  Oppenheimer  fund  purchased  subject  to a Class A  contingent  deferred  sales charge are redeemed  within 24 months of the  beginning of the calendar  month of the initial  purchase of the  exchanged  Class A shares,  the Class A contingent  deferred  sales charge is imposed on the redeemed shares.
o        If any Class A shares of another  Oppenheimer  fund that are exchanged  for Class A shares of  Oppenheimer
         Senior  Floating  Rate Fund are  subject  to the Class A  contingent  deferred  sales  charge of the other
         Oppenheimer  fund at the time of exchange,  the holding period for that Class A contingent  deferred sales charge will carry over to the Class A shares of  Oppenheimer  Senior  Floating  Rate Fund  acquired in the exchange.  The Class A shares of Oppenheimer  Senior  Floating Rate Fund acquired in that exchange will be subject  to the Class A Early  Withdrawal  Charge of  Oppenheimer  Senior  Floating  Rate Fund if they are repurchased before the expiration of the holding period.

o        When Class A shares of  Oppenheimer  Cash Reserves and  Oppenheimer  Money Market Fund,  Inc.  acquired by exchange of Class A shares of any  Oppenheimer  fund  purchased  subject to a Class A contingent  deferred sales  charge  are  redeemed  within the Class A holding  period of the fund from  which the  shares  were exchanged,  the Class A contingent  deferred sales charge of the fund from which the shares were exchanged is imposed on the redeemed shares.
o        With  respect  to Class B shares,  the Class B  contingent  deferred  sales  charge is  imposed on Class B shares  acquired  by  exchange  if they are  redeemed  within  six years of the  initial  purchase  of the exchanged Class B shares.
o        With  respect  to Class C shares,  the Class C  contingent  deferred  sales  charge is  imposed on Class C shares  acquired  by  exchange  if they are  redeemed  within  12 months of the  initial  purchase  of the exchanged Class C shares.
o        With respect to Class N shares,  a 1% contingent  deferred  sales charge will be imposed if the retirement plan (not  including IRAs and 403(b) plans) is terminated or Class N shares of all  Oppenheimer  funds are terminated  as an  investment  option of the plan and Class N shares are  redeemed  within 18 months after the plan's  first  purchase of Class N shares of any  Oppenheimer  fund or with  respect to an  individual retirement  plan or 403(b)  plan,  Class N shares  are  redeemed  within 18  months  of the  plan's  first purchase of Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are redeemed to effect an exchange,  the  priorities  described in
"How To Buy Shares" in the  Prospectus  for the  imposition of the Class B, Class C or Class N contingent  deferred sales  charge  will be followed  in  determining  the order in which the shares are  exchanged.  Before  exchanging shares,  shareholders  should take into account how the exchange may affect any  contingent  deferred  sales charge that might be imposed in the subsequent redemption of remaining shares.

         Shareholders  owning  shares  of more than one  class  must  specify  which  class of shares  they wish to exchange.

         ? Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to  reject  telephone  or  written exchange  requests  submitted  in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for  exchanges  of up to 50 accounts  per day from  representatives  of  authorized  dealers  that qualify for this privilege.

         ? Telephone  Exchange Requests.  When exchanging shares by telephone,  a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the  investors  must obtain a  prospectus  of that fund before the exchange  request may be submitted.  If all telephone  lines are busy (which might occur,  for example,  during periods of substantial market  fluctuations),  shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         ?  Processing  Exchange  Requests.  Shares to be exchanged  are  redeemed on the regular  business day the
Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are purchased on the  Redemption  Date,  but such purchases may be delayed by either fund up to five business  days if it  determines  that it  would  be  disadvantaged  by an  immediate  transfer  of the  redemption proceeds.  The Fund reserves the right, in its  discretion,  to refuse any exchange  request that may  disadvantage
it. For example,  if the receipt of multiple  exchange  requests  from a dealer might  require the  disposition  of portfolio  securities at a time or at a price that might be  disadvantageous  to the Fund,  the Fund may refuse the request.

         When you exchange some or all of your shares from one fund to another,  any special  account  feature such as an Asset Builder Plan or Automatic  Withdrawal  Plan,  will be switched to the new fund account  unless you tell the Transfer  Agent not to do so.  However,  special  redemption and exchange  features such as Automatic  Exchange
Plans and Automatic Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In  connection  with any  exchange  request,  the number of shares  exchanged  may be less than the number requested if the exchange or the number  requested  would  include  shares  subject to a  restriction  cited in the
Prospectus or this Statement of Additional  Information,  or would include  shares  covered by a share  certificate that is not  tendered  with  the  request.  In  those  cases,  only  the  shares  available  for  exchange  without restriction will be exchanged.

         The different  Oppenheimer  funds available for exchange have different  investment  objectives,  policies and risks.  A  shareholder  should  assure that the fund  selected is  appropriate  for his or her  investment  and should be aware of the tax consequences of an exchange.  For federal income tax purposes,  an exchange  transaction is treated as a  redemption  of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege,"
above,  discusses some of the tax  consequences  of reinvestment  of redemption  proceeds in such cases.  The Fund, the Distributor,  and the Transfer Agent are unable to provide investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

         Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the  realization  of any capital  gains.  The dividends  and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the composition of the Fund's  portfolio,  and expenses  borne by the Fund or borne  separately by a class.  Dividends are  calculated in the same manner,  at the same  time,  and on the same day for each  class of  shares.  However,  dividends  on Class B,  Class C and Class N shares are  expected  to be lower than  dividends  on Class A and Class Y shares.  That is because of the effect of the  asset-based  sales charge on Class B, Class C and Class N shares.  Those  dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

Dividends,  distributions  and proceeds of the  redemption  of Fund shares  represented  by checks  returned to the
Transfer  Agent by the Postal  Service as  undeliverable  will be invested in shares of  Oppenheimer  Money  Market
Fund,  Inc.  Reinvestment  will be made as  promptly as  possible  after the return of such checks to the  Transfer
Agent,  to enable the  investor to earn a return on  otherwise  idle funds.  Unclaimed  accounts  may be subject to state  escheatment  laws,  and the  Fund and the  Transfer  Agent  will  not be  liable  to  shareholders  or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the
Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the  Prospectus and this Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial, or administrative action,  sometimes with retroactive effect. State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment under the Internal  Revenue Code described below.  Potential  purchasers of shares of the
Fund are urged to consult  their tax advisers  with specific  reference to their own tax  circumstances  as well as the consequences of federal, state and local tax rules affecting an investment in the Fund.

         ??Qualification  as a  Regulated  Investment  Company.  The Fund has  elected  to be taxed as a  regulated investment  company  under  Subchapter  M of the  Internal  Revenue  Code  of  1986,  as  amended.  As a  regulated investment  company,  the Fund is not  subject to federal  income tax on the portion of its net  investment  income
(that is, taxable  interest,  dividends,  and other taxable ordinary income,  net of expenses) and capital gain net income  (that  is,  the  excess  of net  long-term  capital  gains  over net  short-term  capital  losses)  that it distributes  to  shareholders.  That  qualification  enables  the Fund to "pass  through"  its income and  realized capital  gains to  shareholders  without  having to pay tax on them.  This avoids a "double tax" on that income and capital gains, since  shareholders  normally will be taxed on the dividends and capital gains they receive from the
Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax).

         The Internal  Revenue Code  contains a number of complex  tests  relating to  qualification  that the Fund might not meet in a particular  year. If it did not qualify as a regulated  investment  company,  the Fund would be treated for tax  purposes as an ordinary  corporation  and would  receive no tax  deduction  for  payments  made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the
Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within 12 months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated  investment company,  the Fund must derive at least 90% of its gross income from dividends,  interest,  certain payments with respect to securities loans,  gains from the sale or other disposition of stock or  securities  or foreign  currencies  (to the extent such  currency  gains are  directly  related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In  addition  to  satisfying  the   requirements   described   above,  the  Fund  must  satisfy  an  asset
diversification  test in order to qualify  as a  regulated  investment  company.  Under that test,  at the close of each quarter of the Fund's  taxable  year,  at least 50% of the value of the Fund's assets must consist of cash and cash  items  (including  receivables),  U.S.  government  securities,  securities  of  other  regulated  investment companies,  and  securities of other  issuers.  As to each of those  issuers,  the Fund must not have invested more than 5% of the value of the Fund's total assets in  securities  of each such issuer and the Fund must not hold more than 10% of the  outstanding  voting  securities  of each such  issuer.  No more than 25% of the value of its total assets may be invested in the  securities of any one issuer (other than U.S.  government  securities and securities of other regulated investment  companies),  or in two or more issuers which the Fund controls and which are engaged in the same or similar  trades or  businesses.  For  purposes of this test,  obligations  issued or  guaranteed  by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

         |X| Excise Tax on Regulated  Investment  Companies.  Under the Internal  Revenue Code, by December 31 each year, the Fund must distribute 98% of its taxable  investment  income earned from January 1 through  December 31 of that year and 98% of its capital  gains  realized in the period from  November 1 of the prior year through  October
31 of the current  year.  If it does not,  the Fund must pay an excise tax on the amounts  not  distributed.  It is presently  anticipated  that  the  Fund  will  meet  those  requirements.  To meet  this  requirement,  in  certain circumstances  the Fund might be required to liquidate  portfolio  investments to make sufficient  distributions to avoid excise tax liability.  However,  the Board of Trustees and the Manager might  determine in a particular  year that it would  be in the best  interests  of  shareholders  for the  Fund  not to make  such  distributions  at the required levels and to pay the excise tax on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X|  Taxation  of  Fund  Distributions.  The  Fund  anticipates  distributing  substantially  all  of  its investment  company taxable income for each taxable year.  Those  distributions  will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special  provisions of the Internal  Revenue Code govern the  eligibility of the Fund's  dividends for the dividends-received  deduction for corporate  shareholders.  Long-term capital gains  distributions are not eligible for the  deduction.  The amount of dividends  paid by the Fund that may qualify for the deduction is limited to the aggregate  amount of qualifying  dividends that the Fund derives from portfolio  investments that the Fund has held for a minimum  period,  usually  46 days.  A  corporate  shareholder  will not be  eligible  for the  deduction  on dividends  paid on Fund  shares  held for 45 days or less.  To the extent the Fund's  dividends  are  derived  from gross income from option  premiums,  interest  income or short-term  gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction.

         The Fund may either  retain or  distribute  to  shareholders  its net capital gain for each taxable  year.
The Fund  currently  intends to distribute  any such amounts.  If net long term capital gains are  distributed  and designated  as a capital gain  distribution,  it will be taxable to  shareholders  as a long-term  capital gain and will be properly  identified in reports sent to  shareholders in January of each year. Such treatment will apply no matter how long the  shareholder  has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund  elects to retain  its net  capital  gain,  the Fund will be  subject  to tax on it at the 35%
corporate  tax rate. If the Fund elects to retain its net capital gain,  the Fund will provide to  shareholders  of record on the last day of its taxable  year  information  regarding  their pro rata share of the gain and tax paid.
As a result,  each  shareholder  will be  required  to report  his or her pro rata  share of such gain on their tax return as long-term  capital gain,  will receive a refundable  tax credit for his/her pro rata share of tax paid by the Fund on the gain,  and will  increase  the tax  basis for  his/her  shares  by an  amount  equal to the  deemed distribution less the tax credit.

         Investment  income that may be received by the Fund from sources within  foreign  countries may be subject to foreign  taxes  withheld at the  source.  The United  States has entered  into tax  treaties  with many  foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute  ordinary income dividends or capital gain  distributions will be treated as a return of capital to the extent of the  shareholder's  tax basis in their  shares.  Any excess will be treated as gain from the sale of those shares,  as discussed below.  Shareholders  will be advised annually as to the U.S.  federal income tax  consequences of  distributions  made (or deemed made) during the year. If prior distributions  made by the Fund must be  re-characterized  as a  non-taxable  return of  capital  at the end of the fiscal  year as a result of the  effect of the  Fund's  investment  policies,  they will be  identified  as such in notices sent to shareholders.

         Distributions  by the Fund will be  treated in the  manner  described  above  regardless  of  whether  the distributions  are paid in cash or reinvested in additional  shares of the Fund (or of another fund).  Shareholders receiving a  distribution  in the form of  additional  shares will be treated as  receiving  a  distribution  in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold 30% (29% for payments  after  December 31, 2003) of ordinary income dividends,  capital gains  distributions and the proceeds of the redemption of shares,  paid to any shareholder  (1) who has failed to provide a correct  taxpayer  identification  number or to properly  certify that
                                             -------
number when  required,  (2) who is subject to backup  withholding  for failure to report the receipt of interest or dividend  income  properly,  or (3) who has failed to certify to the Fund that the  shareholder  is not  subject to backup  withholding or is an "exempt  recipient"  (such as a  corporation).  All income and any tax withheld by the
Fund is remitted by the Fund to the U.S.  Treasury and is identified in reports mailed to  shareholders  in January of each year.

         |X| Tax Effects of Redemptions  of Shares.  If a shareholder  redeems all or a portion of his/her  shares,
                                                                                               -
the shareholder  will recognize a gain or loss on the redeemed shares in an amount equal to the difference  between the proceeds of the redeemed  shares and the  shareholder's  adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the  shareholder  purchases other shares of the Fund within
30 days before or after the redemption.

         In  general,  any gain or loss  arising  from the  redemption  of shares  of the Fund  will be  considered capital gain or loss,  if the shares were held as a capital  asset.  It will be  long-term  capital gain or loss if the shares were held for more than one year.  However,  any capital  loss  arising  from the  redemption  of shares held for six  months or less will be  treated as a  long-term  capital  loss to the extent of the amount of capital gain dividends  received on those shares.  Special  holding  period rules under the Internal  Revenue Code apply in this case to determine the holding  period of shares and there are limits on the  deductibility  of capital  losses in any year.

         |X| Foreign  Shareholders.  Under U.S.  tax law,  taxation of a  shareholder  who is a foreign  person (to include,  but not  limited to, a  nonresident  alien  individual,  a foreign  trust,  a foreign  estate,  a foreign corporation,  or a foreign  partnership)  primarily depends on whether the foreign person's income from the Fund is effectively  connected  with the conduct of a U.S. trade or business.  Typically,  ordinary  income  dividends paid from a mutual fund are not considered "effectively connected" income.

         Ordinary income  dividends that are paid by the Fund (and are deemed not "effectively  connected  income")
to foreign  persons will be subject to a U.S. tax withheld by the Fund at a rate of 30%,  provided the Fund obtains a  properly  completed  and  signed  Certificate  of Foreign  Status.  The tax rate may be  reduced if the  foreign person's  country of residence  has a tax treaty with the U.S.  allowing for a reduced tax rate on ordinary  income dividends  paid by the Fund.  All  income  and any tax  withheld  by the Fund is  remitted  by the Fund to the U.S.
Treasury and is identified in reports mailed to shareholders in March of each year.

         If the  ordinary  income  dividends  from the Fund are  effectively  connected  with the conduct of a U.S.
                                                            ---
trade or business,  then the foreign person may claim an exemption  from the U.S. tax described  above provided the
Fund obtains a properly completed and signed Certificate of Foreign Status.

         If the  foreign  person  fails to provide a  certification  of his/her  foreign  status,  the Fund will be required to withhold  U.S. tax at a rate of 30% (29% for  payments  after  December  31,  2003) on ordinary  income dividends,  capital gains  distributions and the proceeds of the redemption of shares,  paid to any foreign person.
All income and any tax withheld (in this  situation)  by the Fund is remitted by the Fund to the U.S.  Treasury and is identified in reports mailed to shareholders in January of each year.

         The tax  consequences  to foreign  persons  entitled to claim the benefits of an applicable tax treaty may be different  from those  described  herein.  Foreign  shareholders  are urged to consult their own tax advisors or the U.S.  Internal  Revenue Service with respect to the particular tax consequences to them of an investment in the
Fund, including the applicability of the U.S. withholding taxes described above.

Dividend  Reinvestment  in Another  Fund.  Shareholders  of the Fund may elect to  reinvest  all  dividends  and/or capital  gains  distributions  in shares of the same  class of any of the other  Oppenheimer  funds  listed  above.
Reinvestment  will be made  without  sales  charge  at the net  asset  value  per  share in  effect at the close of business on the payable date of the dividend or  distribution.  To elect this option,  the shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an account.  Dividends and/or  distributions from shares of certain other Oppenheimer funds (other than Oppenheimer
Cash Reserves) may be invested in shares of this Fund on the same basis.

         Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that have a sales  agreement  with  OppenheimerFunds  Distributor,  Inc., a subsidiary of the Manager that acts as the Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is  sub-distributor  for funds managed by a subsidiary of the Manager.

The Transfer Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent, is a division of the Manager.  It is responsible for maintaining the Fund's  shareholder  registry and shareholder  accounting  records,  and for paying dividends and distributions to shareholders.  It also handles shareholder  servicing and administrative  functions.
It serves as the Transfer  Agent for an annual per account  fee. It also acts as  shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The  Custodian.  JP Morgan  Chase Bank is the  custodian of the Fund's  assets.  The  custodian's  responsibilities include  safeguarding and controlling the Fund's portfolio  securities and handling the delivery of such securities to and from the Fund.  It is the practice of the Fund to deal with the  custodian in a manner  uninfluenced  by any banking  relationship  the  custodian may have with the Manager and its  affiliates.  The Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit  insurance.  Those  uninsured  balances at times may be substantial.

Independent  Auditors.  KPMG LLP are the  independent  auditors  of the  Fund.  They  audit  the  Fund's  financial statements  and perform  other related  audit  services.  They also act as auditors for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------
 The Board of Trustees and Shareholders of
 Oppenheimer Global Fund:
 We have audited the accompanying statement of assets and liabilities of
 Oppenheimer Global Fund, including the statement of investments, as of
 September 30, 2002, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2002, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
 We believe that our audits provide a reasonable basis for our opinion.
    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
 Oppenheimer Global Fund as of September 30, 2002, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

 KPMG LLP

 Denver, Colorado
 October 21, 2002

STATEMENT OF INVESTMENTS  September 30, 2002

                                          Market Value
                               Shares       See Note 1
---------------------------------------------------------
 Common Stocks--97.0%
---------------------------------------------------------
 Consumer Discretionary--19.3%
---------------------------------------------------------
 Auto Components--0.5%
 Valeo SA                   1,037,356   $   29,762,106
---------------------------------------------------------
 Automobiles--2.8%
 Porsche AG,
 Preferred                    298,820      121,082,760
---------------------------------------------------------
 Volkswagen AG              1,546,385       55,813,235
                                        -----------------
                                           176,895,995

---------------------------------------------------------
 Hotels, Restaurants & Leisure--1.3%
 International Game
 Technology(1)                636,800       44,028,352
---------------------------------------------------------
 Six Continents plc         4,451,998       41,517,188
                                        -----------------
                                            85,545,540

---------------------------------------------------------
 Household Durables--3.5%
 Koninklijke (Royal) Philips
 Electronics NV             1,317,200       19,136,295
---------------------------------------------------------
 Nintendo Co. Ltd.            614,687       71,597,352
---------------------------------------------------------
 Sharp Corp.                6,916,000       66,410,416
---------------------------------------------------------
 Sony Corp.                 1,199,000       50,327,665
---------------------------------------------------------
 Thomson
 Multimedia SA(1)           1,190,071       18,747,786
                                        -----------------
                                           226,219,514

---------------------------------------------------------
 Media--8.3%
 Grupo Televisa SA,
 Sponsored GDR(1)           1,687,590       43,016,669
---------------------------------------------------------
 JC Decaux SA(1)            2,030,482       22,916,804
---------------------------------------------------------
 Pearson plc                6,487,290       51,978,744
---------------------------------------------------------
 Reed Elsevier plc         17,430,233      149,799,939
---------------------------------------------------------
 Singapore Press
 Holdings Ltd.              7,282,785       77,855,688
---------------------------------------------------------
 Sirius Satellite
 Radio, Inc.(1)             3,502,500        3,502,500
---------------------------------------------------------
 Television
 Broadcasts Ltd.           19,376,486       59,623,014
---------------------------------------------------------
 Wolters Kluwer NV          3,565,375       64,482,980
---------------------------------------------------------
 XM Satellite Radio
 Holdings, Inc.(1,2)        4,606,300       17,964,570
---------------------------------------------------------
 Zee Telefilms Ltd.(1)                      36,316,627
                                        -----------------
                                           527,457,535

                                          Market Value
                               Shares       See Note 1
---------------------------------------------------------
 Specialty Retail--2.9%
 Best Buy Co., Inc.(1)        922,627   $   20,583,809
---------------------------------------------------------
 Circuit City Stores, Inc./
 Circuit City Group         4,646,115       70,388,642
---------------------------------------------------------
 Gap, Inc. (The)            2,813,100       30,522,135
---------------------------------------------------------
 New Dixons
 Group plc                 12,716,824       34,497,374
---------------------------------------------------------
 RadioShack Corp.           1,319,000       26,459,140
                                        -----------------
                                           182,451,100

---------------------------------------------------------
 Consumer Staples--12.5%
---------------------------------------------------------
 Beverages--2.8%
 Companhia de Bebidas
 das Americas, ADR          2,294,900       24,601,328
---------------------------------------------------------
 Diageo plc                 5,921,430       73,472,003
---------------------------------------------------------
 Fomento Economico
 Mexicano SA
 de CV, UBD                11,742,100       39,716,180
---------------------------------------------------------
 Grupo Modelo SA
 de CV, Series C           15,788,200       39,511,014
                                        -----------------
                                           177,300,525

---------------------------------------------------------
 Food & Drug Retailing--1.0%
 Boots Co. plc              4,141,868       34,423,856
---------------------------------------------------------
 Delhaize Group               845,500       13,720,678
---------------------------------------------------------
 Seven-Eleven Japan
 Co. Ltd.                     492,000       16,650,567
                                        -----------------
                                            64,795,101

---------------------------------------------------------
 Food Products--1.8%
 Cadbury
 Schweppes plc             13,676,101       91,404,906
---------------------------------------------------------
 Koninklijke
 Numico NV                  2,277,700       24,266,329
                                        -----------------
                                           115,671,235

---------------------------------------------------------
 Household Products--5.2%
 Hindustan
 Lever Ltd.                17,684,700       63,149,192
---------------------------------------------------------
 Reckitt
 Benckiser plc             14,177,123      267,539,328
                                        -----------------
                                           330,688,520

                          OPPENHEIMER GLOBAL FUND

                                          Market Value
                               Shares       See Note 1
---------------------------------------------------------
 Personal Products--1.7%
 Shiseido Co. Ltd.          2,966,000   $   35,400,017
---------------------------------------------------------
 Wella AG, Preference,
 Non-Vtg.                   1,649,156       73,180,753
                                        -----------------
                                           108,580,770

---------------------------------------------------------
 Energy--5.1%
---------------------------------------------------------
 Oil & Gas--5.1%
 BP plc, ADR                1,972,456       78,700,995
---------------------------------------------------------
 ChevronTexaco
 Corp.                        957,517       66,308,052
---------------------------------------------------------
 Encana Corp.               1,450,656       43,898,303
---------------------------------------------------------
 Husky Energy, Inc.         6,675,565       70,282,395
---------------------------------------------------------
 Royal Dutch Petroleum
 Co., NY Shares             1,600,223       64,280,958
                                        -----------------
                                           323,470,703

---------------------------------------------------------
 Financials--13.5%
---------------------------------------------------------
 Banks--7.3%
 Australia & New
 Zealand Banking
 Group Ltd.                13,407,829      128,594,623
---------------------------------------------------------
 Bank One Corp.             3,846,303      143,851,732
---------------------------------------------------------
 ICICI Bank Ltd.,
 Sponsored ADR              6,931,250       41,518,187
---------------------------------------------------------
 Royal Bank of Scotland
 Group plc (The)            3,748,762       70,743,639
---------------------------------------------------------
 Wachovia Corp.             2,449,738       80,081,935
                                        -----------------
                                           464,790,116

---------------------------------------------------------
 Diversified Financials--3.6%
 American
 Express Co.                2,179,900       67,969,282
---------------------------------------------------------
 Citigroup, Inc.              832,633       24,687,568
---------------------------------------------------------
 Credit Saison
 Co. Ltd.                   2,696,000       59,239,362
---------------------------------------------------------
 Fannie Mae                   975,340       58,071,744
---------------------------------------------------------
 MBNA Corp.                   836,700       15,378,546
                                        -----------------
                                           225,346,502

---------------------------------------------------------
 Insurance--2.6%
---------------------------------------------------------
 ACE Ltd.                   2,016,571       59,710,667
---------------------------------------------------------
 Berkshire Hathaway,
 Inc., Cl. B(1)                29,620       73,013,300
---------------------------------------------------------
 Manulife
 Financial Corp.            1,529,239       32,277,722
                                        -----------------
                                           165,001,689

                                          Market Value
                               Shares       See Note 1
---------------------------------------------------------
 Health Care--18.0%
---------------------------------------------------------
 Biotechnology--4.2%
 Affymetrix, Inc.(1)        1,042,600   $   21,686,080
---------------------------------------------------------
 Amgen, Inc.(1)             2,224,000       92,740,800
---------------------------------------------------------
 Gilead
 Sciences, Inc.(1)          2,494,400       83,637,232
---------------------------------------------------------
 Human Genome
 Sciences, Inc.(1)          1,750,300       21,108,618
---------------------------------------------------------
 IDEC Pharmaceuticals
 Corp.(1)                     200,700        8,333,064
---------------------------------------------------------
 Oxford
 GlycoSciences plc(1)       1,734,735        3,737,421
---------------------------------------------------------
 Protein Design
 Labs, Inc.(1)                209,000        1,734,700
---------------------------------------------------------
 Qiagen NV(1)                 801,478        3,699,110
---------------------------------------------------------
 Wyeth                        837,569       26,634,694
                                        -----------------
                                           263,311,719

---------------------------------------------------------
 Health Care Equipment & Supplies--1.7%
 Amersham plc               2,254,400       18,949,465
---------------------------------------------------------
 Applera Corp./
 Applied Biosystems
 Group                      2,031,800       37,181,940
---------------------------------------------------------
 Essilor
 International SA             724,200       29,373,430
---------------------------------------------------------
 Smith &
 Nephew plc                 3,278,650       19,799,060
---------------------------------------------------------
 Swiss
 Medical SA(1,2,3)            960,000        3,583,104
                                        -----------------
                                           108,886,999

---------------------------------------------------------
 Health Care Providers & Services--2.9%
 Fresenius AG,
 Preference(2)              1,732,127       39,081,789
---------------------------------------------------------
 Laboratory Corp.
 of America
 Holdings(1)                1,020,200       34,462,356
---------------------------------------------------------
 Oxford Health
 Plans, Inc.(1)               721,400       28,091,316
---------------------------------------------------------
 Quest
 Diagnostics, Inc.(1)       1,118,700       68,833,611
---------------------------------------------------------
 Quintiles
 Transnational Corp.       11,381,207       13,135,279
                                        -----------------
                                           183,604,351

                           OPPENHEIMER GLOBAL FUND

STATEMENT OF INVESTMENTS  Continued

                                          Market Value
                               Shares       See Note 1
---------------------------------------------------------
 Pharmaceuticals--9.2%
 AstraZeneca plc              895,841   $   27,161,656
---------------------------------------------------------
 Eisai Co. Ltd.             1,790,000       41,316,741
---------------------------------------------------------
 Johnson & Johnson          1,436,955       77,710,526
---------------------------------------------------------
 Novartis AG                1,998,495       79,020,047
---------------------------------------------------------
 Pfizer, Inc.               2,136,590       62,003,842
---------------------------------------------------------
 Sanofi-Synthelabo
 SA                         4,612,307      260,053,469
---------------------------------------------------------
 Takeda Chemical
 Industries Ltd.              991,000       39,968,868
                                        -----------------
                                           587,235,149

---------------------------------------------------------
 Industrials--6.2%
---------------------------------------------------------
 Aerospace & Defense--3.7%
 Bombardier,
 Inc., Cl. B                6,423,500       17,656,323
---------------------------------------------------------
 Empresa Brasileira
 de Aeronautica
 SA (Embraer), ADR          3,814,300       50,730,190
---------------------------------------------------------
 Lockheed
 Martin Corp.                 642,900       41,576,343
---------------------------------------------------------
 Raytheon Co.               4,232,400      124,009,320
                                        -----------------
                                           233,972,176

---------------------------------------------------------
 Commercial Services & Supplies--2.5%
 Amadeus Global Travel
 Distribution SA            3,436,822       14,401,632
---------------------------------------------------------
 Rentokil Initial plc      21,077,713       69,028,236
---------------------------------------------------------
 Societe BIC SA             2,399,253       79,434,588
                                        -----------------
                                           162,864,456

---------------------------------------------------------
 Information Technology--15.1%
---------------------------------------------------------
 Communications Equipment--3.4%
 JDS Uniphase Corp.(1)     14,035,100       27,340,375
---------------------------------------------------------
 QUALCOMM, Inc.(1)          4,998,200      138,050,284
---------------------------------------------------------
 Scientific-
 Atlanta, Inc.              3,879,000       48,526,290
                                        -----------------
                                           213,916,949

---------------------------------------------------------
 Computers & Peripherals--0.6%
 International Business
 Machines Corp.               270,781       15,810,902
---------------------------------------------------------
 Toshiba Corp.(1)           6,844,500       20,914,687
                                        -----------------
                                            36,725,589

                                          Market Value
                               Shares       See Note 1
---------------------------------------------------------
 Electronic Equipment & Instruments--1.0%
---------------------------------------------------------
 Keyence Corp.                121,400   $   20,382,914
---------------------------------------------------------
 Kudelski SA(1)               374,527        5,122,671
---------------------------------------------------------
 Kyocera Corp.                484,800       32,455,397
---------------------------------------------------------
 Tandberg ASA(1)              884,100        8,649,168
                                        -----------------
                                            66,610,150

---------------------------------------------------------
 IT Consulting & Services--0.6%
 Infosys
 Technologies Ltd.            516,572       36,328,847
---------------------------------------------------------
 Semiconductor Equipment & Products--1.5%
 Applied
 Materials, Inc.(1)           919,500       10,620,225
---------------------------------------------------------
 Broadcom
 Corp., Cl. A(1)            1,872,300       19,996,164
---------------------------------------------------------
 National
 Semiconductor
 Corp.(1)                   4,430,100       52,895,394
---------------------------------------------------------
 Novellus
 Systems, Inc.(1)             460,900        9,591,329
                                        -----------------
                                            93,103,112

---------------------------------------------------------
 Software--8.0%
 Cadence Design
 Systems, Inc.(1,2)        18,175,538      184,845,222
---------------------------------------------------------
 Electronic
 Arts, Inc.(1)              2,454,541      161,901,524
---------------------------------------------------------
 Sybase, Inc.(1)            4,697,255       54,582,103
---------------------------------------------------------
 Symantec Corp.(1)            952,900       32,046,027
---------------------------------------------------------
 Synopsys, Inc.(1)          1,573,213       60,018,076
---------------------------------------------------------
 Trend Micro, Inc.(1)         640,000       16,822,737
                                        -----------------
                                           510,215,689

---------------------------------------------------------
 Materials--2.0%
---------------------------------------------------------
 Chemicals--1.1%
 International Flavors
 & Fragrances, Inc.         2,127,025       67,745,746
---------------------------------------------------------
 Construction Materials--0.9%
 Hanson plc                12,251,226       60,881,440
---------------------------------------------------------
 Telecommunication Services--4.3%
---------------------------------------------------------
 Diversified Telecommunication Services--1.1%
 BT Group plc              16,032,920       41,475,994
---------------------------------------------------------
 Tele Norte Leste
 Participacoes SA
 (Telemar),
 Preference             5,521,720,560       30,047,775
                                        -----------------
                                            71,523,769

                           OPPENHEIMER GLOBAL FUND

                                          Market Value
                               Shares       See Note 1
---------------------------------------------------------
 Wireless Telecommunication Services--3.2%
 AT&T Corp.                 2,418,200   $   29,042,582
---------------------------------------------------------
 KDDI Corp.                    33,526      104,648,267
---------------------------------------------------------
 SK Telecom
 Co. Ltd.                     180,150       34,775,443
---------------------------------------------------------
 SK Telecom
 Co. Ltd., ADR              1,497,000       31,781,310
                                        -----------------
                                           200,247,602

---------------------------------------------------------
 Utilities--1.0%
---------------------------------------------------------
 Gas Utilities--0.7%
 Hong Kong &
 China Gas Co. Ltd.        32,776,700       43,914,626
---------------------------------------------------------
 Multi-Utilities--0.3%
 Suez SA                    1,407,270       22,141,614
                                        -----------------
 Total Common Stocks
 (Cost $7,130,804,637)                   6,167,206,934

                            Principal
                               Amount
---------------------------------------------------------
 Non-Convertible Corporate Bonds and Notes--0.0%

 Telewest Communications plc,
 11% Sr. Disc. Debs., 10/1/07(4)
 (Cost $7,759,709)       $  9,620,000       1,683,500

                            Principal     Market Value
                               Amount       See Note 1
---------------------------------------------------------
 Short-Term Notes--0.7%

 Wyeth:
 2%, 10/9/02             $ 30,000,000   $   29,987,467
 2%, 10/11/02              15,000,000       14,992,000
                                        -----------------
 Total Short-Term Notes
 (Cost $44,979,467)                         44,979,467

---------------------------------------------------------
 Joint Repurchase Agreements--2.5%

 Undivided interest of 17.22% in joint repurchase
 agreement with PaineWebber, Inc., 1.90%, dated
 9/30/02, to be repurchased at $154,977,179 on
 10/1/02, collateralized by Federal National
 Mortgage Assn., 7%, 5/1/32--7/1/32, with a
 value of $918,866,253 (Cost $154,969,000)
                          154,969,000      154,969,000
---------------------------------------------------------
 Total Investments, at Value
 (Cost $7,338,512,813)100.2%             6,368,838,901
---------------------------------------------------------
 Liabilities in
 Excess of Other Assets          (0.2)     (10,760,638)
                                -------------------------
 Net Assets                     100.0%  $6,358,078,263
                                =========================

Footnotes to Statement of Investments
1. Non-income producing security.
2. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended September 30,
2002. The aggregate fair value of securities of affiliated companies held by the
Fund as of September 30, 2002 amounts to $245,474,685. Transactions during the period in which the issuer was an affiliate are as follows:

                               Shares                                       Shares
                        September 30,         Gross          Gross   September 30,        Unrealized        Dividend        Realized
                                 2001     Additions     Reductions            2002      Depreciation          Income            Gain
------------------------------------------------------------------------------------------------------------------------------------

Stocks and/or Warrants
Cadence Design
Systems, Inc.              16,869,040     1,306,498             --      18,175,538      $170,013,833      $       --    $         --
Fresenius AG, Preference    1,590,864       141,263             --       1,732,127       130,873,236       1,446,327              --
Porsche AG, Preferred *       603,913         1,060        306,153         298,820                --       1,251,706     112,063,949
Swiss Medical SA              480,000       480,000             --         960,000        26,806,896              --              --
XM Satellite Radio
Holdings, Inc.                     --     4,606,300             --       4,606,300        34,417,015              --              --
                                                                                                          --------------------------
                                                                                                          $2,698,033    $112,063,949
                                                                                                          ==========================

  *No longer an affiliate as of September 30, 2002.
3. Identifies issues considered to be illiquid or restricted--See Note 6 of Notes to Financial Statements.
4. Issuer is in default.

                           OPPENHEIMER GLOBAL FUND

STATEMENT OF INVESTMENTS  Continued
--------------------------------------------------------------------------------
 Footnotes to Statement of Investments Continued

 Distribution of investments representing geographic diversification, as a percentage of total investments at value, is as follows:

 Geographic Diversification                      Market Value            Percent
--------------------------------------------------------------------------------
 United States                                  $2,598,651,738            40.8%
 Great Britain                                   1,136,794,744            17.9
 Japan                                             576,134,990             9.1
 France                                            462,429,797             7.3
 Germany                                           289,158,537             4.5
 India                                             177,312,853             2.8
 The Netherlands                                   175,865,672             2.8
 Canada                                            164,114,743             2.6
 Australia                                         128,594,623             2.0
 Mexico                                            122,243,863             1.9
 Brazil                                            105,379,293             1.7
 Hong Kong                                         103,537,640             1.6
 Switzerland                                        84,142,718             1.3
 Singapore                                          77,855,688             1.2
 Korea, Republic of South                           66,556,753             1.0
 Bermuda                                            59,710,667             0.9
 Spain                                              14,401,632             0.2
 Belgium                                            13,720,678             0.2
 Norway                                              8,649,168             0.1
 Argentina                                           3,583,104             0.1
--------------------------------------------------------------------------------
 Total                                          $6,368,838,901           100.0%
================================================================================

See accompanying Notes to Financial Statements.

                           OPPENHEIMER GLOBAL FUND

STATEMENT OF ASSETS AND LIABILITIES  September 30, 2002

--------------------------------------------------------------------------------
 Assets

 Investments, at value--see accompanying statement:
 Unaffiliated companies (cost $6,730,927,149)                 $6,123,364,216
                                                              --------------
 Affiliated companies (cost $607,585,664)                        245,474,685
--------------------------------------------------------------------------------
                                                               6,368,838,901
--------------------------------------------------------------------------------
 Cash                                                              2,728,464
--------------------------------------------------------------------------------
 Unrealized appreciation on foreign currency contracts                 5,085
--------------------------------------------------------------------------------
 Receivables and other assets:
 Interest and dividends                                           13,397,466
 Shares of beneficial interest sold                               11,402,798
 Other                                                                42,827
                                                              --------------
 Total assets                                                  6,396,415,541

--------------------------------------------------------------------------------
 Liabilities

 Payables and other liabilities:
 Shares of beneficial interest redeemed                           15,984,253
 Investments purchased                                            13,561,676
 Distribution and service plan fees                                4,083,251
 Transfer and shareholder servicing agent fees                     2,189,703
 Trustees' compensation                                            1,294,905
 Shareholder reports                                               1,018,982
 Other                                                               204,508
                                                              --------------
 Total liabilities                                                38,337,278

--------------------------------------------------------------------------------
 Net Assets                                                   $6,358,078,263
                                                              ==============

--------------------------------------------------------------------------------
 Composition of Net Assets

 Paid-in capital                                              $7,968,197,384
--------------------------------------------------------------------------------
 Accumulated net investment loss                                 (11,620,526)
--------------------------------------------------------------------------------
 Accumulated net realized loss on investments and foreign
 currency transactions                                          (629,096,228)
--------------------------------------------------------------------------------
 Net unrealized depreciation on investments and translation
 of assets and liabilities denominated in foreign currencies    (969,402,367)
                                                              --------------
 Net Assets                                                   $6,358,078,263
                                                              ==============

                           OPPENHEIMER GLOBAL FUND

STATEMENT OF ASSETS AND LIABILITIES Continued

--------------------------------------------------------------------------------
 Net Asset Value Per Share

 Class A Shares:
 Net asset value and redemption price per share (based on net assets of
 $4,559,329,873 and 129,334,715 shares of beneficial interest outstanding)              $35.25
 Maximum offering price per share (net asset value plus sales charge
 of 5.75% of offering price)                                                            $37.40
--------------------------------------------------------------------------------------------------
 Class B Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of
 $1,119,359,528 and 33,615,609 shares of beneficial interest outstanding)               $33.30
--------------------------------------------------------------------------------------------------
 Class C Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $463,949,147
 and 13,716,512 shares of beneficial interest outstanding)                              $33.82
--------------------------------------------------------------------------------------------------
 Class N Shares:
 Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $51,077,089
 and 1,454,095 shares of beneficial interest outstanding)                               $35.13
--------------------------------------------------------------------------------------------------
 Class Y Shares:
 Net asset value, redemption price and offering price per share (based on
 net assets of $164,362,626 and 4,645,293 shares of beneficial interest outstanding)    $35.38

 See accompanying Notes to Financial Statements.

                           OPPENHEIMER GLOBAL FUND

STATEMENT OF OPERATIONS  For the Year Ended September 30, 2002

--------------------------------------------------------------------------------
 Investment Income

 Dividends:
 Unaffiliated companies (net of foreign withholding taxes of $8,311,285)              $  99,554,781
 Affiliated companies (net of foreign withholding taxes of $394,312)                      2,698,033
-------------------------------------------------------------------------------------------------------

 Interest                                                                                 7,529,115
                                                                                       ----------------
 Total investment income                                                                109,781,929

-------------------------------------------------------------------------------------------------------
 Expenses

 Management fees                                                                         51,944,297
-------------------------------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A                                                                                 13,002,543
 Class B                                                                                 14,571,656
 Class C                                                                                  5,210,426
 Class N                                                                                    168,064
-------------------------------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A                                                                                 14,272,688
 Class B                                                                                  3,823,862
 Class C                                                                                  1,315,375
 Class N                                                                                     70,648
 Class Y                                                                                    780,728
-------------------------------------------------------------------------------------------------------
 Shareholder reports                                                                      2,893,252
-------------------------------------------------------------------------------------------------------
 Custodian fees and expenses                                                              2,026,608
-------------------------------------------------------------------------------------------------------
 Trustees' compensation                                                                     468,229
-------------------------------------------------------------------------------------------------------
 Other                                                                                      332,780
                                                                                      -----------------
 Total expenses                                                                         110,881,156
 Less reduction to custodian expenses                                                        (5,327)
 Less voluntary waiver of transfer and shareholder servicing agent fees -- Class Y         (186,910)
                                                                                      -----------------
 Net expenses                                                                           110,688,919

-------------------------------------------------------------------------------------------------------
 Net Investment Loss                                                                       (906,990)

-------------------------------------------------------------------------------------------------------
 Realized and Unrealized Gain (Loss)

 Net realized gain (loss) on:
 Investments:
   Unaffiliated companies                                                              (503,624,792)
   Affiliated companies                                                                 112,063,949
 Foreign currency transactions                                                          (56,564,209)
                                                                                      -----------------
 Net realized loss                                                                     (448,125,052)

-------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on:
 Investments                                                                           (686,856,684)
 Translation of assets and liabilities denominated in foreign currencies                183,072,319
                                                                                      -----------------
 Net change                                                                            (503,784,365)
 Net realized and unrealized loss                                                      (951,909,417)

-------------------------------------------------------------------------------------------------------
 Net Decrease in Net Assets Resulting from Operations                                 $(952,816,407)
                                                                                      =================

 See accompanying Notes to Financial Statements.

                           OPPENHEIMER GLOBAL FUND

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended September 30,                                           2002                   2001
---------------------------------------------------------------------------------------------------
 Operations

 Net investment income (loss)                             $     (906,990)       $    18,161,660
---------------------------------------------------------------------------------------------------
 Net realized loss                                          (448,125,052)          (185,613,512)
---------------------------------------------------------------------------------------------------
 Net change in unrealized depreciation                      (503,784,365)        (2,368,896,124)
                                                          -----------------------------------------
 Net decrease in net assets resulting from operations       (952,816,407)        (2,536,347,976)

---------------------------------------------------------------------------------------------------
 Dividends and/or Distributions to Shareholders

 Distributions from net realized  gain:
 Class A                                                              --         (1,122,608,597)
 Class B                                                              --           (355,876,868)
 Class C                                                              --            (78,333,327)
 Class N                                                              --                     --
 Class Y                                                              --            (36,265,589)

---------------------------------------------------------------------------------------------------
 Beneficial Interest Transactions

 Net increase (decrease) in net assets resulting from beneficial interest transactions:
 Class A                                                     357,374,689          1,564,648,425
 Class B                                                    (106,729,380)           330,994,853
 Class C                                                     126,876,337            238,103,480
 Class N                                                      56,432,365              6,787,490
 Class Y                                                      24,729,253             58,677,193

---------------------------------------------------------------------------------------------------
 Net Assets

 Total decrease                                             (494,133,143)        (1,930,220,916)
---------------------------------------------------------------------------------------------------
 Beginning of period                                       6,852,211,406          8,782,432,322
                                                          -----------------------------------------
 End of period [including accumulated net investment
 losses of $11,620,526 and $12,135,474, respectively]     $6,358,078,263        $6,852,211,406
                                                          =========================================

 See accompanying Notes to Financial Statements.

                          20 | OPPENHEIMER GLOBAL FUND

FINANCIAL HIGHLIGHTS

 Class A   Year Ended September 30,               2002              2001            2000             1999             1998
------------------------------------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period          $ 40.04           $ 67.48         $ 49.50          $ 38.34          $ 49.32
------------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                             .07               .20             .26              .17             1.08
 Net realized and unrealized gain (loss)         (4.86)           (15.68)          22.20            14.37            (5.49)
                                               -------------------------------------------------------------------------------------
 Total from investment operations                (4.79)           (15.48)          22.46            14.54            (4.41)
------------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income               --                --            (.32)            (.39)            (.83)
 Dividends in excess of net investment income       --                --            (.04)              --               --
 Distributions from net realized gain               --            (11.96)          (4.12)           (2.99)           (5.74)
                                               -------------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                    --            (11.96)          (4.48)           (3.38)           (6.57)
------------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                $ 35.25            $40.04          $67.48           $49.50           $38.34
                                               =====================================================================================

------------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value(1)            (11.96)%          (27.10)%         47.13%           40.05%           (9.85)%

------------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)   $4,559,330        $4,876,120      $6,225,967       $3,780,168       $2,904,763
------------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)          $5,552,582        $5,851,970      $5,555,437       $3,475,038       $3,381,204
------------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income                            0.18%             0.42%           0.41%            0.37%            0.96%
 Expenses                                         1.23%             1.12%           1.08%            1.16%            1.14%(3)
------------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                            27%               36%             62%              68%              65%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                           OPPENHEIMER GLOBAL FUND

FINANCIAL HIGHLIGHTS  Continued

 Class B   Year Ended September 30,               2002              2001            2000             1999             1998
------------------------------------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period          $ 38.11           $ 65.26         $ 48.05          $ 37.32          $ 48.19
------------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                     (.32)             (.06)           (.19)            (.16)             .69
 Net realized and unrealized gain (loss)         (4.49)           (15.13)          21.52            13.99            (5.31)
                                               -------------------------------------------------------------------------------------
 Total from investment operations                (4.81)           (15.19)          21.33            13.83            (4.62)
------------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income               --                --              --             (.11)            (.51)
 Dividends in excess of net investment income       --                --              --               --               --
 Distributions from net realized gain               --            (11.96)          (4.12)           (2.99)           (5.74)
                                               -------------------------------------------------------------------------------------
 Total dividends and/or
 distributions to shareholders                      --            (11.96)          (4.12)           (3.10)           (6.25)
------------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                 $33.30            $38.11          $65.26           $48.05           $37.32
                                               =====================================================================================

------------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value(1)            (12.62)%          (27.68)%         46.01%           38.99%          (10.56)%

------------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)   $1,119,360        $1,386,315      $1,948,901       $1,250,245         $897,473
------------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)          $1,456,440        $1,731,624      $1,779,871       $1,121,639         $965,647
------------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(2)
 Net investment income (loss)                    (0.60)%           (0.35)%         (0.38)%          (0.40)%           0.20%
 Expenses                                         2.00%             1.89%           1.85%            1.94%            1.91%(3)
------------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                            27%               36%             62%              68%              65%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                           OPPENHEIMER GLOBAL FUND

 Class C   Year Ended September 30,               2002              2001            2000             1999             1998
------------------------------------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period          $ 38.71           $ 66.09         $ 48.63          $ 37.79          $ 48.77
------------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                     (.12)              .07             .06             (.08)             .75
 Net realized and unrealized gain (loss)         (4.77)           (15.49)          21.54            14.07            (5.42)
                                               -------------------------------------------------------------------------------------
 Total from investment operations                (4.89)           (15.42)          21.60            13.99            (4.67)
------------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income               --                --            (.02)            (.16)            (.57)
 Dividends in excess of net investment income       --                --              --(1)            --               --
 Distributions from net realized gain               --            (11.96)          (4.12)           (2.99)           (5.74)
                                               -------------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                    --            (11.96)          (4.14)           (3.15)           (6.31)
------------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                 $33.82            $38.71          $66.09           $48.63           $37.79
                                               =====================================================================================

------------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value(2)            (12.63)%          (27.67)%         46.01%           38.97%          (10.53)%

------------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)     $463,949          $418,525        $404,312         $152,620          $90,707
------------------------------------------------------------------------------------------------------------------------------------

 Average net assets (in thousands)            $521,168          $448,751        $287,843         $125,334          $79,398
------------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income (loss)                    (0.56)%           (0.33)%         (0.29)%          (0.38)%           0.23%
 Expenses                                         1.99%             1.89%           1.85%            1.94%            1.91%(4)
------------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                            27%               36%             62%              68%              65%

1. Less than $0.005 per share.
2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                          OPPENHEIMER GLOBAL FUND

FINANCIAL HIGHLIGHTS  Continued

 Class N   Year Ended September 30,               2002              2001(1)
--------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period           $39.98            $50.13
--------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                             .07               .01
 Net realized and unrealized loss                (4.92)           (10.16)
                                                --------------------------------
 Total from investment operations                (4.85)           (10.15)
--------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income               --                --
 Dividends in excess of net investment income       --                --
 Distributions from net realized gain               --                --
                                                --------------------------------
 Total dividends and/or distributions to shareholders
--------------------------------------------------------------------------------
 Net asset value, end of period                 $35.13            $39.98
                                                ================================

--------------------------------------------------------------------------------
 Total Return, at Net Asset Value(2)            (12.13)%          (20.25)%

--------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)      $51,077            $5,971
--------------------------------------------------------------------------------
 Average net assets (in thousands)             $33,737            $1,717
--------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                            0.14%             0.13%
 Expenses                                         1.45%             1.41%
--------------------------------------------------------------------------------
 Portfolio turnover rate                            27%               36%

1. For the period from March 1, 2001 (inception of offering) to September
30, 2001.
2. Assumes an investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                          OPPENHEIMER GLOBAL FUND

 Class Y   Year Ended September 30,                        2002               2001               2000              1999(1)
------------------------------------------------------------------------------------------------------------------------------------
 Per Share Operating Data

 Net asset value, beginning of period                   $ 40.11            $ 67.53            $ 49.54           $ 42.38
------------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                      .12                .22                .64               .63
 Net realized and unrealized gain (loss)                  (4.85)            (15.68)             22.03             10.00
                                                        ----------------------------------------------------------------------------
 Total from investment operations                         (4.73)            (15.46)             22.67             10.63
------------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                        --                 --               (.50)             (.48)
 Dividends in excess of net investment income                --                 --               (.06)               --
 Distributions from net realized gain                        --             (11.96)             (4.12)            (2.99)
                                                        ----------------------------------------------------------------------------
 Total dividends and/or
 distributions to shareholders                               --             (11.96)             (4.68)            (3.47)
------------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                         $ 35.38             $40.11             $67.53            $49.54
                                                        ============================================================================

------------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value(2)                     (11.79)%           (27.04)%            47.63%            27.11%

------------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)              $164,363           $165,281           $203,252           $36,593
------------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                     $191,788           $194,016           $136,515           $16,838
------------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets:(3)
 Net investment income                                     0.37%              0.54%              0.90%             1.07%
 Expenses                                                  1.15%              1.06%              0.82%             0.78%
 Expenses, net of reduction to custodian expenses
 and/or voluntary waiver of transfer agent fees            1.05%              1.00%              0.82%             0.78%
------------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                     27%                36%                62%               68%

1. For the period from November 17, 1998 (inception of offering) to September
30, 1999.
2. Assumes an investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                          OPPENHEIMER GLOBAL FUND

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
 1. Significant Accounting Policies
 Oppenheimer Global Fund (the Fund) is registered under the Investment Company
 Act of 1940, as amended, as an open-end management investment company. The
 Fund's investment objective is to seek capital appreciation. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).
    The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class
 A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
 Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights and voting privileges. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The Fund assesses a 2% fee on the proceeds of fund shares that are redeemed (either by selling or exchanging to another
 Oppenheimer fund) within 30 days of their purchase. The fee, which is retained by the Fund, is accounted for as an addition to paid in capital.
    The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
 Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
 (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value.
 Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type"
 debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
 Security Credit Risk. The Fund invests in high-yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower-yielding, higher-rated fixed-income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of September 30, 2002, securities with an aggregate market value of $1,683,500, representing 0.03% of the Fund's net assets, were in default.

                          OPPENHEIMER GLOBAL FUND

--------------------------------------------------------------------------------
 Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange.
 Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.
    The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

--------------------------------------------------------------------------------
 Joint Repurchase Agreements. The Fund, along with other affiliated funds of the
 Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal;
 however, in the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.
--------------------------------------------------------------------------------
 Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
 Federal Taxes. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.
 Therefore, no federal income or excise tax provision is required.

 As of September 30, 2002, the Fund had available for federal income tax purposes unused capital loss carryforwards as follows:
                              Expiring
                              -----------------------
                              2004       $    353,985
                              2010        156,747,145
                                         ------------
                              Total      $157,101,130(1)
                                         ============
 1. Includes $353,985 from capital loss carryforward acquired in the June 19,
 1997 merger with Oppenheimer Global Emerging Growth Fund which is no longer subject to limitation under IRS sections 382 or 384.

 As of September 30, 2002, the Fund had approximately $466,896,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2011. Additionally, the Fund had approximately $1,129,000 of post-October foreign currency losses which were deferred.

                          OPPENHEIMER GLOBAL FUND

NOTES TO FINANCIAL STATEMENTS  CONTINUED

--------------------------------------------------------------------------------
 1. Significant Accounting Policies Continued
 Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended
 September 30, 2002, the Fund's projected benefit obligations were increased by
 $179,896 and payments of $19,493 were made to retired trustees, resulting in an accumulated liability of $1,227,651 as of September 30, 2002.
    The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund.
 Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more Oppenheimer funds selected by the trustee. The amount paid to the Board of Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.

--------------------------------------------------------------------------------
 Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
 Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
    The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended September 30, 2002, amounts have been reclassified to reflect a decrease in paid-in capital of $6,362,473, a decrease in overdistributed net investment income of $1,421,938, and a decrease in accumulated net realized loss on investments of $4,940,535. Net assets of the Fund were unaffected by the reclassifications.

                           OPPENHEIMER GLOBAL FUND

 The tax character of distributions paid during the years ended September 30,
 2002 and September 30, 2001 was as follows:
                                           Year Ended               Year Ended
                                   September 30, 2002       September 30, 2001
                                   -------------------------------------------
                 Distributions paid from:
                 Ordinary income                 $ --           $  255,296,596
                 Long-term capital gain            --            1,337,787,785
                 Return of capital                 --                       --
                                                 ------------------------------
                 Total                           $ --           $1,593,084,381
                                                 ==============================

 As of September 30, 2002, the components of distributable earnings on a tax basis were as follows:
                 Accumulated net investment loss   $   (11,620,526)
                 Accumulated net realized loss        (629,096,228)
                 Net unrealized depreciation          (969,402,367)
                                                   ---------------
                 Total                             $(1,610,119,121)
                                                   ===============

--------------------------------------------------------------------------------
 Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
 Security Transactions. Security transactions are recorded on the trade date.
 Realized gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
 Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                           OPPENHEIMER GLOBAL FUND

NOTES TO financial statements  Continued

--------------------------------------------------------------------------------
 2. Shares of Beneficial Interest
 The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                            Year Ended September 30, 2002    Year Ended September 30, 2001(1)
                                Shares             Amount           Shares             Amount
---------------------------------------------------------------------------------------------
 Class A

 Sold                       35,174,289    $ 1,541,931,335       47,128,811    $ 2,381,817,622
 Dividends and/or
 distributions reinvested           --                 --       20,052,922      1,048,767,808
 Redeemed                  (27,633,673)    (1,184,556,646)     (37,646,130)    (1,865,937,005)
                           -------------------------------------------------------------------
 Net increase                7,540,616    $   357,374,689       29,535,603    $ 1,564,648,425
                           ===================================================================

---------------------------------------------------------------------------------------------
 Class B
  Sold                       7,994,046    $   333,395,941       10,085,318    $   490,716,770
 Dividends and/or
 distributions reinvested           --                 --        6,522,425        326,903,986
 Redeemed                  (10,753,879)      (440,125,321)     (10,096,988)      (486,625,903)
                           -------------------------------------------------------------------
 Net increase (decrease)    (2,759,833)   $  (106,729,380)       6,510,755    $   330,994,853
                           ===================================================================

---------------------------------------------------------------------------------------------
 Class C
 Sold                        5,659,350    $   239,411,312        7,495,513    $   368,696,789
 Dividends and/or
 distributions reinvested           --                 --        1,334,263         67,921,429
 Redeemed                   (2,755,399)      (112,534,975)      (4,134,940)      (198,514,738)
                           -------------------------------------------------------------------
 Net increase                2,903,951    $   126,876,337        4,694,836    $   238,103,480
                           ===================================================================

---------------------------------------------------------------------------------------------
 Class N
 Sold                        1,554,356    $    66,740,283          154,405    $     6,997,793
 Dividends and/or
 distributions reinvested           --                 --               --                 --
 Redeemed                     (249,598)       (10,307,918)          (5,068)          (210,303)
                           -------------------------------------------------------------------
 Net increase                1,304,758    $    56,432,365          149,337    $     6,787,490
                           ===================================================================

---------------------------------------------------------------------------------------------
 Class Y
 Sold                        2,457,976    $   109,088,807        2,548,784    $   128,496,279
 Dividends and/or
 distributions reinvested           --                 --          692,969         36,263,077
 Redeemed                   (1,933,304)       (84,359,554)      (2,130,929)      (106,082,163)
                            -------------------------------------------------------------------
 Net increase                  524,672    $    24,729,253        1,110,824    $    58,677,193
                            ===================================================================

 1. For the year ended September 30, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to September 30,
 2001, for Class N shares.

                           OPPENHEIMER GLOBAL FUND

--------------------------------------------------------------------------------
 3. Purchases and Sales of Securities
 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended September 30, 2002, were
 $2,684,032,117 and $1,979,901,658, respectively.

 As of September 30, 2002, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $7,351,975,171 was composed of:
            Gross unrealized appreciation      $   676,307,815
            Gross unrealized depreciation       (1,659,444,085)
                                               ---------------
            Net unrealized depreciation        $  (983,136,270)
                                               ===============

 The difference between book-basis and tax-basis unrealized appreciation and depreciation, if applicable, is attributable primarily to the tax deferral of losses on wash sales, or return of capital dividends, and the realization for tax purposes of unrealized gain (loss) on certain futures contracts, investments in passive foreign investment companies, and forward foreign currency exchange contracts.

--------------------------------------------------------------------------------
 4. Fees and Other Transactions with Affiliates
 Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of
 0.80% of the first $250 million of average annual net assets of the Fund, 0.77%
 of the next $250 million, 0.75% of the next $500 million, 0.69% of the next $1 billion, 0.67% on the next $1.5 billion, 0.65% on the next $2.5 billion, 0.63%
 of the next $4 billion and 0.61% of average annual net asset in excess of $10 billion.

--------------------------------------------------------------------------------
 Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund.
 The Fund pays OFS a $19.75 per account fee.
    Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more.
 The Class Y shares are subject to the minimum fees in the event that the per account fee does not equal or exceed the applicable minimum fees. OFS may voluntarily waive the minimum fees.
    OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees up to an annual rate of 0.25% of average net assets of Class Y shares and for all other classes, up to an annual rate of 0.35% of average net assets of each class. This undertaking may be amended or withdrawn at any time.

--------------------------------------------------------------------------------
 Distribution and Service Plan (12b-1) Fees. Under its General Distributor's
 Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the
 Distributor) acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

                          OPPENHEIMER GLOBAL FUND

NOTES TO FINANCIAL STATEMENTS  CONTINUED

--------------------------------------------------------------------------------
 4. Fees and Other Transactions with Affiliates Continued
The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                     Aggregate        Class A     Concessions     Concessions     Concessions     Concessions
                     Front-End      Front-End      on Class A      on Class B      on Class C      on Class N
                 Sales Charges  Sales Charges          Shares          Shares          Shares          Shares
                    on Class A    Retained by     Advanced by     Advanced by     Advanced by     Advanced by
 Year Ended             Shares    Distributor   Distributor(1)  Distributor(1)  Distributor(1)  Distributor(1)
---------------------------------------------------------------------------------------------------------------

 September 30, 2002 $7,810,251     $1,949,291      $1,391,769      $10,805,138      $2,115,956        $540,167

1. The Distributor advances concession payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                       Class A        Class B          Class C         Class N
                    Contingent     Contingent       Contingent      Contingent
                      Deferred       Deferred         Deferred        Deferred
                 Sales Charges  Sales Charges    Sales Charges   Sales Charges
                   Retained by    Retained by      Retained by     Retained by
 Year Ended        Distributor    Distributor      Distributor     Distributor
--------------------------------------------------------------------------------
 September 30, 2002   $106,424     $2,976,794         $136,833         $66,005

--------------------------------------------------------------------------------
Service Plan for Class A Shares. The Fund has adopted a Service Plan for Class A
Shares. It reimburses the Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares. Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of
Class A shares of the Fund. For the year ended September 30, 2002, payments under the Class A Plan totaled $13,002,543, all of which were paid by the
Distributor to recipients, and included $628,648 paid to an affiliate of the
Manager. Any unreimbursed expenses the Distributor incurs with respect to Class
A shares in any fiscal year cannot be recovered in subsequent years.
--------------------------------------------------------------------------------
Distribution and Service Plans for Class B, Class C and Class N Shares. The Fund
has adopted Distribution and Service Plans for Class B, Class C and Class N
shares. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares and the
Fund pays the Distributor an annual asset-based sales charge of 0.25% per year on Class N shares. The Distributor also receives a service fee of 0.25% per year under each plan.

Distribution fees paid to the Distributor for the year ended September 30, 2002, were as follows:

                                                                                 Distributor's
                                                           Distributor's             Aggregate
                                                               Aggregate          Unreimbursed
                                                            Unreimbursed         Expenses as %
                Total Payments     Amount Retained              Expenses         of Net Assets
                    Under Plan      by Distributor            Under Plan              of Class
----------------------------------------------------------------------------------------------

 Class B Plan      $14,571,656         $11,670,626           $25,717,275                  2.30%
 Class C Plan        5,210,426           1,925,951             7,740,824                  1.67
 Class N Plan          168,064             165,199               838,825                  1.64

                          OPPENHEIMER GLOBAL FUND

--------------------------------------------------------------------------------
5. Foreign Currency Contracts
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
     The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
Assets and Liabilities as a receivable or payable and in the Statement of
Operations with the change in unrealized appreciation or depreciation.
     The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

As of September 30, 2002, the Fund had outstanding foreign currency contracts as follows:

                                         Contract
                           Expiration      Amount      Valuation as of        Unrealized
 Contract Description            Date      (000s)   September 30, 2002      Appreciation
----------------------------------------------------------------------------------------

 Contracts to Purchase
 Norwegian Krone (NOK)        10/1/02       3,609NOK          $487,002            $5,085

--------------------------------------------------------------------------------
6. Illiquid or Restricted Securities
As of September 30, 2002, investments in securities included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of September 30, 2002 was $3,583,104, which represents 0.06% of the Fund's net assets, all of which is considered restricted. Information concerning restricted securities is as follows:

                                            Acquisition                          Valuation as of        Unrealized
 Security                                         Dates             Cost      September 30, 2002      Depreciation
------------------------------------------------------------------------------------------------------------------

 Stocks and/or Warrants
 Swiss Medical SA                        5/16/94-7/10/02     $30,390,000              $3,583,104       $26,806,896

                                        OPPENHEIMER GLOBAL FUND

NOTES TO FINANCIAL STATEMENTS  Continued

--------------------------------------------------------------------------------

 7. Bank Borrowings

 The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
 Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable within 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of
 0.08% per annum.

    The Fund had no borrowings outstanding during the year ended or at September
 30, 2002.

                                                        Appendix A

-------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
-------------------------------------------------------------------------------------------------------------------

Aerospace & Defense                                Household Durables
Air Freight & Couriers                             Household Products
Airlines                                           Industrial Conglomerates
Auto Components                                    Insurance
Automobiles                                        Internet & Catalog Retail
Banks                                              Internet Software & Services
Beverages                                          Information Technology Consulting & Services
Biotechnology                                      Leisure Equipment & Products
Building Products                                  Machinery
Chemicals                                          Marine
Commercial Services & Supplies                     Media
Communications Equipment                           Metals & Mining
Computers & Peripherals                            Multiline Retail
Construction & Engineering                         Multi-Utilities
Construction Materials                             Office Electronics
Containers & Packaging                             Oil & Gas
Distributors                                       Paper & Forest Products
Diversified Financials                             Personal Products
Diversified Telecommunication Services             Pharmaceuticals
Electric Utilities                                 Real Estate
Electrical Equipment                               Road & Rail
Electronic Equipment & Instruments                 Semiconductor Equipment & Products
Energy Equipment & Services                        Software
Food & Drug Retailing                              Specialty Retail
Food Products                                      Textiles & Apparel
Gas Utilities                                      Tobacco
Health Care Equipment & Supplies                   Trading Companies & Distributors
Health Care Providers & Services                   Transportation Infrastructure
Hotels Restaurants & Leisure                       Water Utilities
                                                   Wireless Telecommunication Services

                                                    Appendix B
                          OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of  the  Oppenheimer  funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2
That is because of the economies of sales efforts realized by OppenheimerFunds  Distributor,  Inc., (referred to in this  document as the  "Distributor"),  or by dealers or other  financial  institutions  that offer those shares to certain classes of investors.

Not all waivers apply to all funds.  For example,  waivers relating to Retirement Plans do not apply to Oppenheimer municipal  funds,  because  shares of those funds are not  available  for  purchase  by or on behalf of  retirement plans. Other waivers apply only to shareholders of certain funds.

For the  purposes  of some of the  waivers  described  below and in the  Prospectus  and  Statement  of  Additional
Information  of the applicable  Oppenheimer  funds,  the term  "Retirement  Plan" refers to the following  types of plans:
              1)  plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans3
              4)  Group Retirement Plans4
              5)  403(b)(7) custodial plan accounts
              6)  Individual  Retirement  Accounts  ("IRAs"),  including  traditional  IRAs,  Roth IRAs,  SEP-IRAs,
                  SARSEPs or SIMPLE plans

The  interpretation of these provisions as to the applicability of a special  arrangement or waiver in a particular case is in the sole  discretion  of the  Distributor  or the transfer  agent  (referred to in this  document as the
"Transfer  Agent") of the particular  Oppenheimer  fund.  These waivers and special  arrangements may be amended or terminated at any time by a particular fund, the Distributor,  and/or  OppenheimerFunds,  Inc. (referred to in this document as the "Manager").

Waivers  that apply at the time shares are  redeemed  must be requested  by the  shareholder  and/or  dealer in the redemption request.
I.

Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
-------------------------------------------------------------------------------------------------------------------

Purchases of Class A Shares of  Oppenheimer  Funds That Are Not Subject to Initial  Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial  sales charge on purchases  of Class A shares of any of the  Oppenheimer  funds in the cases listed below.  However,  these  purchases may be subject to the Class A contingent  deferred  sales charge if redeemed within 18 months (24 months in the case of Oppenheimer  Rochester  National  Municipals and Rochester Fund
Municipals) of the beginning of the calendar  month of their  purchase,  as described in the  Prospectus  (unless a waiver described  elsewhere in this Appendix applies to the  redemption).  Additionally,  on shares purchased under these  waivers that are subject to the Class A contingent  deferred  sales  charge,  the  Distributor  will pay the
applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."5 This    waiver
provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement  Plan that was  permitted to purchase such shares at net asset value but subject to a contingent  deferred sales charge prior to March 1, 2001.  That included plans
              (other than IRA or 403(b)(7)  Custodial  Plans) that: 1) bought shares  costing  $500,000 or more, 2)
              had at the time of  purchase  100 or more  eligible  employees  or total plan  assets of  $500,000 or more, or 3) certified to the  Distributor  that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through  a  broker,  dealer,  bank  or  registered  investment  adviser  that  has  made  special arrangements with the Distributor for those purchases, or
              2)  by a direct rollover of a distribution  from a qualified  Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases  of  Class  A  shares  by  Retirement  Plans  that  have  any  of the  following  record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith,  Inc.  ("Merrill  Lynch")
                  on a daily  valuation  basis for the  Retirement  Plan.  On the date the plan  sponsor  signs the record-keeping  service  agreement with Merrill  Lynch,  the Plan must have $3 million or more of its assets  invested in (a) mutual  funds,  other than those  advised or managed by Merrill Lynch
                  Investment Management,  L.P. ("MLIM"),  that are made available under a Service Agreement between
                  Merrill  Lynch  and the  mutual  fund's  principal  underwriter  or  distributor,  and (b)  funds advised or managed by MLIM (the funds  described  in (a) and (b) are  referred to as  "Applicable
                  Investments").
              2)  The record keeping for the Retirement  Plan is performed on a daily  valuation  basis by a record keeper whose services are provided under a contract or  arrangement  between the Retirement  Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping  service  agreement with
                  Merrill Lynch,  the Plan must have $3 million or more of its assets  (excluding  assets  invested in money market funds) invested in Applicable Investments.
              3)  The record  keeping for a  Retirement  Plan is handled  under a service  agreement  with  Merrill
                  Lynch and on the date the plan sponsor  signs that  agreement,  the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
II.

Waivers of Class A Sales Charges of Oppenheimer Funds
-------------------------------------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A  shares  purchased  by the  following  investors  are not  subject  to any  Class A sales  charges  (and no concessions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former  officers,  directors,  trustees and employees (and their  "immediate  families") of the
              Fund, the Manager and its affiliates,  and retirement plans  established by them for their employees.
              The term "immediate family" refers to one's spouse, children, grandchildren,  grandparents,  parents, parents-in-law,  brothers and sisters,  sons- and  daughters-in-law,  a sibling's  spouse, a spouse's siblings,  aunts,  uncles,  nieces and nephews;  relatives by virtue of a remarriage  (step-children, step-parents, etc.) are included.
|_|      Registered  management  investment  companies,  or separate  accounts  of  insurance  companies  having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales  agreement with the  Distributor,  if they purchase  shares for their own accounts or for retirement plans for their employees.
|_|      Employees and  registered  representatives  (and their spouses) of dealers or brokers  described  above or financial  institutions  that have entered into sales  arrangements with such dealers or brokers (and which  are  identified  as such to the  Distributor)  or with the  Distributor.  The  purchaser  must certify to the  Distributor  at the time of purchase  that the  purchase is for the  purchaser's  own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers,  brokers,  banks or registered  investment  advisors that have entered into an agreement with the
              Distributor  providing  specifically  for the use of  shares  of the  Fund in  particular  investment products made  available to their  clients.  Those clients may be charged a transaction  fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment  advisors and  financial  planners who have entered into an agreement for this purpose with the
              Distributor  and who charge an advisory,  consulting  or other fee for their  services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi  trusts"  that buy shares for their own  accounts,  if the  purchases  are made through a broker or agent or other financial  intermediary  that has made special  arrangements  with the Distributor for those purchases.
|_|      Clients of  investment  advisors or financial  planners  (that have  entered  into an  agreement  for this purpose  with the  Distributor)  who buy  shares  for their own  accounts  may also  purchase  shares without sales charge but only if their  accounts are linked to a master  account of their  investment advisor  or  financial  planner  on  the  books  and  records  of  the  broker,  agent  or  financial intermediary  with  which  the  Distributor  has  made  such  special  arrangements  . Each of  these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors,  trustees,  officers  or  full-time  employees  of  OpCap  Advisors  or its  affiliates,  their relatives  or any trust,  pension,  profit  sharing or other  benefit  plan which  beneficially  owns shares for those persons.
|_|      Accounts for which  Oppenheimer  Capital (or its  successor) is the  investment  advisor (the  Distributor must be advised of this  arrangement)  and  persons who are  directors  or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers,  brokers,  banks, or registered  investment advisers that have entered into an agreement with the
              Distributor to sell shares to defined  contribution  employee  retirement plans for which the dealer, broker or investment adviser provides administration services.
|_|      Retirement  Plans and  deferred  compensation  plans and trusts used to fund those plans  (including,  for example,  plans  qualified or created under sections  401(a),  401(k),  403(b) or 457 of the Internal
              Revenue Code),  in each case if those  purchases are made through a broker,  agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      A TRAC-2000  401(k)  plan  (sponsored  by the former  Quest for Value  Advisors)  whose Class B or Class C shares of a Former  Quest for Value  Fund were  exchanged  for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
|_|      A qualified  Retirement  Plan that had agreed with the former Quest for Value Advisors to purchase  shares of any of the Former  Quest for Value Funds at net asset  value,  with such shares to be held through
              DCXchange,  a sub-transfer agency mutual fund clearinghouse,  if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares  issued or  purchased  in the  following  transactions  are not  subject  to sales  charges  (and no concessions are paid by the Distributor on such purchases):
|_|      Shares issued in plans of  reorganization,  such as mergers,  asset  acquisitions and exchange offers,  to which the Fund is a party.
|_|      Shares  purchased by the  reinvestment  of dividends or other  distributions  reinvested  from the Fund or other  Oppenheimer  funds (other than Oppenheimer Cash Reserves) or unit investment  trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased  through a broker-dealer  that has entered into a special  agreement with the Distributor to allow the  broker's  customers  to  purchase  and pay for shares of  Oppenheimer  funds  using the proceeds of shares  redeemed  in the prior 30 days from a mutual  fund (other than a fund  managed by the Manager or any of its  subsidiaries)  on which an initial  sales  charge or  contingent  deferred sales  charge was paid.  This  waiver  also  applies to shares  purchased  by  exchange  of shares of
              Oppenheimer  Money Market Fund,  Inc. that were  purchased  and paid for in this manner.  This waiver must be requested when the purchase order is placed for shares of the Fund, and the  Distributor  may require evidence of qualification for this waiver.
|_|      Shares  purchased with the proceeds of maturing  principal units of any Qualified Unit  Investment  Liquid
              Trust Series.
|_|      Shares  purchased by the  reinvestment  of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A  contingent  deferred  sales  charge is also  waived if shares that would  otherwise  be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic  Withdrawal  Plan payments that are limited  annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary  redemptions  of shares by  operation  of law or  involuntary  redemptions  of small  accounts
              (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans,  deferred  compensation plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability  (as defined in the Internal  Revenue Code) of the  participant or  beneficiary.  The  death or  disability  must  occur  after  the  participant's  account  was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.6
              5)  Under a Qualified  Domestic  Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or  separation  agreement  described  in Section  71(b) of the Internal
                  Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make  "substantially  equal  periodic  payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.7
              10) Participant-directed  redemptions to purchase  shares of a mutual fund (other than a fund managed by the Manager or a subsidiary  of the Manager) if the plan has made  special  arrangements  with the Distributor.
              11) Plan  termination  or  "in-service  distributions,"  if the  redemption  proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
|_|      For  distributions  from  401(k)  plans  sponsored  by  broker-dealers  that have  entered  into a special agreement with the Distributor allowing this waiver.
|_|      For  distributions  from  retirement  plans  that have $10  million  or more in plan  assets and that have entered into a special agreement with the Distributor.
|_|      For  distributions  from retirement  plans which are part of a retirement plan product or platform offered by certain banks,  broker-dealers,  financial  advisors,  insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.     Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
-------------------------------------------------------------------------------------------------------------------

The Class B, Class C and Class N  contingent  deferred  sales  charges  will not be applied to shares  purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent  deferred  sales  charges will be waived for  redemptions  of shares in the following cases:
|_|      Shares  redeemed  involuntarily,  as  described  in  "Shareholder  Account  Rules  and  Policies,"  in the
              applicable Prospectus.
|_|      Redemptions  from  accounts  other than  Retirement  Plans  following  the death or disability of the last
              surviving   shareholder.   The  death  or  disability  must  have  occurred  after  the  account  was established,  and for disability you must provide  evidence of a  determination  of disability by the
              Social Security Administration.
|_|      The  contingent  deferred  sales charges are  generally not waived  following the death or disability of a grantor or trustee for a trust  account.  The  contingent  deferred sales charges will only be waived in the limited  case of the death of the trustee of a grantor  trust or  revocable  living  trust for which the trustee is also the sole  beneficiary.  The death or disability  must have  occurred  after the account was  established,  and for disability  you must provide  evidence of a  determination  of disability by the Social Security Administration.
|_|      Distributions  from accounts for which the  broker-dealer  of record has entered into a special  agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement  Plans whose records are maintained on a daily  valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer  U.S.  Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions  requested in writing by a Retirement  Plan sponsor of Class C shares of an  Oppenheimer  fund in  amounts  of  $500,000  or more and made more than 12 months  after the  Retirement  Plan's  first purchase  of Class C shares,  if the  redemption  proceeds  are  invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability  (as defined in the Internal  Revenue Code) of the  participant or  beneficiary.  The  death or  disability  must  occur  after  the  participant's  account  was established in an Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.9
              5)  To make  distributions  required under a Qualified Domestic Relations Order or, in the case of an
                  IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make  "substantially  equal  periodic  payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.10
              9)  On account of the participant's separation from service.11
              10) Participant-directed  redemptions to purchase  shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager)  offered as an  investment  option in a Retirement
                  Plan if the plan has made special arrangements with the Distributor.
              11) Distributions  made on  account  of a plan  termination  or  "in-service"  distributions,  if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
              12) For  distributions  from a  participant's  account under an Automatic  Withdrawal  Plan after the participant  reaches  age  59 1/2,  as long as the  aggregate  value of the  distributions  does not exceed 10% of the account's value, adjusted annually.
              13) Redemptions  of Class B shares under an  Automatic  Withdrawal  Plan for an account  other than a
                  Retirement  Plan,  if the  aggregate  value of the  redeemed  shares  does not  exceed 10% of the account's value, adjusted annually.
              14) For  distributions  from 401(k)  plans  sponsored  by  broker-dealers  that have  entered  into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic  Withdrawal  Plan from an account other than a  Retirement  Plan if the  aggregate  value of the  redeemed  shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The  contingent  deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered  management  investment  companies or separate  accounts of insurance  companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares  sold to present  or former  officers,  directors,  trustees  or  employees  (and their  "immediate families"  as  defined  above in  Section  I.A.) of the Fund,  the  Manager  and its  affiliates  and retirement plans established by them for their employees.
IV.      Special Sales Charge  Arrangements for Shareholders of Certain  Oppenheimer Funds Who Were Shareholders of
         Former Quest for Value Funds
-------------------------------------------------------------------------------------------------------------------

The  initial  and  contingent  deferred  sales  charge  rates and  waivers  for Class A, Class B and Class C shares described in the  Prospectus  or Statement  of  Additional  Information  of the  Oppenheimer  funds are modified as described  below for certain  persons who were  shareholders  of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when  OppenheimerFunds,  Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:
     Oppenheimer Quest Value Fund, Inc.              Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund           Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These  arrangements also apply to shareholders of the following funds when they merged (were  reorganized)
into various Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

         All of the funds  listed  above are referred to in this  Appendix as the "Former  Quest for Value  Funds."
The waivers of initial and  contingent  deferred  sales charges  described in this  Appendix  apply to shares of an
Oppenheimer fund that are either:
|_|      acquired by such  shareholder  pursuant to an  exchange of shares of an  Oppenheimer  fund that was one of the Former Quest for Value Funds, or
|_|      purchased  by such  shareholder  by  exchange  of shares of another  Oppenheimer  fund that were  acquired pursuant to the merger of any of the Former  Quest for Value Funds into that other  Oppenheimer  fund on November 24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and  Associations.  The  following  table sets forth the initial sales charge rates for Class A shares  purchased by members of  "Associations"  formed for any purpose other than the purchase of securities.  The rates in the table  apply if that  Association  purchased  shares  of any of the  Former  Quest for Value  Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number  of  Eligible  Employees  Initial  Sales  Charge as a  Initial  Sales  Charge as a % of  Concession  as  % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                       2.50%                        2.56%                             2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than  2.00%                        2.04%                             1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

-------------------------------------------------------------------------------------------------------------------
         For purchases by Associations  having 50 or more eligible employees or members,  there is no initial sales charge on  purchases  of Class A shares,  but those  shares are subject to the Class A  contingent  deferred  sales charge described in the applicable fund's Prospectus.

         Purchases made under this  arrangement  qualify for the lower of either the sales charge rate in the table based on the  number of  members  of an  Association,  or the sales  charge  rate that  applies  under the Right of
Accumulation  described in the applicable  fund's Prospectus and Statement of Additional  Information.  Individuals
who qualify  under this  arrangement  for reduced sales charge rates as members of  Associations  also may purchase shares for their  individual  or  custodial  accounts at these  reduced  sales  charge  rates,  upon request to the
Distributor.

|X|      Waiver of Class A Sales  Charges for  Certain  Shareholders.  Class A shares  purchased  by the  following investors are not subject to any Class A initial or contingent deferred sales charges:
(10)     Shareholders  who were  shareholders  of the AMA Family of Funds on  February  28,  1991 and who  acquired shares of any of the Former  Quest for Value Funds by merger of a portfolio  of the AMA Family of
                  Funds.
(11)     Shareholders  who acquired  shares of any Former  Quest for Value Fund by merger of any of the  portfolios of the Unified Funds.

|X|      Waiver of Class A  Contingent  Deferred  Sales  Charge in  Certain  Transactions.  The Class A  contingent deferred  sales charge will not apply to  redemptions  of Class A shares  purchased by the  following investors who were shareholders of any Former Quest for Value Fund:

         Investors  who  purchased  Class A shares  from a dealer that is or was not  permitted  to receive a sales load or  redemption  fee imposed on a  shareholder  with whom that dealer has a fiduciary  relationship,  under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers  for  Redemptions  of  Shares  Purchased  Prior to March 6,  1995.  In the  following  cases,  the contingent  deferred  sales  charge  will be waived  for  redemptions  of Class A, Class B or Class C shares of an  Oppenheimer  fund.  The shares must have been  acquired by the merger of a Former Quest for Value Fund into the fund or by  exchange  from an  Oppenheimer  fund that was a Former  Quest for
              Value Fund or into which such fund merged.  Those shares must have been  purchased  prior to March 6,
              1995 in connection with:
(12)     withdrawals  under an  automatic  withdrawal  plan  holding  only either  Class B or Class C shares if the annual  withdrawal  does not exceed  10% of the  initial  value of the  account  value,  adjusted annually, and
(13)     liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for  Redemptions of Shares  Purchased on or After March 6, 1995 but Prior to November 24, 1995. In
              the following  cases,  the contingent  deferred sales charge will be waived for  redemptions of Class
              A, Class B or Class C shares of an  Oppenheimer  fund.  The  shares  must have been  acquired  by the merger of a Former Quest for Value Fund into the fund or by exchange  from an  Oppenheimer  fund that was a Former  Quest For Value Fund or into  which such  Former  Quest for Value  Fund  merged.  Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
(14)     redemptions  following the death or disability of the  shareholder(s)  (as evidenced by a determination of total disability by the U.S. Social Security Administration);
(15)     withdrawals  under an automatic  withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
(16)     liquidation of a  shareholder's  account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's  account will be credited with the amount of any contingent  deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the  Oppenheimer  fund described in this section if the proceeds  are  invested in the same Class of shares in that fund or another  Oppenheimer  fund within 90 days after redemption.
V.       Special Sales Charge  Arrangements for Shareholders of Certain  Oppenheimer Funds Who Were Shareholders of
         Connecticut Mutual Investment Accounts, Inc.
--------------------------------------------------------------------------------------------------------------

The initial and contingent  deferred sale charge rates and waivers for Class A and Class B shares  described in the respective  Prospectus  (or this Appendix) of the following  Oppenheimer  funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are  modified  as  described  below for those  Fund  shareholders  who were  shareholders  of the  following  funds
(referred to as the "Former  Connecticut  Mutual Funds") on March 1, 1996, when  OppenheimerFunds,  Inc. became the investment adviser to the Former Connecticut Mutual Funds:
     Connecticut Mutual Liquid Account      Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account            CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account      CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class  A  Contingent  Deferred  Sales  Charge.  Certain  shareholders  of a  Fund  and  the  other  Former
              Connecticut  Mutual Funds are entitled to continue to make additional  purchases of Class A shares at net asset  value  without a Class A initial  sales  charge,  but  subject  to the Class A  contingent deferred  sales charge that was in effect  prior to March 18, 1996 (the "prior Class A CDSC").  Under the prior Class A CDSC,  if any of those shares are redeemed  within one year of purchase,  they will be assessed a 1% contingent  deferred  sales charge on an amount equal to the current market value or the original  purchase  price of the shares  sold,  whichever  is smaller (in such  redemptions,  any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
              1)  persons  whose  purchases of Class A shares of a Fund and other Former  Connecticut  Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct  purchases or purchases  pursuant to the  Fund's  policies  on  Combined  Purchases  or Rights of  Accumulation,  who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
              2)  persons whose intended  purchases under a Statement of Intention  entered into prior to March 18,
                  1996,  with the former  general  distributor of the Former  Connecticut  Mutual Funds to purchase shares  valued at  $500,000 or more over a 13-month  period  entitled  those  persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former  Connecticut  Mutual Funds that were purchased at net asset value prior to March 18, 1996,  remain  subject to the prior Class A CDSC,  or if any  additional  shares are purchased by those  shareholders  at net asset value pursuant to this  arrangement  they will be subject to the prior Class A CDSC.

|X|      Class A Sales  Charge  Waivers.  Additional  Class A shares  of a Fund may be  purchased  without  a sales charge,  by a person who was in one (or more) of the  categories  below and  acquired  Class A shares prior to March 18, 1996, and still holds Class A shares:
              1)  any purchaser,  provided the total initial amount  invested in the Fund or any one or more of the
                  Former  Connecticut  Mutual Funds totaled $500,000 or more,  including  investments made pursuant to the Combined Purchases,  Statement of Intention and Rights of Accumulation  features available at the time of the  initial  purchase  and such  investment  is still  held in one or more of the
                  Former Connecticut Mutual Funds or a Fund into which such Fund merged;
              2)  any  participant  in a qualified  plan,  provided that the total initial  amount  invested by the plan in the Fund or any one or more of the Former  Connecticut  Mutual Funds totaled  $500,000 or more;
              3)  Directors  of the Fund or any one or more of the Former  Connecticut  Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial Services,  L.L.C.  ("CMFS"), the
                  prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
              5)  one or more  members of a group of at least 1,000  persons  (and  persons who are  retirees  from such group)  engaged in a common  business,  profession,  civic or  charitable  endeavor or other activity,  and the spouses and minor dependent children of such persons,  pursuant to a marketing program between CMFS and such group; and
              6)  an  institution  acting as a  fiduciary  on  behalf  of an  individual  or  individuals,  if such institution was directly  compensated by the  individual(s)  for recommending the purchase of the shares  of the Fund or any one or more of the  Former  Connecticut  Mutual  Funds,  provided  the institution had an agreement with CMFS.

         Purchases  of Class A shares made  pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally,  Class A shares  of a Fund may be  purchased  without  a sales  charge  by any  holder  of a variable  annuity  contract  issued in New York State by  Connecticut  Mutual Life  Insurance  Company  through the
Panorama  Separate  Account  which is beyond the  applicable  surrender  charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix,  above, the contingent  deferred sales charge will be waived for  redemptions  of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former  Connecticut  Mutual Fund  provided that the Class A or
Class B shares of the Fund to be  redeemed  or  exchanged  were (i)  acquired  prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund.  Additionally,  the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
     3)  for retirement  distributions (or loans) to participants or beneficiaries  from retirement plans qualified under Sections 401(a) or 403(b)(7)of  the Code, or from IRAs,  deferred  compensation  plans created under
         Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in  whole  or  in  part,  in  connection  with  shares  sold  to  any  state,  county,  or  city,  or  any instrumentality,  department,  authority,  or agency thereof,  that is prohibited by applicable investment laws  from  paying a sales  charge  or  concession  in  connection  with the  purchase  of  shares  of any registered investment management company;
     6)  in  connection  with the  redemption of shares of the Fund due to a  combination  with another  investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
     8)  in connection with automatic  redemptions of Class A shares and Class B shares in certain  retirement plan accounts  pursuant to an Automatic  Withdrawal  Plan but limited to no more than 12% of the original value annually; or
     9)  as  involuntary  redemptions  of shares by operation of law, or under  procedures  set forth in the Fund's
         Articles of Incorporation, or as adopted by the Board of Directors of the Fund.
VI.      Special Reduced Sales Charge for Former Shareholders of Advance     America Funds, Inc.
-------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer  Municipal Bond Fund,  Oppenheimer U.S. Government Trust,  Oppenheimer Strategic Income
Fund and  Oppenheimer  Capital  Income Fund who acquired  (and still hold) shares of those funds as a result of the reorganization  of series of Advance America Funds,  Inc. into those Oppenheimer funds on October 18, 1991, and who held  shares of  Advance  America  Funds,  Inc.  on March  30,  1990,  may  purchase  Class A shares of those  four
Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.     Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
-------------------------------------------------------------------------------------------------------------------

Oppenheimer  Convertible  Securities  Fund  (referred to as the "Fund" in this  section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors  listed below who,  prior to March 11,
1996,  owned shares of the Fund's  then-existing  Class A and were  permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers,  directors,  trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional  Information) of the Fund, the Manager and its affiliates,  and retirement  plans  established  by them  or the  prior  investment  advisor  of the  Fund  for  their employees,
|_|      registered  management  investment  companies  or separate  accounts of  insurance  companies  that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales  agreement with the  Distributor,  if they purchase  shares for their own accounts or for retirement plans for their employees,
|_|      employees  and  registered  representatives  (and their  spouses) of dealers or brokers  described  in the preceding  section or financial  institutions  that have entered into sales  arrangements  with those dealers or brokers (and whose  identity is made known to the  Distributor)  or with the  Distributor, but only if the  purchaser  certifies to the  Distributor  at the time of purchase that the purchaser meets these qualifications,
|_|      dealers,  brokers,  or  registered  investment  advisors  that  had  entered  into an  agreement  with the
              Distributor  or the  prior  distributor  of the Fund  specifically  providing  for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers,  brokers  or  registered  investment  advisors  that  had  entered  into an  agreement  with  the
              Distributor  or prior  distributor  of the  Fund's  shares  to sell  shares to  defined  contribution
              employee   retirement  plans  for  which  the  dealer,   broker,   or  investment   advisor  provides
              administrative services.

--------

1 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean
"repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal
Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers.
These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b)
plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
5 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class
C shares of one or more Oppenheimer funds held by the Plan for more than one year.
6 This provision does not apply to IRAs.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
8 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
9 This provision does not apply to IRAs.
10 This provision does not apply to loans from 403(b)(7) custodial plans and loans from the
OppenheimerFunds-sponsored Single K retirement plan.
11 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.

-------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Fund
-------------------------------------------------------------------------------------------------------------------

Internet Website:
         www.oppenheimerfunds.com
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.CALL.OPP (1.800,.225.5677)

Custodian Bank
         JP Morgan Chase Bank
         4 Chase Metro Tech Center
         Brooklyn, New York 11245

Independent Auditors
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel
          Mayer, Brown, Rowe & Maw
          1675 Broadway
          New York, NY 10019-5820

         (OppenheimerFunds logo)

330sai11102

STATEMENT OF INVESTMENTS  March 31, 2003 / Unaudited
                                                           Market Value
                                            Shares           See Note 1
-----------------------------------------------------------------------
 Common Stocks--99.1%
-----------------------------------------------------------------------
 Consumer Discretionary--16.3%
-----------------------------------------------------------------------
 Automobiles--2.3%
 Porsche AG,
 Preferred                                 312,388   $       87,401,065
-----------------------------------------------------------------------
 Volkswagen AG 1                         1,546,385           49,272,528
                                                     ------------------
                                                            136,673,593

-----------------------------------------------------------------------
 Hotels, Restaurants & Leisure--0.9%
 International Game
 Technology 1                              636,800           52,153,920
-----------------------------------------------------------------------
 Household Durables--2.7%
 Koninklijke (Royal)
 Philips Electronics
 NV                                      1,317,200           20,683,159
-----------------------------------------------------------------------
 Nintendo Co. Ltd.                         343,987           27,848,501
-----------------------------------------------------------------------
 Sharp Corp.                             6,916,000           68,238,489
-----------------------------------------------------------------------
 Sony Corp.                              1,199,000           42,467,532
                                                     ------------------
                                                            159,237,681

-----------------------------------------------------------------------
 Media--8.2%
 Grupo Televisa SA,
 Sponsored GDR 1                         1,687,590           42,442,889
-----------------------------------------------------------------------
 JC Decaux SA 1                          2,030,482           19,276,259
-----------------------------------------------------------------------
 Pearson plc                             5,759,612           43,744,388
-----------------------------------------------------------------------
 Reed Elsevier plc 1                     8,232,599           58,818,117
-----------------------------------------------------------------------
 Singapore Press
 Holdings Ltd.                           7,282,785           73,440,542
-----------------------------------------------------------------------
 Sirius Satellite
 Radio, Inc. 1,2                         3,502,500            2,556,825
-----------------------------------------------------------------------
 Sirius Satellite
 Radio, Inc. 1,2,3                      99,350,110           65,273,022
-----------------------------------------------------------------------
 Television
 Broadcasts Ltd. 1                      19,376,486           59,375,727
-----------------------------------------------------------------------
 Wolters Kluwer
 NV 1                                    8,697,863           97,758,414
-----------------------------------------------------------------------
 Zee Telefilms Ltd.                     19,807,207           26,084,080
                                                     ------------------
                                                            488,770,263

 Specialty Retail--2.2%
 Circuit City Stores,
 Inc./Circuit City
 Group                                   8,550,415           44,462,158
-----------------------------------------------------------------------
 Gap, Inc. (The)                         2,813,100           40,761,819
-----------------------------------------------------------------------
 New Dixons Group
 plc                                    12,750,954           17,232,350

-----------------------------------------------------------------------
 Specialty Retail Continued
 RadioShack Corp.                        1,319,000   $       29,400,510
                                                     ------------------
                                                            131,856,837

-----------------------------------------------------------------------
 Consumer Staples--9.8%
-----------------------------------------------------------------------
 Beverages--2.8%
 Companhia de
 Bebidas das
 Americas, ADR                           2,294,900           38,095,340
-----------------------------------------------------------------------
 Diageo plc                              5,921,430           60,744,507
-----------------------------------------------------------------------
 Fomento Economico
 Mexicano SA de
 CV, UBD 1                              11,742,100           38,999,111
-----------------------------------------------------------------------
 Grupo Modelo SA
 de CV, Series C 1                      15,788,200           31,915,272
                                                     ------------------
                                                            169,754,230

-----------------------------------------------------------------------
 Food & Drug Retailing--0.8%
 Boots Group plc                         4,169,128           34,959,590
-----------------------------------------------------------------------
 Seven-Eleven
 Japan Co. Ltd.                            492,000           12,986,676
                                                     ------------------
                                                             47,946,266

-----------------------------------------------------------------------
 Food Products--1.3%
 Cadbury
 Schweppes plc 1                        14,562,021           77,108,487
-----------------------------------------------------------------------
 Household Products--3.1%
 Hindustan
 Lever Ltd. 1                           17,684,700           55,129,611
-----------------------------------------------------------------------
 Reckitt
 Benckiser plc                           7,758,126          127,166,086
                                                     ------------------
                                                            182,295,697

-----------------------------------------------------------------------
 Personal Products--1.8%
 Shiseido Co. Ltd.                       2,966,000           29,064,699
-----------------------------------------------------------------------
 Wella AG,
 Preference,
 Non-Vtg. 1                              1,106,662           78,348,412
                                                     ------------------
                                                            107,413,111

-----------------------------------------------------------------------
 Energy--6.4%
-----------------------------------------------------------------------
 Oil & Gas--6.4%
 BP plc, ADR                             1,972,456           76,117,077
-----------------------------------------------------------------------
 Burlington
 Resources, Inc.                           100,000            4,771,000
-----------------------------------------------------------------------
 ChevronTexaco
 Corp.                                     957,517           61,903,474

 OPPENHEIMER GLOBAL FUND

                                                           Market Value
                                            Shares           See Note 1

-----------------------------------------------------------------------
 Oil & Gas Continued
 Encana Corp.                            1,450,656   $       47,091,216
-----------------------------------------------------------------------
 ENI SpA 1                               2,187,400           29,215,545
-----------------------------------------------------------------------
 Husky Energy, Inc.                      6,675,565           76,832,874
-----------------------------------------------------------------------
 Royal Dutch
 Petroleum Co.,
 NY Shares 1                             1,600,223           65,209,087
-----------------------------------------------------------------------
 TotalFinaElf SA,
 B Shares 1                                165,610           20,962,781
                                                     ------------------
                                                            382,103,054

-----------------------------------------------------------------------
 Financials--16.3%
-----------------------------------------------------------------------
 Banks--9.0%
 ABN Amro
 Holding NV 1                            5,806,068           84,896,791
-----------------------------------------------------------------------
 Australia & New
 Zealand Banking
 Group Ltd.                              6,247,629           67,693,679
-----------------------------------------------------------------------
 Bank One Corp.                          3,846,303          133,159,010
-----------------------------------------------------------------------
 Royal Bank of
 Scotland Group
 plc (The)                               3,748,762           84,438,100
-----------------------------------------------------------------------
 Societe Generale,
 Cl. A 1                                 1,642,139           84,792,807
-----------------------------------------------------------------------
 Wachovia Corp.                          2,449,738           83,462,574
                                                     ------------------
                                                            538,442,961

-----------------------------------------------------------------------
 Diversified Financials--4.6%
 American
 Express Co.                             2,179,900           72,438,077
-----------------------------------------------------------------------
 Citigroup, Inc.                           832,633           28,684,207
-----------------------------------------------------------------------
 Credit Saison
 Co. Ltd.                                2,696,000           46,494,518
-----------------------------------------------------------------------
 Fannie Mae                                975,340           63,738,469
-----------------------------------------------------------------------
 ICICI Bank Ltd.,
 Sponsored ADR 1                         6,931,250           43,666,875
-----------------------------------------------------------------------
 MBNA Corp.                              1,092,400           16,440,620
                                                     ------------------
                                                            271,462,766

-----------------------------------------------------------------------
 Insurance--2.7%
 ACE Ltd.                                2,016,571           58,379,731
-----------------------------------------------------------------------
 Berkshire Hathaway,
 Inc., Cl. B 1                              29,620           63,297,940
-----------------------------------------------------------------------
 Manulife Financial
 Corp.                                   1,529,239           36,542,881
                                                     ------------------
                                                            158,220,552

                                                           Market Value
                                            Shares           See Note 1
-----------------------------------------------------------------------
 Health Care--17.2%
-----------------------------------------------------------------------
 Biotechnology--4.1%
 Affymetrix, Inc. 1                      1,350,400   $       35,110,400
-----------------------------------------------------------------------
 Amgen, Inc. 1                           1,474,800           84,874,740
-----------------------------------------------------------------------
 Gilead
 Sciences, Inc. 1                        1,787,900           75,073,921
-----------------------------------------------------------------------
 IDEC
 Pharmaceuticals
 Corp. 1                                   773,400           26,619,655
-----------------------------------------------------------------------
 Oxford
 GlycoSciences plc 1                     1,410,276            4,241,743
-----------------------------------------------------------------------
 Qiagen NV 1,4                           3,416,458           19,758,607
                                                     ------------------
                                                            245,679,066

-----------------------------------------------------------------------
 Health Care Equipment & Supplies--2.1%
 Amersham plc                            3,695,160           24,005,502
-----------------------------------------------------------------------
 Applera Corp./
 Applied Biosystems
 Group                                   2,031,800           32,163,394
-----------------------------------------------------------------------
 Essilor
 International SA 1                        725,140           28,161,398
-----------------------------------------------------------------------
 Smith &
 Nephew plc                              5,491,360           33,591,283
-----------------------------------------------------------------------
 Swiss
 Medical SA 1,2,3                          960,000            4,495,392
                                                     ------------------
                                                            122,416,969

-----------------------------------------------------------------------
 Health Care Providers & Services--2.7%
 Fresenius AG,
 Preference 1,2                          1,732,127           77,928,699
-----------------------------------------------------------------------
 Oxford Health
 Plans, Inc. 1                             431,100           13,088,196
-----------------------------------------------------------------------
 Quest Diagnostics,
 Inc. 1                                  1,118,700           66,775,203
                                                     ------------------
                                                            157,792,098

-----------------------------------------------------------------------
 Pharmaceuticals--8.3%
 Aventis SA 1                            1,116,714           49,022,602
-----------------------------------------------------------------------
 Eisai Co. Ltd.                          1,790,000           32,983,218
-----------------------------------------------------------------------
 Johnson &
 Johnson                                 1,436,955           83,156,586
-----------------------------------------------------------------------
 Novartis AG                             1,998,495           74,012,856
-----------------------------------------------------------------------
 Pfizer, Inc.                            2,136,590           66,576,144
-----------------------------------------------------------------------
 Sanofi-Synthelabo
 SA 1                                    2,467,626          124,159,176
-----------------------------------------------------------------------
 Shionogi &
 Co. Ltd.                                1,995,000           27,019,481

9  |  OPPENHEIMER GLOBAL FUND

STATEMENT OF INVESTMENTS  Unaudited / Continued

                                                           Market Value
                                            Shares           See Note 1
-----------------------------------------------------------------------
 Pharmaceuticals Continued
 Takeda Chemical
 Industries Ltd.                           991,000   $       37,022,516
                                                     ------------------
                                                            493,952,579

-----------------------------------------------------------------------
 Industrials--5.6%
-----------------------------------------------------------------------
 Aerospace & Defense--3.6%
 Bombardier, Inc.,
 Cl. B                                   6,423,500           13,537,408
-----------------------------------------------------------------------
 Empresa Brasileira
 de Aeronautica SA
 (Embraer), ADR                          3,814,300           44,207,737
-----------------------------------------------------------------------
 Lockheed Martin
 Corp.                                     904,200           42,994,710
-----------------------------------------------------------------------
 Northrop Grumman
 Corp.                                     515,300           44,212,740
-----------------------------------------------------------------------
 Raytheon Co.                            2,376,400           67,418,468
                                                     ------------------
                                                            212,371,063

-----------------------------------------------------------------------
 Commercial Services & Supplies--1.8%
 Amadeus Global
 Travel Distribution
 SA 1                                    3,436,822           15,788,595
-----------------------------------------------------------------------
 Rentokil Initial plc 1                 21,077,713           57,887,397
-----------------------------------------------------------------------
 Societe BIC SA 1                          998,687           32,311,599
                                                     ------------------
                                                            105,987,591

-----------------------------------------------------------------------
 Industrial Conglomerates--0.2%
 Tyco International
 Ltd.                                    1,199,200           15,421,712
-----------------------------------------------------------------------
 Information Technology--19.7%
-----------------------------------------------------------------------
 Communications Equipment--6.6%
 JDS Uniphase
 Corp. 1                                24,567,400           70,017,090
-----------------------------------------------------------------------
 QUALCOMM, Inc.                          4,998,200          180,235,092
 Scientific-Atlanta,
 Inc.                                    3,879,000           53,297,460
 Telefonaktiebolaget
 LM Ericsson AB,
 B Shares 1                            144,384,100           90,251,237
                                                     ------------------
                                                            393,800,879

-----------------------------------------------------------------------
 Computers & Peripherals--0.5%
 International Business
 Machines Corp.                            270,781           21,237,354
-----------------------------------------------------------------------
 Toshiba Corp.                           3,236,500            8,542,962
                                                     ------------------
                                                             29,780,316

                                                           Market Value
                                            Shares           See Note 1
-----------------------------------------------------------------------
 Electronic Equipment & Instruments--0.8%
 Keyence Corp.                             133,540   $       20,653,766
-----------------------------------------------------------------------
 Tandberg ASA 1,2                       10,538,350           26,575,690
                                                     ------------------
                                                             47,229,456

-----------------------------------------------------------------------
 IT Consulting & Services--1.2%
 Infosys Technologies
 Ltd.                                      803,772           68,425,622
-----------------------------------------------------------------------
 Semiconductor Equipment & Products--1.7%
 Broadcom Corp.,
 Cl. A 1                                 1,872,300           23,122,905
-----------------------------------------------------------------------
 National
 Semiconductor
 Corp. 1                                 4,430,100           75,488,904
                                                     ------------------
                                                             98,611,809

-----------------------------------------------------------------------
 Software--8.9%
 Amdocs Ltd. 1                           2,924,700           38,840,016
-----------------------------------------------------------------------
 Cadence Design
 Systems, Inc. 1,2                      18,175,538          181,755,380
-----------------------------------------------------------------------
 Electronic Arts,
 Inc. 1                                  1,012,389           59,366,491
-----------------------------------------------------------------------
 Microsoft Corp.                         4,775,400          115,612,434
-----------------------------------------------------------------------
 Sybase, Inc. 1                          3,692,355           47,815,997
-----------------------------------------------------------------------
 Symantec Corp. 1                          265,800           10,414,044
-----------------------------------------------------------------------
 Synopsys, Inc. 1                        1,573,213           66,955,945
-----------------------------------------------------------------------
 Trend Micro, Inc. 1                       640,000            8,986,339
                                                     ------------------
                                                            529,746,646

-----------------------------------------------------------------------
 Materials--1.1%
-----------------------------------------------------------------------
 Chemicals--1.1%
 International
 Flavors &
 Fragrances, Inc.                        2,127,025           66,129,207
-----------------------------------------------------------------------
 Telecommunication Services--6.0%
-----------------------------------------------------------------------
 Diversified Telecommunication Services--0.8%
 Tele Norte Leste
 Participacoes SA
 (Telemar),
 Preference                          5,521,720,560           45,848,819
-----------------------------------------------------------------------
 Wireless Telecommunication Services--5.2%
 KDDI Corp.                                 48,730          143,831,169
-----------------------------------------------------------------------
 SK Telecom Co. Ltd.                       180,150           21,972,139
-----------------------------------------------------------------------
 SK Telecom Co.
 Ltd., ADR                               1,497,000           20,389,140

10  |  OPPENHEIMER GLOBAL FUND

                                                           Market Value
                                            Shares           See Note 1
-----------------------------------------------------------------------
 Wireless Telecommunication Services Continued
 Vodafone
 Group plc                              68,421,764   $      122,210,474
                                                     ------------------
                                                            308,402,922

-----------------------------------------------------------------------
 Utilities--0.7%
-----------------------------------------------------------------------
 Gas Utilities--0.7%
 Hong Kong & China
 Gas Co. Ltd.                           32,776,700           40,343,398
                                                     ------------------
 Total Common Stocks
 (Cost $6,811,320,664)                                    5,885,379,570

                                        Principal          Market Value
                                           Amount            See Note 1
-----------------------------------------------------------------------
 Joint Repurchase Agreements--0.2%
 Undivided interest of 37.34% in joint
 repurchase agreement (Market Value
 $37,724,000) with Zions Bank/Capital
 Markets Group, 1.30%, dated 3/31/03,
 to be repurchased at $14,085,509
 on 4/1/03, collateralized by U.S.
 Treasury Nts., 7%, 7/15/06, with a
 value of $38,515,168
 (Cost $14,085,000)                $   14,085,000   $        14,085,000

-----------------------------------------------------------------------
 Total Investments,
 at Value
 (Cost $6,825,405,664)                       99.3%        5,899,464,570
-----------------------------------------------------------------------
 Other Assets
 Net of Liabilities                           0.7            42,376,810
                                   ------------------------------------
 Net Assets                                 100.0%  $     5,941,841,380
                                   ====================================

Footnotes to Statement of Investments
1. Non-income producing security.
2. Affiliated company. Represents ownership of at least 5% of the voting securities of the issuer, and is or was an affiliate, as defined in the
Investment Company Act of 1940, at or during the period ended March 31, 2003.
The aggregate fair value of securities of affiliated companies held by the Fund as of March 31, 2003 amounts to $358,585,008. Transactions during the period in which the issuer was an affiliate are as follows:

                                         Shares                                      Shares
                                  September 30,          Gross         Gross      March 31,       Unrealized          Realized
                                           2002      Additions    Reductions           2003     Depreciation              Loss
------------------------------------------------------------------------------------------------------------------------------

Stocks and/or Warrants
Cadence Design Systems, Inc.         18,175,538             --            --     18,175,538     $173,103,673      $         --
Fresenius AG, Preference              1,732,127             --            --      1,732,127       92,026,326                --
Sirius Satellite Radio, Inc.          3,502,500             --            --      3,502,500       51,885,467                --
Sirius Satellite Radio, Inc.                 --     99,350,110            --     99,350,110       25,812,678                --
Swiss Medical SA                        960,000             --            --        960,000       25,894,608                --
Tandberg ASA                            884,100      9,654,250            --     10,538,350       62,141,761                --
XM Satellite Radio
Holdings, Inc.*                       4,606,300             --     4,606,300             --               --        41,072,112
                                                                                                ------------------------------
                                                                                                $430,864,513       $41,072,112
                                                                                                ==============================

*No longer an affiliate as of March 31, 2003.

3. Identifies issues considered to be illiquid or restricted--See Note 6 of
Notes to Financial Statements.
4. A sufficient amount of securities has been designated to cover outstanding foreign currency contracts. See Note 5 of Notes to Financial Statements.

                               OPPENHEIMER GLOBAL FUND

STATEMENT OF INVESTMENTS  Unaudited / Continued

Distribution of investments representing geographical holdings, as a percentage of total investments at value, is as follows:

 Geographic Holdings                   Market Value          Percent
---------------------------------------------------------------------
 United States                       $2,440,362,813            41.4%
 Great Britain                          822,265,101            13.9
 Japan                                  506,139,866             8.6
 France                                 358,686,622             6.1
 Germany                                292,950,704             5.0
 The Netherlands                        288,306,058             4.9
 India                                  193,306,188             3.3
 Canada                                 174,004,379             2.8
 Brazil                                 128,151,896             2.2
 Mexico                                 113,357,272             1.9
 Hong Kong                               99,719,125             1.7
 Sweden                                  90,251,237             1.5
 Switzerland                             74,012,856             1.3
 Singapore                               73,440,542             1.2
 Australia                               67,693,679             1.1
 Bermuda                                 58,379,731             1.0
 Korea, Republic of South                42,361,279             0.7
 Italy                                   29,215,545             0.5
 Norway                                  26,575,690             0.5
 Spain                                   15,788,595             0.3
 Argentina                                4,495,392             0.1
                                     --------------------------------
 Total                               $5,899,464,570           100.0%
                                     --------------------------------

 See accompanying Notes to Financial Statements.

                       OPPENHEIMER GLOBAL FUND

STATEMENT OF ASSETS AND LIABILITIES  Unaudited

 March 31, 2003

--------------------------------------------------------------------------------
 Assets

 Investments, at value--see accompanying statement:
 Unaffiliated companies (cost $6,035,956,143)                 $  5,540,879,562
 Affiliated companies (cost $789,449,521)                          358,585,008
                                                              ------------------
                                                                 5,899,464,570
--------------------------------------------------------------------------------
 Cash                                                                3,338,344
--------------------------------------------------------------------------------
 Unrealized appreciation on foreign currency contracts                  45,907
--------------------------------------------------------------------------------
 Receivables and other assets:
 Investments sold                                                   73,746,972
 Interest and dividends                                             15,172,712
 Shares of beneficial interest sold                                 12,211,540
 Other                                                                  66,821
                                                              ------------------
 Total assets                                                    6,004,046,866

--------------------------------------------------------------------------------
 Liabilities

 Unrealized depreciation on foreign currency contracts              13,129,886
--------------------------------------------------------------------------------
 Payables and other liabilities:
 Investments purchased                                              30,895,629
 Shares of beneficial interest redeemed                             10,053,068
 Distribution and service plan fees                                  3,573,719
 Transfer and shareholder servicing agent fees                       1,646,790
 Shareholder reports                                                 1,178,487
 Trustees' compensation                                              1,117,040
 Other                                                                 610,867
                                                              ------------------
 Total liabilities                                                  62,205,486

--------------------------------------------------------------------------------
 Net Assets                                                     $5,941,841,380
                                                              ==================

--------------------------------------------------------------------------------
 Composition of Net Assets

 Paid-in capital                                              $  7,900,864,746
--------------------------------------------------------------------------------
 Accumulated net investment loss                                   (14,970,730)
--------------------------------------------------------------------------------
 Accumulated net realized loss on investments and
 foreign currency transactions                                  (1,005,384,480)
--------------------------------------------------------------------------------
 Net unrealized depreciation on investments and translation
 of assets and liabilities denominated in foreign currencies      (938,668,156)
                                                              ------------------
 Net Assets                                                     $5,941,841,380
                                                              ==================

                         OPPENHEIMER GLOBAL FUND

STATEMENT OF ASSETS AND LIABILITIES  Unaudited / Continued

--------------------------------------------------------------------------------
Net Asset Value Per Share

Class A Shares:
Net asset value and redemption price per share (based on net assets of $4,268,436,292 and 127,880,010 shares of beneficial
interest outstanding)                                                     $33.38
Maximum offering price per share (net asset value plus sales
charge of 5.75% of offering price)                                        $35.42
--------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $976,703,648 and 31,106,138
shares of beneficial interest outstanding)                                $31.40
--------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $442,105,207 and 13,859,049 shares of beneficial interest
outstanding)                                                              $31.90
--------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes
applicable contingent deferred sales charge) and offering price per share (based on net assets of $69,441,384 and 2,089,210
shares of beneficial interest outstanding)                                $33.24
--------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering
price per share (based on net assets of $185,154,849 and
5,520,776 shares of beneficial interest outstanding)                      $33.54

 See accompanying Notes to Financial Statements.

                          OPPENHEIMER GLOBAL FUND

STATEMENT OF OPERATIONS  Unaudited

 For the Six Months Ended March 31, 2003

------------------------------------------------------------------------------
 Investment Income

 Dividends (net of foreign withholding taxes of $3,851,211)   $  41,736,489
------------------------------------------------------------------------------
 Interest                                                         1,024,650
------------------------------------------------------------------------------
 Other income                                                       406,229
                                                              ----------------
 Total investment income                                         43,167,368

------------------------------------------------------------------------------
 Expenses

 Management fees                                                 21,696,807
------------------------------------------------------------------------------
 Distribution and service plan fees:
 Class A                                                          5,433,104
 Class B                                                          5,429,917
 Class C                                                          2,358,149
 Class N                                                            157,544
------------------------------------------------------------------------------
 Transfer and shareholder servicing agent fees:
 Class A                                                          6,404,714
 Class B                                                          1,989,922
 Class C                                                            728,815
 Class N                                                             48,177
 Class Y                                                            353,043
------------------------------------------------------------------------------
 Shareholder reports                                                960,193
------------------------------------------------------------------------------
 Custodian fees and expenses                                        811,451
------------------------------------------------------------------------------
 Other                                                              365,654
                                                              ----------------
 Total expenses                                                  46,737,490
 Less reduction to custodian expenses                               (20,371)
 Less voluntary waiver of transfer and shareholder
 servicing agent fees--Class B                                     (126,301)
 Less voluntary waiver of transfer and shareholder
 servicing agent fees--Class Y                                      (73,246)
                                                              ----------------
 Net expenses                                                    46,517,572

------------------------------------------------------------------------------
 Net Investment Loss                                             (3,350,204)

------------------------------------------------------------------------------
 Realized and Unrealized Gain (Loss)

 Net realized gain (loss) on:
   Unaffiliated companies                                      (382,627,477)
   Affiliated companies                                         (41,072,112)
 Foreign currency transactions                                   47,411,337
                                                              ----------------
 Net realized loss                                             (376,288,252)

------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation) on:
 Investments                                                    (81,546,254)
 Translation of assets and liabilities
 denominated in foreign currencies                              112,280,465
                                                              ----------------
 Net change                                                      30,734,211
                                                              ----------------
 Net realized and unrealized loss                              (345,554,041)

------------------------------------------------------------------------------
 Net Decrease in Net Assets Resulting from Operations         $(348,904,245)
                                                              ================

 See accompanying Notes to Financial Statements.

                             OPPENHEIMER GLOBAL FUND

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                       Six Months                        Year
                                                                                            Ended                       Ended
                                                                                   March 31, 2003               September 30,
                                                                                       (Unaudited)                       2002
--------------------------------------------------------------------------------------------------------------------------------

 Operations

 Net investment loss                                                               $   (3,350,204)             $     (906,990)
--------------------------------------------------------------------------------------------------------------------------------
 Net realized loss                                                                   (376,288,252)               (448,125,052)
--------------------------------------------------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)                                  30,734,211                (503,784,365)
                                                                                ------------------------------------------------
 Net decrease in net assets resulting from operations                                (348,904,245)               (952,816,407)

--------------------------------------------------------------------------------------------------------------------------------
 Beneficial Interest Transactions

 Net increase (decrease) in net assets resulting from beneficial interest transactions:
 Class A                                                                              (44,991,786)                357,374,689
 Class B                                                                              (83,383,558)               (106,729,380)
 Class C                                                                                5,883,223                 126,876,337
 Class N                                                                               22,646,846                  56,432,365
 Class Y                                                                               32,512,637                  24,729,253

--------------------------------------------------------------------------------------------------------------------------------
 Net Assets

 Total decrease                                                                      (416,236,883)               (494,133,143)
--------------------------------------------------------------------------------------------------------------------------------
 Beginning of period                                                                6,358,078,263               6,852,211,406
                                                                                ------------------------------------------------
 End of period [including accumulated net investment loss of
 $14,970,730 and $11,620,526, respectively]                                        $5,941,841,380              $6,358,078,263
                                                                                ================================================

 See accompanying Notes to Financial Statements.

                                     OPPENHEIMER GLOBAL FUND

FINANCIAL HIGHLIGHTS

                                                  Six Months                                                                 Year
                                                      Ended                                                                Ended
                                             March 31, 2003                                                             Sept. 30,
Class A                                          (Unaudited)           2002         2001          2000         1999         1998
---------------------------------------------------------------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period               $ 35.25         $ 40.04      $ 67.48       $ 49.50      $ 38.34      $ 49.32
---------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income                                  .02             .07          .20           .26          .17         1.08
 Net realized and unrealized gain (loss)              (1.89)          (4.86)      (15.68)        22.20        14.37        (5.49)
                                                 --------------------------------------------------------------------------------
 Total from investment operations                     (1.87)          (4.79)      (15.48)        22.46        14.54        (4.41)
---------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                    --              --           --          (.32)        (.39)        (.83)
 Dividends in excess of net
 investment income                                       --              --           --          (.04)          --           --
 Distributions from net realized gain                    --              --       (11.96)        (4.12)       (2.99)       (5.74)
                                                 --------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                         --              --       (11.96)        (4.48)       (3.38)       (6.57)
---------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                      $33.38          $35.25       $40.04        $67.48       $49.50       $38.34
                                                 ================================================================================

---------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                   (5.30)%        (11.96)%     (27.10)%       47.13%       40.05%       (9.85)%

---------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)        $4,268,436      $4,559,330   $4,876,120    $6,225,967   $3,780,168   $2,904,763
---------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)               $4,607,814      $5,552,582   $5,851,970    $5,555,437   $3,475,038   $3,381,204
---------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income                                 0.09%           0.18%        0.42%         0.41%        0.37%        0.96%
 Expenses                                              1.26%           1.23%        1.12%         1.08%        1.16%        1.14% 3
---------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                 22%             27%          36%           62%          68%          65%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                                 OPPENHEIMER GLOBAL FUND

FINANCIAL HIGHLIGHTS  Continued

                                                  Six Months                                                                 Year
                                                       Ended                                                                Ended
                                              March 31, 2003                                                            Sept. 30,
Class B                                           (Unaudited)           2002         2001          2000          1999        1998
----------------------------------------------------------------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period                $ 33.30         $ 38.11      $ 65.26       $ 48.05       $ 37.32     $ 48.19
----------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                           (.21)           (.32)        (.06)         (.19)        (.16)         .69
 Net realized and unrealized gain (loss)               (1.69)          (4.49)      (15.13)        21.52         13.99       (5.31)
                                                  --------------------------------------------------------------------------------
 Total from investment operations                      (1.90)          (4.81)      (15.19)        21.33         13.83       (4.62)
----------------------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                     --              --           --            --         (.11)        (.51)
 Dividends in excess of net
 investment income                                        --              --           --            --            --          --
 Distributions from net realized gain                     --              --       (11.96)        (4.12)       (2.99)       (5.74)
                                                  -------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                          --              --       (11.96)        (4.12)       (3.10)       (6.25)
---------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                       $31.40          $33.30       $38.11        $65.26        $48.05      $37.32
                                                  ===============================================================================

---------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 1                    (5.71)%        (12.62)%     (27.68)%       46.01%        38.99%     (10.56)%

---------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)         $  976,704      $1,119,360   $1,386,315    $1,948,901    $1,250,245    $897,473
---------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                $1,088,182      $1,456,440   $1,731,624    $1,779,871    $1,121,639    $965,647
---------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 2
 Net investment income (loss)                          (0.75)%         (0.60)%      (0.35)%       (0.38)%       (0.40)%      0.20%
 Expenses                                               2.11%           2.00%        1.89%         1.85%         1.94%       1.91% 3
 Expenses, net of reduction to custodian
 expenses and/or voluntary waiver of
 transfer agent fees                                    2.09%           2.00%        1.89%         1.85%         1.94%       1.91%
---------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                  22%             27%          36%           62%           68%         65%

1. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
2. Annualized for periods of less than one full year.
3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                                   OPPENHEIMER GLOBAL FUND

                                              Six Months                                                                     Year
                                                   Ended                                                                    Ended
                                          March 31, 2003                                                                Sept. 30,
 Class C                                     (Unaudited)            2002            2001          2000          1999         1998
---------------------------------------------------------------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period             $33.82          $38.71          $66.09        $48.63        $37.79       $48.77
---------------------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                       (.11)           (.12)            .07           .06          (.08)         .75
 Net realized and unrealized gain (loss)           (1.81)          (4.77)         (15.49)        21.54         14.07        (5.42)
                                                ---------------------------------------------------------------------------------
 Total from investment operations                  (1.92)          (4.89)         (15.42)        21.60         13.99        (4.67)
 Dividends and/or distributions
 to shareholders:
 Dividends from net investment income                 --              --              --          (.02)         (.16)        (.57)
 Dividends in excess of net
 investment income                                    --              --              --            -- 1          --           --
 Distributions from net realized gain                 --              --          (11.96)        (4.12)        (2.99)       (5.74)
                                                ---------------------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                      --              --          (11.96)        (4.14)        (3.15)       (6.31)
---------------------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                   $31.90          $33.82          $38.71        $66.09        $48.63       $37.79
                                                =================================================================================

---------------------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 2                (5.68)%        (12.63)%        (27.67)%       46.01%        38.97%      (10.53)%

---------------------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)       $442,105        $463,949        $418,525      $404,312      $152,620      $90,707
---------------------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)              $472,805        $521,168        $448,751      $287,843      $125,334      $79,398
---------------------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 3
 Net investment income (loss)                      (0.70)%         (0.56)%         (0.33)%       (0.29)%       (0.38)%       0.23%
 Expenses                                           2.05%           1.99%           1.89%         1.85%         1.94%        1.91% 4
---------------------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                              22%             27%             36%           62%           68%          65%

1. Less than $0.005 per share.
2. Assumes an investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized the last business day of the fiscal for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                                        OPPENHEIMER GLOBAL FUND

FINANCIAL HIGHLIGHTS  Continued

                                                             Six Months                                Year
                                                                  Ended                               Ended
                                                         March 31, 2003                           Sept. 30,
Class  N                                                     (Unaudited)              2002           2001 1
-------------------------------------------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period                           $ 35.13            $ 39.98          $ 50.13
-------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                                      (.01)               .07              .01
 Net realized and unrealized loss                                 (1.88)             (4.92)          (10.16)
                                                                ---------------------------------------------
 Total from investment operations                                 (1.89)             (4.85)          (10.15)
 -------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                                --                 --               --
 Dividends in excess of net investment income                        --                 --               --
 Distributions from net realized gain                                --                 --               --
                                                                ---------------------------------------------
 Total dividends and/or distributions
 to shareholders                                                     --                 --               --
-------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                                  $33.24             $35.13           $39.98
                                                                =============================================

-------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 2                               (5.38)%           (12.13)%         (20.25)%

-------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)                       $69,441            $51,077           $5,971
-------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                              $63,291            $33,737           $1,717
-------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 3
 Net investment income                                               -- 4             0.14%            0.13%
 Expenses                                                          1.39%              1.45%            1.41%
-------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                             22%                27%              36%

1. For the period from March 1, 2001 (inception of offering) to September 30,
2001.
2. Assumes an investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Less than $0.005 per share.

See accompanying Notes to Financial Statements.

                            OPPENHEIMER GLOBAL FUND

                                                Six Months                                                     Year
                                                     Ended                                                    Ended
                                            March 31, 2003                                                Sept. 30,
 Class Y                                       (Unaudited)         2002           2001         2000          1999 1
-------------------------------------------------------------------------------------------------------------------

 Per Share Operating Data

 Net asset value, beginning of period              $ 35.38      $ 40.11        $ 67.53      $ 49.54         $ 42.38
-------------------------------------------------------------------------------------------------------------------
 Income (loss) from investment operations:
 Net investment income (loss)                         (.01)         .12            .22          .64             .63
 Net realized and unrealized gain (loss)             (1.83)       (4.85)        (15.68)       22.03           10.00
                                                -------------------------------------------------------------------
 Total from investment operations                    (1.84)       (4.73)        (15.46)       22.67           10.63
-------------------------------------------------------------------------------------------------------------------
 Dividends and/or distributions to shareholders:
 Dividends from net investment income                   --           --             --         (.50)           (.48)
 Dividends in excess of net investment income           --           --             --         (.06)             --
 Distributions from net realized gain                   --           --         (11.96)       (4.12)          (2.99)
                                                -------------------------------------------------------------------
 Total dividends and/or distributions
 to shareholders                                        --           --         (11.96)       (4.68)          (3.47)
-------------------------------------------------------------------------------------------------------------------
 Net asset value, end of period                     $33.54       $35.38         $40.11       $67.53          $49.54
                                                ===================================================================

-------------------------------------------------------------------------------------------------------------------
 Total Return, at Net Asset Value 2                  (5.20)%     (11.79)%       (27.04)%      47.63%          27.11%

-------------------------------------------------------------------------------------------------------------------
 Ratios/Supplemental Data

 Net assets, end of period (in thousands)         $185,155     $164,363       $165,281     $203,252         $36,593
-------------------------------------------------------------------------------------------------------------------
 Average net assets (in thousands)                $184,609     $191,788       $194,016     $136,515         $16,838
-------------------------------------------------------------------------------------------------------------------
 Ratios to average net assets: 3
 Net investment income                                0.33%        0.37%          0.54%        0.90%           1.07%
 Expenses                                             1.12%        1.15%          1.06%        0.82%           0.78%
 Expenses, net of reduction to custodian expenses
 and/or voluntary waiver of transfer agent fees       1.04%        1.05%          1.00%        0.82%           0.78%
-------------------------------------------------------------------------------------------------------------------
 Portfolio turnover rate                                22%          27%            36%          62%             68%

1. For the period from November 17, 1998 (inception of offering) to September
30, 1999.
2. Assumes an investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

                                    OPPENHEIMER GLOBAL FUND

NOTES TO FINANCIAL STATEMENTS  Unaudited

--------------------------------------------------------------------------------
 1. Significant Accounting Policies
 Oppenheimer Global Fund (the Fund) is registered under the Investment Company
 Act of 1940, as amended, as an open-end management investment company. The
 Fund's investment objective is to seek capital appreciation. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).
    The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class
 A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
 Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights and voting privileges. Earnings, net assets and net asset value per share may differ by minor amounts due to each class having its own expenses directly attributable to that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The Fund assesses a 2% fee on the proceeds of fund shares that are redeemed (either by selling or exchanging to another
 Oppenheimer fund) within 30 days of their purchase. The fee, which is retained by the Fund, is accounted for as an addition to paid-in capital.
    The following is a summary of significant accounting policies consistently followed by the Fund.

--------------------------------------------------------------------------------
 Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
 (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value.
 Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type"
 debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

--------------------------------------------------------------------------------
 Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions.

    The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.
--------------------------------------------------------------------------------
 Joint Repurchase Agreements. The Fund, along with other affiliated funds of the
 Manager, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal;
 however, in the event of default by the other party to the agreement, retention of the collateral may be subject to legal proceedings.
--------------------------------------------------------------------------------
 Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
 Federal Taxes. The Fund intends to continue to comply with provisions of the
 Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by capital loss carryforwards, if any, to shareholders.
 Therefore, no federal income or excise tax provision is required.
    As of March 31, 2003, the Fund had available for federal income tax purposes an estimated unused capital loss carryforward of $1,000,285,514. This estimated capital loss carryforward represents the carryforward as of the end of the last fiscal year, increased for losses deferred under tax accounting rules for the current fiscal year and is increased or decreased by capital losses or gains realized in the first six months of the current fiscal year. During the period, the Fund used $0 of carryforward to offset capital gains realized.

 As of September 30, 2002, the Fund had available for federal income tax purposes unused capital loss carryforwards as follows:
                              Expiring
                              --------------------------------
                              2004                $    353,985
                              2010                 156,747,145
                                                  ------------
                              Total               $157,101,130 1
                                                  ============
1. Includes $353,985 from capital loss carryforward acquired in the June 19,
1997 merger with Oppenheimer Global Emerging Growth Fund which is no longer subject to limitation under IRS sections 382 or 384.

NOTES TO FINANCIAL STATEMENTS  Unaudited / Continued

--------------------------------------------------------------------------------
 1. Significant Accounting Policies Continued
 Trustees' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the six months ended March 31, 2003, the Fund's projected benefit obligations were decreased by $156,019 and payments of $36,620 were made to retired trustees, resulting in an accumulated liability of $1,035,012 as of March 31, 2003.
    The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the
 Fund. Under the plan, the compensation deferred is invested by the Fund in the fund(s) selected by the trustee. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the
 Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
 Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
 Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
    No distributions were paid during the six months ended March 31, 2003 and the year ended September 30, 2002.
--------------------------------------------------------------------------------
 Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.
--------------------------------------------------------------------------------
 Security Transactions. Security transactions are recorded on the trade date.
 Realized gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
 Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
 2. Shares of Beneficial Interest
 The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                      Six Months Ended March 31, 2003                      Year Ended September 30, 2002
                                     Shares                    Amount                 Shares                      Amount
------------------------------------------------------------------------------------------------------------------------------

 Class A
 Sold                            17,357,884             $ 622,987,237             35,174,289             $ 1,541,931,335
 Redeemed                       (18,812,589)             (667,979,023)           (27,633,673)             (1,184,556,646)
                                ----------------------------------------------------------------------------------------------
 Net increase (decrease)         (1,454,705)            $ (44,991,786)             7,540,616             $   357,374,689
                                ==============================================================================================

------------------------------------------------------------------------------------------------------------------------------
 Class B
 Sold                             2,646,574             $  89,292,257              7,994,046             $   333,395,941
 Redeemed                        (5,156,045)             (172,675,815)           (10,753,879)               (440,125,321)
                                ----------------------------------------------------------------------------------------------
 Net decrease                    (2,509,471)            $ (83,383,558)            (2,759,833)            $  (106,729,380)
                                ==============================================================================================

------------------------------------------------------------------------------------------------------------------------------
 Class C
 Sold                             1,905,328             $  65,382,700              5,659,350             $   239,411,312
 Redeemed                        (1,762,791)              (59,499,477)            (2,755,399)               (112,534,975)
                                ----------------------------------------------------------------------------------------------
 Net increase                       142,537             $   5,883,223              2,903,951             $   126,876,337
                                ==============================================================================================

------------------------------------------------------------------------------------------------------------------------------
 Class N
 Sold                               926,186             $  32,864,431              1,554,356             $    66,740,283
 Redeemed                          (291,071)              (10,217,585)              (249,598)                (10,307,918)
                                ----------------------------------------------------------------------------------------------
 Net increase                       635,115             $  22,646,846              1,304,758             $    56,432,365
                                ==============================================================================================

------------------------------------------------------------------------------------------------------------------------------
 Class Y
 Sold                             2,497,690             $  90,180,573              2,457,976             $   109,088,807
 Redeemed                        (1,622,207)              (57,667,936)            (1,933,304)                (84,359,554)
                                ----------------------------------------------------------------------------------------------
 Net increase                       875,483             $  32,512,637                524,672             $    24,729,253
                                ==============================================================================================

--------------------------------------------------------------------------------
 3. Purchases and Sales of Securities
 The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the six months ended March 31, 2003, were
 $1,415,979,459 and $1,368,866,766, respectively.
--------------------------------------------------------------------------------
 4. Fees and Other Transactions with Affiliates
 Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of
 0.80% of the first $250 million of average annual net assets of the Fund, 0.77%
 of the next $250 million, 0.75% of the next $500 million, 0.69% of the next $1 billion, 0.67% on the next $1.5 billion, 0.65% on the next $2.5 billion, 0.63%
 of the next $4 billion and 0.61% of average annual net assets in excess of $10 billion.

NOTES TO FINANCIAL STATEMENTS  Unaudited / Continued

--------------------------------------------------------------------------------
 4. Fees and Other Transactions with Affiliates Continued
 Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the
 Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS a $19.75 per account fee.
    Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more.
 The Class Y shares are subject to the minimum fees in the event that the per account fee does not equal or exceed the applicable minimum fees. OFS may voluntarily waive the minimum fees.
    OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees up to an annual rate of 0.35% of average annual net assets for all classes. This undertaking may be amended or withdrawn at any time.
--------------------------------------------------------------------------------
 Distribution and Service Plan (12b-1) Fees. Under its General Distributor's
 Agreement with the Manager, OppenheimerFunds Distributor, Inc. (the
 Distributor) acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

 The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                     Aggregate           Class A          Concessions        Concessions       Concessions          Concessions
                     Front-End         Front-End           on Class A         on Class B        on Class C           on Class N
                 Sales Charges     Sales Charges               Shares             Shares            Shares               Shares
 Six Months         on Class A       Retained by          Advanced by        Advanced by       Advanced by          Advanced by
 Ended                  Shares       Distributor        Distributor 1      Distributor 1     Distributor 1        Distributor 1
---------------------------------------------------------------------------------------------------------------------------------

 March 31, 2003     $2,580,298          $493,113             $599,621         $2,736,192          $533,635             $262,874

 1. The Distributor advances concession payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                               Class A                      Class B                         Class C                   Class N
                            Contingent                   Contingent                      Contingent                Contingent
                              Deferred                     Deferred                        Deferred                  Deferred
                         Sales Charges                Sales Charges                   Sales Charges             Sales Charges
 Six Months                Retained by                  Retained by                     Retained by               Retained by
 Ended                     Distributor                  Distributor                     Distributor               Distributor
----------------------------------------------------------------------------------------------------------------------------------
 March 31, 2003                $34,437                   $1,670,058                         $61,294                  $140,428

--------------------------------------------------------------------------------
 Service Plan for Class A Shares. The Fund has adopted a Service Plan for Class
 A Shares. It reimburses the Distributor for a portion of its costs incurred for services provided to accounts that hold Class A shares. Reimbursement is made quarterly at an annual rate of up to 0.25% of the average annual net assets of
 Class A shares of the Fund. For the six months ended March 31, 2003, payments under the Class A Plan totaled $5,433,104, all of which were paid by the
 Distributor to recipients, and included $232,084 paid to an affiliate of the
 Manager. Any unreimbursed expenses the Distributor incurs with respect to Class
 A shares in any fiscal year cannot be recovered in subsequent years.

--------------------------------------------------------------------------------
 Distribution and Service Plans for Class B, Class C and Class N Shares. The
 Fund has adopted Distribution and Service Plans for Class B, Class C and Class
 N shares. Under the plans, the Fund pays the Distributor an annual asset-based sales charge of 0.75% per year on Class B shares and on Class C shares and the
 Fund pays the Distributor an annual asset-based sales charge of 0.25% per year on Class N shares. The Distributor also receives a service fee of 0.25% per year under each plan.

 Distribution fees paid to the Distributor for the six months ended March 31,
 2003, were as follows:

                                                                                                                Distributor's
                                                                                 Distributor's                      Aggregate
                                                                                     Aggregate                   Unreimbursed
                                                                                  Unreimbursed                  Expenses as %
                        Total Payments              Amount Retained                   Expenses                  of Net Assets
                            Under Plan               by Distributor                 Under Plan                       of Class
------------------------------------------------------------------------------------------------------------------------------------

 Class B Plan               $5,429,917                   $4,267,245                $25,212,563                         2.58%
 Class C Plan                2,358,149                      760,153                  8,304,349                         1.88
 Class N Plan                  157,544                      142,512                  1,185,426                         1.71

--------------------------------------------------------------------------------
 5. Foreign Currency Contracts
 A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.
    The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of
 Assets and Liabilities as a receivable or payable and in the Statement of
 Operations with the change in unrealized appreciation or depreciation.
    The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

 As of March 31, 2003, the Fund had outstanding foreign currency contracts as follows:

                                        Contract        Valuation
                        Expiration        Amount             as of     Unrealized       Unrealized
 Contract Description        Dates        (000s)    March 31, 2003   Appreciation     Depreciation
--------------------------------------------------------------------------------------------------

 Contracts to Purchase
 Japanese Yen [JPY]         4/1/03       468,526JPY  $   3,951,140        $45,907     $         --

 Contracts to Sell
 Japanese Yen [JPY]  5/1/03-5/2/03    43,012,001JPY    363,129,886             --       13,129,886
                                                                          ------------------------
 Total Unrealized
 Appreciation and
 Depreciation                                                             $45,907     $ 13,129,886
                                                                          ========================

NOTES TO FINANCIAL STATEMENTS  Unaudited / Continued

--------------------------------------------------------------------------------
 6. Illiquid or Restricted Securities
 As of March 31, 2003, investments in securities included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Fund intends to invest no more than 10% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities. Certain restricted securities, eligible for resale to qualified institutional investors, are not subject to that limitation. The aggregate value of illiquid or restricted securities subject to this limitation as of March 31, 2003 was
 $69,768,414, which represents 1.17% of the Fund's net assets, of which
 $4,495,392 is considered restricted. Information concerning restricted securities is as follows:

                                                                                                    Valuation
                                                                                                        as of          Unrealized
 Security                              Acquisition Dates             Cost Per Unit             March 31, 2003        Depreciation
------------------------------------------------------------------------------------------------------------------------------------

 Stocks and/or Warrants
 Swiss Medical SA                  5/16/94 - 7/10/02                   $30,390,000                 $4,495,392         $25,894,608

--------------------------------------------------------------------------------
 7. Borrowing and Lending Arrangements
 Bank Borrowings. The Fund has the ability to borrow from banks for temporary or emergency purposes. Asset coverage for borrowings must be at least 300%. The
 Fund and other Oppenheimer funds participated in a $400 million unsecured line of credit from a bank, for liquidity purposes. Under that line of credit, each fund was charged interest on its borrowings at a rate equal to the Federal
 Funds rate plus 0.45%. The Fund paid a commitment fee on its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum. The credit facility was terminated on November 12, 2002, when the Fund entered into the interfund borrowing and lending arrangements described below.
    The Fund had no outstanding borrowings under the credit facility through
 November 12, 2002.
--------------------------------------------------------------------------------
 Interfund Borrowing and Lending Arrangements. Commencing November 12, 2002, the
 Fund entered into an "interfund borrowing and lending arrangement" with other funds in the Oppenheimer funds complex, to allow funds to borrow for liquidity purposes. The arrangement was initiated pursuant to exemptive relief granted by the Securities and Exchange Commission to allow these affiliated funds to lend money to, and borrow money from, each other, in an attempt to reduce borrowing costs below those of bank loan facilities. Under the arrangement the Fund may lend money to other Oppenheimer funds and may borrow from other Oppenheimer funds at a rate set by the Fund's Board of Trustees, based upon a recommendation by the investment manager. The Fund's borrowings, if any, are subject to asset coverage requirements under the Investment Company Act and the provisions of the SEC order and other applicable  regulations. If the Fund borrows money, there is a risk that the loan could be called on one day's notice, in which case the Fund might have to borrow from a bank at higher rates if a loan were not available from another Oppenheimer fund. If the Fund lends money to another fund, it will be subject to the risk that the other fund might not repay the loan in a timely manner, or at all.
    The Fund had no interfund borrowings or loans outstanding during the six months ended or at March 31, 2003.